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                                                                   BOQUERON AREA



[TRANSLATION]
                              OPERATING AGREEMENT

                              Dated July 29, 1997

                                    between

                                 LAGOVEN, S.A.

                                      and

                         UNION TEXAS VENEZUELA LIMITED

                                      and

                             PREUSSAG ENERGIE GMBH


                                    BOQUERON


LEGEND

* Confidential portion has been omitted pursuant to a request for confidential treatment and filed separately with the Commission.

                                                                BOQUERON AREA



                               TABLE OF CONTENTS

                                                                                                       PAGE
                                                                                                       ----


Clause I                            Definitions                                                           2
Clause II                           Object                                                               10
Clause III                          Effectiveness; Guarantees; EPIC; Factor de Valorizacion              10
Clause IV                           Operating Services; Minimum Work Obligation                          13
Clause V                            Affiliate Approval Requirements                                      15
Clause VI                           Development Plan                                                     17
Clause VII                          Annual Work Programs and Budgets; AFEs                               19
Clause VIII                         Activities Outside Field Boundaries                                  22
Clause IX                           Amendments to Development Plans                                      25
Clause X                            The Operator                                                         27
Clause XI                           Conduct of Operating Services                                        30
Clause XII                          Title to and Use of Fixed Assets                                     38
Clause XIII                         Hydrocarbon Reservoirs Extending Outside the Area                    42
Clause XIV                          Production Curtailment                                               43
Clause XV                           Title to and Transfer of Hydrocarbons; Royalties;                    44
                                    Transportation and Handling
Clause XVI                          Gas Disposition and Handling                                         46
Clause XVII                         Payment and Reimbursement                                            48
Clause XVIII                        Statements and Invoices                                              49
Clause XIX                          Terms and Termination; Extensions                                    50
Clause XX                           Default and Early Termination                                        52
Clause XXI                          Abandonment; Inactive Wells                                          54
Clause XXII                         Environmental Matters                                                58
Clause XXIII                        Governing Law; Arbitration; Expert Opinion                           60
Clause XXIV                         Technology; Ownership of Information and Data; Access to             62
                                    Facilities
Clause XXV                          Confidentiality                                                      63
Clause XXVI                         Force Majeure                                                        64
Clause XXVII                        Assignment; Change in Control                                        65
Clause XXVIII                       Notices                                                              66
Clause XXIX                         Miscellaneous                                                        68


Annex A                             Description of Area
Annex B                             Description of Initial Field
Annex C                             Accounting Procedures
Annex D                             Form of Contractor Guarantee
Annex E                             Development Plan Guidelines
Annex F                             Initial Contractor Participations
Annex G                             Form of Operator Accession Agreement
Annex H                             Delivery of Hydrocarbons
Annex I                             Baseline Production
Annex J                             Form of Operator Guarantee
Annex K                             Model Joint Operating Terms for EPIC

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Annex L        Price Formula
Annex M        Form of Guarantee for Minimum Work Obligation
Annex M-2      Form of Financial Undertaking for Minimum Work Obligation
Annex N        Available Assets
Annex O        Form of Letter of Credit for Minimum Work Obligation
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                                                                   BOQUERON AREA




                              OPERATING AGREEMENT

Operating Agreement dated July 29th, 1997, between LAGOVEN, S.A., a sociedad anonima organized on the date of December 18, 1975 before the First Mercantile Registry of the Judicial District for the Federal District and the State of Miranda, Republic of Venezuela, under Number 56, Book 116-A (together with its successors and assigns, the "Affiliate"), represented by JULIUS TRINKUNAS; acting in this act as President of the company and UNION TEXAS VENEZUELA LIMITED, an international business company organized on the date of January 10, 1996 in the Commonwealth of the Bahamas, represented in this act by NEWTON W. WILSON, III acting in his capacity as President, and PREUSSAG ENERGIE GmbH, a limited liability company organized on the date of January 1, 1993 in Germany, represented in this act by RUDOLPH BERENDS, acting in his capacity as attorney in fact (together with their respective successors and assigns, the "Contractors"):

                                    RECITALS

A. All Hydrocarbons existing within the territory of Venezuela are a national resource owned and controlled by the Republic of Venezuela.

B. The Affiliate has the exclusive right to carry on all operations with respect to the Hydrocarbons in the Area (as defined herein).

C. The Affiliate wishes to promote the development of the Area, and the Contractors wish to render services within the Area.

D. The Contractors have the financial capacity, technical ability and professional expertise necessary to perform the Operating Services described herein.

E. The Contractors have agreed to perform for the Affiliate, but at the risk and cost of the Contractors, those rehabilitation, reactivation, development, production, exploration and other activities as are required to achieve the continuous commercial development of the Hydrocarbons located in the Area, as further specifically set forth herein and as to be set forth in the Development Plans and Annual Work Programs and Budgets approved by the Affiliate.

F. The Parties have agreed that the payment to the Contractors for the services rendered hereunder shall only include such payment as is established in Clause XVII (and the direct reimbursement of certain specified expenses as provided elsewhere in this Agreement), and that the Contractors shall not have any title to the Hydrocarbons located or produced in the Area.

G. The Parties have agreed that the rights of the Contractors derived herefrom do not include any right to the economic benefits resulting from the sale or disposal by the Affiliate of the Hydrocarbons extracted for the Area, but only those economic

                                                                   BOQUERON AREA

     interests as may be granted to the Contractors hereunder in their capacities as contractors, for the Operating Services described herein.

NOW, THEREFORE, the Parties hereby agree on the following terms and conditions to govern their Agreement:


                                       I

                                  DEFINITIONS

The following terms shall have the following meanings for purposes of this
Agreement:

"Accounting Procedures" shall mean the accounting procedures attached hereto as Annex C, as amended or supplemented from time to time in accordance with this Agreement.

"Accumulation" shall mean any group of Hydrocarbon-bearing reservoirs, formations or deposits that would ordinarily be considered a single field in accordance with International Oil Industry Standards; provided that, unless otherwise agreed by the Affiliate in its discretion, no Hydrocarbon-bearing reservoirs, formations or deposits lying at depths below the lower horizon of the Field Boundary of the Initial Field will be deemed to constitute an "Accumulation" with the Initial Field.

"AFE" shall mean an authorization for expenditures meeting the requirements of the Uniform Reporting System.

"Affiliate" shall have the meaning set forth in the first paragraph of this Agreement.

"Agreement" shall mean this Operating Agreement, including all schedules, exhibits and annexes hereto, as amended or supplemented from time to time.

"Annual Work Program and Budget" shall mean, for any Calendar Year, a work program and budget prepared and submitted by the Contractors to the Affiliate and approved by the Affiliate in accordance with Clause 7.3, as amended or supplemented from time to time in accordance with this Agreement.

"Area" shall mean the "Area" specified in Annex A hereto, as reduced through the partial termination of this Agreement pursuant to Clause 19.2.

"Associated Entity" shall mean, with respect to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person, whether through ownership of voting securities or otherwise. For this purpose, and without limiting the foregoing, (i) any Person that owns more than 50% of the outstanding voting securities (or equivalent ownership interests) of another Person shall be deemed to control such Person, and (ii) any Person that owns at least 30% of the outstanding voting securities (or equivalent

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                                                                   BOQUERON AREA


ownership interests) of another Person that is acting as Operator pursuant to Clause X and has executed a guarantee with respect to such Operator in the form of Annex J shall be deemed to control such Operator in its capacity as Operator (but not in its capacity as Contractor if such Person is also a Contractor). Notwithstanding the foregoing, no sovereign, government, ministry, governmental agency (other than a commercial entity acting in a commercial capacity) or political subdivision of any sovereign shall be considered as Associated Entity of any Party.

"Associated Gas" shall mean Natural Gas produced from a Field other than a Free Gas Discovery. Any volume of Natural Gas that is supplied by the Affiliate from outside the Area (including any Natural Gas previously delivered to the Affiliate by the Contractors), injected into a well for purposes of gas lift and subsequently recovered will not be considered to have been produced from the Field concerned.

"Barrel" or "barrel" shall mean a quantity consisting of 42 United States gallons, corrected to a temperature of 60 degrees Fahrenheit under one atmosphere of pressure.

"Baseline Gas" shall have the meaning set forth in Clause 16.2.

"Baseline Production" shall mean, for any Quarter, a volume of Production of Liquid Hydrocarbons in such Quarter, determined as follows:

*


* Confidential portion has been omitted pursuant to a request for confidential treatment and filed separately with the Commission.

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                                                                BOQUERON AREA

"Baseline Production Decline Factor" shall mean the fraction, expressed as a decimal, of the annual decline in Baseline Production as stated in Annex I.

"Business Day" shall mean any day other than a Saturday, a Sunday or a day on which commercial banks in Caracas are authorized or required to close by law, decree, regulation or resolution or by decision of the Consejo Bancario Nacional of Venezuela or any successor entity.

"Calendar Year" shall have the meaning set forth in the Accounting Procedures.

"Capital Expenditures" shall have the meaning set forth in the Accounting Procedures.

"Chargeable Expenditures" shall have the meaning set forth in the Accounting Procedures.

"Connected" shall mean, with respect to two or more Hydrocarbon-bearing structures, formations or deposits, that such structures, formations or deposits have been reasonably demonstrated (i) by geologic and engineering interpretations to be geologically continuous in the Hydrocarbon-bearing section, (ii) by appropriate technical means to be in pressure communication with one another in the Hydrocarbon phase, or (iii) to constitute an Accumulation.

"Contractors" shall have the meaning set forth in the first paragraph of this Agreement, and shall also include EPIC upon the execution by EPIC of a counterpart of this Agreement pursuant to Clause 3.3.

"Contractor Well" shall mean any well that the Contractors have either drilled or used in the Area for any purpose during the term of this Agreement. Any production or injection well that is used for commercial production in the Area as of the Takeover Date will be conclusively considered a "Contractor Well".

"Delivery Point" shall mean the point or points at which Production is to be delivered by the Contractors to the Affiliate, as specified in Annex H hereto, or as otherwise specified from time to time in accordance with Clause 15.3.

"Delivery Point Capacity" shall mean, for any time period and Delivery Point, and for Hydrocarbons of any type and quality, the maximum volume of Production of Hydrocarbons of such type and quality that the Contractors are authorized to deliver at such Delivery Point, as specified in Annex H, as modified from time to time in accordance with Clause 15.3.

"Development Plan" shall mean, with respect to any Field, such plan as the Contractors submit to the Affiliate and that the Affiliate approves pursuant to Clause 6.3 or 8.5, in each case meeting the requirements set forth in Annex
E hereto (to the extent applicable to such Field) and the requirements of Clause 6.2, and in each case as amended from time to time in accordance with this Agreement.

"Dry" shall mean, as applied to any Natural Gas, such Natural Gas after the extraction of propane, butane and similar liquids that may be removed by extraction.

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"Effective Date" shall mean the date of execution of this Agreement by the
Other Contractors and the Affiliate.

"Environmental Claim and Cleanup Liability" shall mean: (a) any liabilities, costs or expenses arising from or relating to any claim by a Venezuelan governmental authority or other third party pursuant to Environmental Law for personal injury, property damage, or damage to natural resources or the environment (whether based on negligent acts or omissions, statutory liability, or strict liability without fault or otherwise), in connection with the Area or the activities or operations conducted therein; (b) any liabilities, costs or expenses arising from or relating to any investigation, study, remediation or abatement of any Release, to the extent required by Environmental Law, in connection with the Area or the activities or operations conducted therein; or
(c) any fines or penalties assessed for non-compliance with Environmental Law in connection with the Area or the activities or operations conducted therein.


"Environmental Law" shall mean any Law or Decision relating to: (a) conservation, improvement, protection, pollution, contamination or remediation of the environment; (b) any Release, including, without limitation, investigation and cleanup of such Release or threatened Release; and (c) the storage, treatment, disposal, recycling or transportation of any Hazardous Substance.

"EPIC" shall mean Exploracion y Produccion EPIC, S.A., an entidad de inversion colectiva de capital de riesgo to be organized under the laws of the Republic of Venezuela and sponsored by an Associated Entity of PDVSA for purposes of giving Venezuelan citizens and other investors an opportunity to invest in the Venezuelan hydrocarbon sector and related projects, and shall also mean another sociedad anonima organized under the laws of the Republic of Venezuela by an Associated Entity of PDVSA and designated in writing by PDVSA as acting on behalf and in place of Exploracion y Produccion EPIC, S.A. until completion of the latter's organization and the transfer to it of any Participation held by such other sociedad anonima.

"Event of Force Majeure" shall have the meaning set forth in Clause 26.2.

"Exploration Activity" shall mean such activity as one or more of the Contractors propose to the Affiliate and the Affiliate approves pursuant to Clause 8.2, for the conduct, at the sole risk of such Contractors, of exploration and/or appraisal activities in the Area outside the Field Boundaries of the then-existing Fields, as amended from time to time in accordance with this Agreement.

"Exploration Expenditures" shall have the meaning set forth in the Accounting Procedures.

"Export Point" shall have the meaning set forth in Clause 15.3.

"Factor de Valorizacion" shall mean the payment to be made by the Contractors pursuant to Clause 3.4.

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"Field" shall mean each of (i) the Initial Field and (ii) any
Hydrocarbon-bearing formation, or group of Hydrocarbon-bearing formations, described as a Field by the Contractors in a Development Plan submitted to and approved by the Affiliate pursuant to Clauses 8.4 and 8.5.

"Field Boundary" shall mean, (i) with respect to the Initial Field, the boundaries of such Initial Field set forth in Annex B, as modified from time to time in accordance with Clauses 8.8 or 8.9, and (ii) with respect to any other Field, the boundary (or boundaries, in the case of a Field comprising more than one formation) described as the Field Boundary in the related Development Plan submitted in accordance with Clause 8.4, which shall include each area in which such Field is located, and the upper and lower geological horizons of such Field, and which may include an area, or an upper or lower geological horizon, to which the Contractors can reasonably demonstrate such Field may extend, as modified from time to time in accordance with Clauses 8.8 or 8.9.

"Final Well Report" shall mean, with respect to any exploration or appraisal well, a report prepared in accordance with Clause 8.3.

"Free Gas Discovery" shall mean a discovery of Hydrocarbons outside the Field Boundaries of existing Fields, that consist of Natural Gas and related condensates that are primarily in the gas phase at reservoir conditions, where the sale or other commercial disposal of the Natural Gas is likely to be necessary in order to achieve commercial production of such Hydrocarbons.

"Hazardous Substance" shall mean any pollutant, contaminant, constituent, chemical, mixture, raw material, intermediate product, finished product or by-product, Hydrocarbon or any fraction thereof, asbestos or asbestos-containing-material, polychlorinated biphenyls, or industrial, solid, toxic, radioactive, infectious, disease-causing or hazardous substance, material, waste or agent, including, without limitation, all substances, materials or wastes which are identified or regulated under any Environmental Law.

"Hydrocarbons" shall mean Liquid Hydrocarbons and Natural Gas.

"Incremental Gas" shall have the meaning set forth in Clause 16.2.

"Incremental Production" shall mean, for any Quarter, all Production in excess of Baseline Production for such Quarter, other than any Production of Associated Gas.

"Initial Baseline Production" shall mean, a volume of Production of Liquid Hydrocarbons in the first Quarter of the Operation Period, determined as provided in Clause 11.8.

"Initial Field" shall mean the Hydrocarbon-bearing formation or group of Hydrocarbon-bearing formations described as the "Initial Field" in Annex B hereto.

"International Oil Industry Standards" shall mean such practices and procedures employed generally in the petroleum industry throughout the world by prudent and diligent operators under conditions and circumstances similar to those experienced in connection with the relevant aspect or aspects of the Operating Services.

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"Law or Decision" shall mean any applicable law, statute, ordinance, code, rule, regulation, order, writ, injunction, decree, demand, judgment, ruling, decision, determination, award, standard, permit, or variance of any Venezuelan governmental authority, or any binding agreement with any Venezuelan governmental authority.

"LIBOR" shall mean, as of any date of determination, the three-month London Interbank Offered Rate, determined at 11:00 a.m., London time, on the first day of the calendar quarter in which the date of determination occurs (or, if the first day of such calendar quarter is not a London Banking Day, the immediately preceding London Banking Day), as such rate appears on Telerate Page 3750, or any successor page thereto. If Telerate Page 3750 or any successor page ceases to publish the three-month London Interbank Offered Rate, the Parties shall designate an alternative mechanism consistent with Eurodollar market practice for determining such rate. For purposes of this definition, a "London Banking Day" is a day on which dealings in deposits in U.S. dollars are transacted on the London interbank market.

"Liquid Hydrocarbons" shall mean crude mineral oil, regardless of gravity, which is produced at the wellhead in a liquid state at ambient conditions of temperature and atmospheric pressure, or which is obtained from Natural Gas by natural condensation.

"Maximum Economic Rate" shall mean, with respect to any Field, the maximum rate of production at which such Field may be produced over the life of the Field in order to obtain the maximum final economic recovery from the relevant reserves, reflecting sound engineering and economic principles in accordance with International Oil Industry Standards.

"Minimum Work Obligation" shall have the meaning set forth in Clause 4.3.

"Natural Gas" shall mean Wet gas, Dry gas, all other gaseous hydrocarbons and all substances contained therein, which are produced from oil or gas wells, excluding Liquid Hydrocarbons that condense naturally upstream of the Delivery Point.

"Net Hydrocarbon Value" shall have the meaning set forth in the Accounting Procedures.

"Operating Expenditures" shall have the meaning set forth in the Accounting Procedures.

"Operating Services" shall have the meaning set forth in Clause 4.1.

"Operation Period" shall mean the 20-year period (or shorter period as may be contemplated by the Development Plan for the relevant Field, as amended from time to time) commencing on the Takeover Date with respect to the Initial Field and the date of approval of the relevant Development Plan by the Affiliate with respect to any other Field, as such period may be extended or reduced pursuant to Clauses XIX or XX.

"Operator" shall mean UNION TEXAS VENEZUELA LIMITED, a Corporation organized under the laws of the Commonwealth of the Bahamas, and any replacement or additional Operator appointed pursuant to Clause X.

"Operator Guarantor" shall have the meaning set forth in Clause 10.1.

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                                                                   BOQUERON AREA

"Other Contractors" shall mean all Contractors other than EPIC.

"Parties" shall mean the Affiliate, the Contractors, and, after their accession to this Agreement, the Operator and EPIC.

"Participation" shall mean, with respect to any Field or Exploration Activity and any Contractor, the percentage participation interest of such Contractor in the rights and obligations of all the Contractors in relation to such Field, as set forth initially in the relevant Development Plan, or Exploration Activity, and as modified from time to time in accordance with Clause 3.3 or Clause XXVII. The initial Participations of the Contractors in the Initial Field are set forth in Annex F hereto, and the initial Participations of the Contractors in any other Field shall be set forth in the relevant Development Plan.

"PDVSA" shall mean Petroleos de Venezuela, S.A., a sociedad anonima organized under the laws of the Republic of Venezuela, and any successor in interest thereto.

"Person" shall mean any individual, corporation, sociedad mercantil, association, joint venture, partnership, trust, limited liability company, joint-stock company, unincorporated organization or government, or any agency or political subdivision thereof.

"Post-Takeover Date Environmental Claim and Cleanup Liability" shall mean any Environmental Claim and Cleanup Liability other than the Pre-Takeover Date Environmental Claim and Cleanup Liability, that is related to or results from any activities or operations of the Contractors or Operator under this Agreement (including the continued use after the Takeover Date of wells and other facilities, installations and equipment existing in the Area and made available to the Contractors as of the Takeover Date).

"Pre-Takeover Date Environmental Claim and Cleanup Liability" shall mean Environmental Claim and Cleanup Liability to the extent arising from or relating to acts, omissions, conditions or circumstances occurring or existing prior to the Takeover Date; provided that, except as specifically provided in Clause 22.5, Pre-Takeover Date Environmental Claim and Cleanup Liability shall not include any costs or expenses needed to cause the continuing use of any facilities, installations, equipment or other assets, that are in use on or prior to the Takeover Date and that are thereafter used by the Contractors in connection with the Operating Services, to comply with applicable Environmental Law governing continuing Releases or the ongoing storage, treatment, disposal, recycling or transportation of any Hazardous Substance.

"Price Formula" shall mean the formula used to determine the value of any Production, as set forth in Annex L hereto.

"Production" shall mean the Hydrocarbon production obtained from the exploitation of the Fields.

"Quarter" shall have the meaning set forth in the Accounting Procedures.

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                                                                   BOQUERON AREA

"Receipt Point" shall mean the point or points at which gas, electricity and water are to be delivered by the Affiliate to the Contractors pursuant to Clause 11.2, as specified in Annex H hereto, or as may otherwise be agreed by the Affiliation and the Contractors.

"Release" shall mean any spill, discharge, leak, emission, injection, escape, dumping, leaching, dispersal, emanation, migration or release of any Hazardous Substance into the environment, including, without limitation, the abandonment or discard of barrels, containers, tanks or other receptacles containing or previously containing any Hazardous Substance.


"Royalty" shall mean, with respect to any Production and any time period, the deemed amount determined in the manner provided in the Accounting Procedures, reflecting the exploitation tax payable in respect of such Production during such time period.

"Service Fee" shall mean the payment made to the Contractors (i) in reimbursement of advances made by the Contractors for the acquisition of goods and services on behalf of the Affiliate and (ii) in compensation for the Contractors' services hereunder, all as described in Clause XVII and the Accounting Procedures.

"Standard Cubic Foot" or "standard cubic foot" or "SCF" shall mean the quantity of gas occupying a United States cubic foot at 60 degrees Fahrenheit and one atmosphere of pressure.

"Takeover Date" shall mean the date on which the Operator assumes control and responsibility for all activities within the Area that are subject to this Agreement, determined as provided in Clause 11.8.

"Transfer" shall mean any sale, assignment, delegation, transfer or other disposition by any means (including by way of pledge or other similar encumbrance) of all or any part of a Party's rights or obligations under this Agreement; provided that "Transfer" shall not include a pledge of a Contractor's rights to receive the Service Fee or other payments hereunder that (i) is made as part of a bona fide financing transaction to enable a Contractor to perform the Operating Services hereunder and (ii) does not purport to delegate to the pledgee or any other Person any of the Contractor's other rights or obligations hereunder, or give such pledgee or other Person any right to attach, seize or execute on the Contractor's Participation or to transfer or convey all or any part of such Participation to any third party.

"Transportation and Handling" shall mean the physical transportation of Hydrocarbons from the wellhead or other point of extraction to the relevant Delivery Point, including processing, separation, storage and other activities reasonably necessary for such physical transportation and the transfer of such Hydrocarbons to the Affiliate at such Delivery Point.

"Uniform Reporting System" shall have the meaning set forth in the Accounting Procedures.

"Wet" shall mean, as applied to any Natural Gas, such Natural Gas before the extraction of propane, butane and similar liquids that may be removed by extraction.

"Bs" or "Bolivars" shall mean the lawful currency of the Republic of Venezuela.

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                                                                   BOQUERON AREA



    "$" or "Dollars" shall mean the lawful currency of the United States of America.


                                       II


                                     OBJECT

2.1 This Agreement has as its object the rehabilitation and reactivation of certain Hydrocarbon reservoirs within the Area, the ongoing development and exploitation of such Hydrocarbon reservoirs, including the handling of any Production from such reservoirs, the Transportation and Handling of such Production to the relevant Delivery Points, the Delivery of such Production to the Affiliate at the Delivery Points, Exploration Activities and the other activities included in the Operating Services, in each case subject to the terms and conditions set forth herein.

2.2 The Parties recognize that the development, exploitation, and Transportation and Handling of, and the exploration for, Hydrocarbons constitute reserved activities within the meaning of the Organic Law Reserving to the State the Industry and Commerce of Hydrocarbons (LOREICH), and that accordingly the Contractors shall conduct the Operating Services hereunder not for their own account, but only for the account of the Affiliate, subject to the terms and conditions set forth herein. Hydrocarbons produced within the Area in accordance with this Agreement shall constitute the exclusive property of the Affiliate, and the economic rights of the Contractors under this Agreement shall be limited to the right to receive in cash the Service Fees payable hereunder from time to time (plus the direct reimbursement of other amounts in certain specified circumstances).

                                      III

            EFFECTIVENESS; GUARANTEES; EPIC; FACTOR DE VALORIZACION

3.1 This Agreement, and all obligations of the Parties hereto, shall come into effect on the Effective Date.

3.2 Concurrently with the execution of this Agreement, UNION TEXAS PETROLEUM HOLDINGS, INC. has provided to the Affiliate a guarantee of the respective obligations hereunder of such Contractor as is its Associated Entity, in the form set forth in Annex D hereto.

3.3 (a) The Affiliate shall promptly notify EPIC of the approval of a Development Plan for the Initial Field pursuant to Clause VI, at the same time that it notifies the Other Contractors. At any time following the Effective Date until the date which is 60 calendar days following the date on which the Affiliate gives EPIC such notice, EPIC may elect to become a Party to this Agreement by delivering an executed counterpart of this Agreement to the Affiliate.

                                                                   BOQUERON AREA

At the same time, EPIC shall give notice of such election to the Other Contractors and to the Operator, if there is an Operator at such time. Upon delivery of an executed counterpart of this Agreement to the Affiliate (and regardless of whether the Other Contractors and the Operator have yet received notice),

(i) EPIC shall immediately become a Contractor under this Agreement on the terms, and subject to the conditions, set forth herein and in Annex K, without any further action by any other Party;

(ii) EPIC shall have the same rights and obligations under this Agreement as the Other Contractors, except that (1) EPIC shall have no liability to pay, or to reimburse any Other Contractor for payment of, the Factor de Valorizacion provided in Clause 3, 4, and (2) EPIC shall not be required to provide the Affiliate with a letter of credit or guarantee pursuant to Clause 4.4;

(iii) EPIC will have a Participation of 10% in the Initial Field and in other rights under this Agreement, subject to modification or Transfer as provided herein; and

(iv) in consideration of the assumption by EPIC of its obligations under this Agreement and Annex K, the respective Participations of each of the Other Contractors will be automatically reduced by 10% without any further action or formality of any kind; provided that the Other Contractors may, by notice to the Affiliate and EPIC given within 30 days of EPIC's becoming a Party hereto, specify a different allocation in the reduction of their respective Participations and provided further that the Operator or its Associated Entity must in any event maintain a Participation of at least 27%. No approval of such reductions by the Affiliate pursuant to Clause XXVII will be required. If requested, each Other Contractor will execute any and all documents and do any and all acts that may be necessary, useful or required by applicable law or regulation in order to complete such reduction.

(b) Beginning promptly after the Effective Date and continuing throughout the entire option period provided in Clause 3.3(a), the Operator and the Other Contractors shall immediately provide EPIC with copies (or, in the case of oral communications, descriptions) of all documents, communications, reports, notices and other information that are provided to, or received from, the Affiliate, any Other Contractor or any ministry or agency of the Venezuelan government in connection with the Agreement, including without limitation the following:

          (i) preliminary and final versions of any Development Plan, Annual Work Program and Budget, AFE, Final Well Report or Exploration Activity, and of any significant amendments thereto; and

          (ii) any significant proposal, commentary, disagreement, dispute, approval, response or other communications with regard to any of such documents.

                                                                   BOQUERON AREA

In addition, the Operator and Other Contractors shall afford EPIC reasonable access to such additional information and documents as EPIC may reasonably request with respect to the Agreement and the provision of the Operating Services; provided that neither the Operator nor any Other Contractor will be required to divulge proprietary technology to EPIC.

Such information provided to EPIC shall be subject to the confidentiality provisions of Clause XXV. Prior to receiving any such information, EPIC shall confirm in writing to each of the Other Contractors and to the Affiliate its agreement to be bound by the provisions of Clause XXV (even if it does not ultimately exercise the option to become a Party hereto) and to return all such information in the event that it does not exercise such option.

(c) (i) Within 60 calendar days of an election by EPIC to become a Party to this Agreement pursuant to Clause 3.3(a), the Operator and Other Contractor(s) shall notify EPIC whether they intend to invite EPIC to become a party to any joint operating or similar agreement already existing between some or all of them or to enter into a new joint operating or similar agreement with some or all of them, in each case relating to rights and obligations of the Operator and/or Contractors, or the provision of Operating Services, under the Agreement. The Operator and Other Contractors shall have no obligation to invite EPIC to become a party to any such joint operating or similar agreement, and EPIC shall have no obligation to become a party if so invited. A decision during such 60-day period not to invite EPIC to become a party to an existing agreement or to enter into a new agreement shall not preclude either such an invitation to EPIC in the future or the negotiation of other types of arrangements with EPIC.


     (ii) Unless EPIC and the Other Contractors otherwise agree in writing, the provisions of Annex K shall govern EPIC's relations with the Operator and the Other Contractor(s) with respect to the matters covered therein and shall be a binding and enforceable agreement between them and EPIC.

     (iii) Unless EPIC and the Other Contractors otherwise agree in writing, EPIC shall have the rights and obligations provided in Annex K as of the date that EPIC becomes a Party to this Agreement pursuant to Clause 3.3(a), including without limitation the obligation to reimburse to the Other Contractors its pro rata share of the expenses of the Operator and the Other Contractors (other than the Factor de Valorizacion) in respect of the Operating Services, between the Effective Date and the date on which EPIC becomes a party.

(d) The rights and obligations of EPIC under this Clause 3.3 will be legally enforceable by EPIC and the Other Contractors as of the Effective Date, regardless of whether EPIC ultimately elects to become a Party to the Agreement under Clause 3.3(a). If EPIC does not become a Party to the Agreement, all such rights and obligations will terminate at the

                                                                   BOQUERON AREA

    end of the option period provided in Clause 3.3(a), except for EPIC's obligations under the confidentiality provisions of Clause XXV which will continue as provided therein.

3.4 No later than five (5) Business Days after the Effective Date, the Other Contractors shall pay to the Affiliate in U.S. dollars the Factor de Valorizacion in the amount of $174,783,787, by wire transfer of immediately available funds to an account specified in writing by the Affiliate. The Factor de Valorizacion shall not be considered a Chargeable Expenditure of the Contractors for purposes of determining the Service Fee for any Quarter.

3.5 Each Contractor and Operator hereby represents and warrants that all of the technical, financial, legal, ownership and other information that it or its Associated Entity has provided to PDVSA in connection with qualification to participate in the bidding process that led to the award of this Agreement was and is true and correct in all material respects when submitted, as of the bidding and as of the date hereof, except as specifically disclosed in writing to PDVSA and the Affiliate prior to the bidding. Any material inaccuracy in such information will constitute a material breach of this Agreement under Clause 20.2, which will give the Affiliate the right to terminate this Agreement with respect to the Contractor concerned and any other Contractor that is aware or whose Associated Entity is aware of such material inaccuracy. The cure period provided in Clause 20.2 will not apply to such termination.


                                       IV

                  OPERATING SERVICES: MINIMUM WORK OBLIGATION

4.1 On the terms and subject to the conditions set forth in this Agreement, the Contractors undertake to provide the following services (the "Operating Services") for the Affiliate;

    (i) the rehabilitation, reactivation and enhancement of the Initial Field, in accordance with the relevant Development Plan;

    (ii) the uninterrupted delivery of the Baseline Production to the Affiliate;

    (iii) Exploration Activities with respect to other parts of the Area in accordance with Clause VIII, and the development and exploitation of any resulting Fields, in accordance with the relevant Development Plans;

    (iv) the Transportation and Handling of Production from the Fields to the applicable Delivery Points, in accordance with the relevant Development Plans;

    (v) the delivery of such Production to the Affiliate at such Delivery Points in accordance with Clause 15.4; and

    (vi) any other service to be performed by the Contractors in the Area for the Affiliate as set forth in this Agreement.

                                                                   BOQUERON AREA


4.2  It is the understanding of the Parties that:

     (i) all activities involved in the provision of the Operating Services shall be carried out by the Contractors for the account of the Affiliate;

     (ii) all costs incurred in the provision of the Operating Services shall be funded directly by the Contractors, and not by the Affiliate;

     (iii) such costs shall be recoverable by the Contractors only from and to the extent of the Service Fee, and shall not be recoverable if the Service Fee is insufficient to permit such recovery (except for the direct reimbursement of certain expenses in certain specified circumstances);

     (iv) the Service Fee shall be the sole remuneration payable to the Contractors for the provision of the Operating Services, and no other payment or compensation of any kind will be due or payable to the Contractors, either during the term of this Agreement or following its termination, regardless of whether the Service Fee is adequate to cover their costs and expenses in providing the Operating Services (except for the direct reimbursement of certain expenses in certain specified circumstances); and

     (v) all right, title and interest to any Production obtained by the Contractors shall belong exclusively to the Affiliate.

4.3 Within a period of 3 years beginning on the Takeover Date, the Contractors shall be obligated to expend in the provision of the Operating Services with respect to the Initial Field an amount of Chargeable Expenditures at least equal to $13,000,000 (the "Minimum Work Obligation"). Any modification to the Minimum Work Obligation requires the prior approval of the Affiliate, which the Affiliate may grant or deny in its discretion.

     If the Agreement terminates for any reason or the time period specified in the preceding paragraph ends, in either case without the completion of the Minimum Work Obligation in full, then the Contractors shall pay the Affiliate the unexpended balance of the Minimum Work Obligation in Dollars in cash within 30 days of such termination or the end of such period, as compensation for such non-completion.

4.4 Concurrently with the execution of this Agreement, the Contractors, at their own cost and expense, have provided the Affiliate with one or more irrevocable stand-by letters of credit from financial institutions acceptable to the Affiliate in the form of Annex O hereto, or guarantees acceptable to the Affiliate in the form of Annex M or M-2 hereto, in an
     aggregate amount equivalent to   *  . In the event that any such
     letter of credit would expire prior to the end of the period specified for the completion of the Minimum Work Obligation in the first sentence of Clause 4.3, the Contractor(s) that provided such letter of credit shall replace it with another irrevocable stand-by letter of credit in the form of Annex O that provides for a drawing period ending on the last day of such period. If the Affiliate draws any letter of credit delivered pursuant to this Clause because it would otherwise expire prior to completion of the Minimum Work Obligation, the Affiliate shall: (a) return all drawn funds to


* Confidential portion has been omitted pursuant to a request for confidential treatment and filed separately with the Commission.

                                                                   BOQUERON AREA


     the Contractor(s) concerned upon receipt of a replacement letter of credit in like amount meeting the requirements of the first sentence of this Clause and paragraph (iii)(b) of Exhibit 3 of Annex O; (b) return such funds to the Contractor(s) concerned as and when the Contractor(s) would be entitled to the reduction of a letter of credit as provided under this Clause; or (c) be entitled to retain any balance of such funds as provided in the last sentence of this Clause. Under no circumstances shall the Affiliate owe any interest with respect to any such funds. The value of any such letter of credit or guarantee shall be reduced at the request of the Contractors every 3 months, commencing 3 months after the Takeover Date, by the amount of funds spent by the Contractors on the Operating Services in respect of the Initial Field prior to the date of reduction (or a pro rata share of such amount, based on the Participation in the Initial Field of the Contractor that provided the letter of credit or guarantee, if more than one letter of credit or guarantee is provided by the Contractors), upon certification by the Affiliate that such amount has been properly charged in accordance with the Accounting Procedures. Only funds expended on activities relating to the Initial Field (as allocated in accordance with Clause 17.3 and the Accounting Procedures) shall count toward such reduction. In addition, the value of any such letter of credit or guarantee shall be reduced by 10% at the request of the Contractors if EPIC becomes a Party to this Agreement pursuant to Clause 3.3. Any such letter of credit, guarantee or financial undertaking shall be terminated upon certification by the Affiliate that the required amounts have been expended. Absent disagreement regarding expenditures, the Affiliate agrees to make such certification within thirty (30) days following the presentation by the Contractors of documentary evidence reflecting or showing such expenses. Failure by the Contractors to fulfill the Minimum Work Obligation as specified in Clause 4.3 shall entitle the Affiliate to demand payment of the amount of such guarantees and letters of credit, as compensation for such failure.


                                       V

                        AFFILIATE APPROVAL REQUIREMENTS


5.1 The activities to be conducted by the Contractors as part of the Operating Services hereunder shall be undertaken for the account of the Affiliate. Accordingly, in order to ensure that the Operating Services are consistent with the objectives of this Agreement, the rights of the Contractors to perform the Operating Services shall be subject to the approval by the Affiliate of the matters specified in Clause 5.2.

5.2 The following matters shall be required to be presented to the Affiliate for approval:

     (i) the Development Plan for the Initial Field, as provided in Clause 6.1, and any amendment thereto, as provided in Clause 9.1;

     (ii) each Annual Work Program and Budget, as provided in Clause 7.1, and any amendment thereto required to be approved pursuant to Clause 7.7;

                                                                   BOQUERON AREA




     (iii) each Exploration Activity, as provided in Clause 8.1, and any further Exploration Activity, as provided in Clause 8.3;

     (iv) the Development Plan for each additional Field, as provided in Clause 8.4, and any amendment thereto, as provided in Clause 9.1;

     (v) any AFE exceeding the thresholds set forth in Clause 7.6(ii), and any amendment thereto required to be approved pursuant to Clause 7.7;

     (vi) any proposed modification of the Minimum Work Obligation, as provided in Clause 4.3;

     (vii) any proposed extension of an Operation Period, as provided in Clause 19.3;

     (viii) any proposed agreement with respect to a Field extending beyond the Area, as provided in Clause XIII;

     (ix) any proposal for the designation of a replacement, additional or interim Operator, as provided in Clause X;

     (x) the execution, modification or termination of any contract or other arrangement for the purchase, sale, leasing or other acquisition, disposition or administration of goods or services in connection with the Operating Services, from the Operator (acting as a supplier of goods or services and not in its capacity as Operator), any Contractor or any of their respective Associated Entities, involving aggregate expenditures in excess of * , or its equivalent in any other currency;

     (xi) the proposal for the designation of the external independent auditors to review the Contractors statements and invoices in accordance with Clause 18.3;

     (xii) any proposal by the Contractors to designate an additional Delivery Point or to modify the Delivery Point Capacity of any Delivery Point, as provided in Clause 15.3;

     (xiii) any proposal by the Contractors to calculate the Service Fee for two or more Fields on a combined basis, or otherwise to include costs not allocable to a Field in accordance with the Accounting Procedures to be included in the calculation of the Service Fee for such Field, as provided in Clause 17.3;

     (xiv) any proposed Transfer by or change in control of any of the Contractors, as provided in Clause XXVII;

     (xv) any proposed modification of an existing Field Boundary as provided in Clauses 8.8 or 8.9;

     (xvi) any proposed disposition or use of certain assets as provided in Clauses 12.3 or 12.4; and



* Confidential portion has been omitted pursuant to a request for confidential treatment and filed separately with the Commission.

                                                                   BOQUERON AREA


     (xvii) any other matter specifically requiring the approval of the Affiliate in accordance with this Agreement.

5.3 With respect to any matter requiring the approval of the Affiliate pursuant to this Agreement, such approval may not be unreasonably withheld, except where it is specified that the decision is within the Affiliate's discretion. Except as otherwise provided herein, the Affiliate must make a decision with respect to any matter submitted for its approval within 60 days following submission, except an Annual Work Program and Budget for which the Affiliate may take 90 days (30 days in the case of the first Annual Work Program and Budget submitted after approval of the Development Plan for the Initial Field). In the event the Affiliate does not make a decision regarding a matter submitted for its approval within the time specified, the relevant matter will be deemed approved. If the Affiliate denies its approval as to any matter, it will provide an explanation to the Contractors stating the reasons for such denial. In the event the Affiliate's approval is denied, the Contractors may, to the extent permitted by the relevant provisions of this Agreement, revise their proposal to take into account the Affiliate's comments and submit their revised proposal for approval, which will be subject to the same standards and time periods (counted from the date of resubmission) as are applicable to the initial submission.

5.4 So long as the Contractors conduct their activities in accordance with this Agreement, obtain the approval of the Affiliate with respect to the matters set forth in Clause 5.2 and comply with the terms of the relevant Development Plans, Annual Work Programs and Budgets and other decisions made by the Affiliate pursuant to Clause 5.2, the Contractors shall be authorized to conduct the Operating Services in the manner they deem to be most appropriate.


                                       VI

                                DEVELOPMENT PLAN

6.1 No later than 6 months following the Effective Date, the Contractors must submit to the Affiliate for approval a proposed Development Plan contemplating the rehabilitation, reactivation and/or enhancement of the Initial Field. No physical operations within the Area may be conducted by the Contractors pursuant to this Agreement prior to the approval of the Development Plan, except as provided in Clause 11.8 or as otherwise approved by the Affiliate. The Affiliate will provide reasonable cooperation to the Contractors in the performance of those activities that are necessary or convenient to the Contractors in connection with the preparation of the Development Plan for submission to the Affiliate.

6.2 The Development Plan proposed for the Initial Field must be prepared in accordance with the guidelines set forth in Annex E hereto (to the extent applicable to the Initial Field) and in any event must include:

                                                                   BOQUERON AREA

         (i) the proposed rehabilitation, reactivation or enhancement scheme for the Initial Field, including a general description of the expected activities for the relevant Operation Period and a discussion of alternative schemes that were considered;

         (ii) an estimate of proved, probable and possible reserves in the Initial Field (in each case, determined on a life-of-field basis, without regard to the duration of the Operation Period);

         (iii) an estimate of the production profile of the Hydrocarbons that the Contractors expect to deliver to the Affiliate in each year during the Operation Period for the proved and proved plus probable reserves cases, and an explanation of how the production profile in the proved reserve case achieves the Maximum Economic Rate of Production (unless Production is constrained by Delivery Point Capacity);

         (iv) projected Capital and Operating expenditures for the Operation Period for the proved and proved plus probable reserves cases (in constant dollars and without adjustment for expected inflation), prepared in accordance with the Uniform Reporting System;

         (v) an estimate of the Service Fees that the Contractors expect to be payable by the Affiliate during each year of the Operation Period for each reserves case;

         (vi) the designation of any additional Delivery Point(s) that the Contractors propose to use in accordance with Clause 15.3 and a full description of the Transportation and Handling infrastructure that will be used to transport Hydrocarbons to such Delivery Point(s);

         (vii)    an environmental contingency plan in accordance with Clause
                  22.1;

         (viii) a plan for the periodic inspection of all inactive wells in the Initial Field at least twice per year and, unless otherwise agreed by the Affiliate in its discretion, a plan for the periodic surveillance of subsidence in and around the Area that may be affected by Production; and

         (ix) a plan for the transfer of Operations in accordance with Clause 11.8.

6.3 The Affiliate will approve a proposed Development Plan for the Initial Field if:

         (i) it complies with the provisions of Clause 6.2, contemplates a budget that meets the Minimum Work Obligation, and provides for the delivery at each Delivery Point only of Production that is within the Delivery Point Capacity of such Delivery Point and that satisfies the quality standards for such Delivery Point as specified in Annex H or otherwise determined in accordance with Clause 15.3;

         (ii) provides for the uninterrupted delivery of the Baseline Production at the Delivery Point(s);

                                                                   BOQUERON AREA

     (iii) the production profile in the proved reserve case calls for Production at the lesser of (x) the Maximum Economic Rate for the Initial Field, and (y) the aggregate of the Delivery Point Capacities of the different Delivery Points to which the Development Plan contemplates delivery of Hydrocarbons; and

     (iv) such proposed Development Plan is consistent with International Oil Industry Standards.

     The Affiliate may approve a Development Plan that does not meet one or more of the standards set forth above in its discretion.

6.4 If the Affiliate rejects a proposed Development Plan for failure to comply with the standards set forth in either Clause 6.3(iii) or (iv), the Operator may, at any time up to 30 days after the date of rejection, request that the question of whether the Development Plan complies with such provisions be referred to an independent expert in accordance with Clause 23.3. The decision of the independent expert as to the proposed Development Plan will be final and binding.

6.5 If a proposed Development Plan is rejected by the Affiliate (and, if there is a review by an independent expert, such independent expert confirms such rejection), then the Contractors may, at their option:

     (i)       submit a revised Development Plan; or

     (ii) relinquish their rights under this Agreement, in which case this Agreement will terminate.

                                      VII

                     ANNUAL WORK PROGRAMS AND BUDGETS; AFEs

7.1 No later than 30 days after the approval of a Development Plan for a Field, the Contractors shall submit for approval to the Affiliate a proposed Annual Work Program and Budget for the remainder of the then current calendar year. In each year thereafter, the Contractors shall submit for approval to the Affiliate a proposed Annual Work Program and Budget for the immediately following calendar year, no later than the date notified by the Affiliate to the Contractors at least 90 days in advance of the due date for the following year's proposed Annual Work Program and Budget. Each Annual Work Program and Budget shall contain, at a minimum, the following information with respect to each Field in the Area:

     (i) a detailed description of the work that the Contractors expect to undertake in the implementation of the Development Plan during such year;

     (ii) the volume of Hydrocarbons that the Contractors expect to deliver to the Affiliate during such year, broken down on a monthly basis;

                                                                   BOQUERON AREA

     (iii) a budget for such year meeting the requirements of the Uniform Reporting System; and

     (iv) an estimate of the total amount of Service Fees that the Contractors expect to be payable by the Affiliate in such year in respect of such Field, as well as a breakdown of such fees in respect of each Quarter in such year.

7.2 Together with the proposed Annual Work Program and Budget, the Contractors will provide to the Affiliate an update to the Development Plan, reflecting modifications arising from the Annual Work Program and Budget for such year and for prior years, taken as a whole, as well as a reserves statement prepared in accordance with the Uniform Reporting System. Such update will not constitute an amendment to the Development Plan; a Development Plan may only be amended in accordance with Clause IX.

7.3 The Affiliate will approve any proposed Annual Work Program and Budget submitted in accordance with Clause 7.1 if:

     (i) the Production projected for the relevant year is no more than 20% below the Production for the relevant year projected in the Development Plan for the proved reserves case;

     (ii) the Operating Expenditures per barrel of Liquid Hydrocarbons reflected in such Annual Work Program and Budget are not more than 20% above the Operating Expenditures per barrel of Liquid Hydrocarbons projected for the relevant year in the Development Plan for the proved reserves case (as adjusted for inflation in accordance with the Accounting Procedures);

     (iii) the Capital Expenditures reflected in such Annual Work Program and Budget are not more than 20% above the Capital Expenditures projected for the relevant year in the Development Plan for the proved reserve case (as adjusted for inflation in accordance with the Accounting Procedures); and

     (iv) the proposed work plan is consistent with the International Oil Industry Standards.

     The Affiliate may approve a proposed Annual Work Program and Budget that does not meet these standards at its discretion.

7.4 If the Affiliate rejects a proposed Annual Work Program and Budget for failure of the work plan to comply with the standards set forth in Clause 7.3(iv), the Operator may, at any time up to 30 days after the date of rejection, request that the question of whether such work plan complies with such standards be referred to an independent expert in accordance with Clause 23.3. The decision of the independent expert will be final and binding with respect to such question.

7.5 In the event the Affiliate does not approve all or any part of the budget portion of any proposed Annual Work Program and Budget:

                                                                   BOQUERON AREA


         (i) the Contractors may carry out those activities as to which a work plan and budget has been approved pending approval of the remainder;

         (ii) the Contractors may continue to fulfill any commitment entered into in accordance with an AFE that was previously approved by the Affiliate, up to the maximum amount authorized in such AFE;

         (iii) the Contractors may continue operations contemplated in the Development Plan under an interim operating budget that does not exceed the operating budget for the prior year by more than 5% overall or 10% as to any line item (in each case as adjusted for inflation in accordance with the Accounting Procedures); and

         (iv) the Contractors may undertake activities necessary in an emergency situation for the preservation of life, health, safety, the environment or the integrity of the Field (in which case the Contractors shall as promptly as practicable report the relevant activities to the Affiliate and prepare a revised budget reflecting the emergency expenditures in accordance with the Accounting Procedures).

7.6      (i)      Prior to incurring any commitment or expenditure that is
                  estimated to be in excess of   *  , the Contractors shall
                  send to the Affiliate an AFE, containing their best estimate of the total funds required to carry out the relevant work, the amount of direct expense estimated to be incurred by the Contractors, the estimated timing of expenditures, and any other necessary supportive information. Notwithstanding the foregoing, the Contractors shall not be obliged to furnish an AFE to the Affiliate with respect to any general and administrative costs that are listed as separate line items in an approved Annual Work Program and Budget. All such AFEs, except as provided in Clause 7.6(ii), shall be for informational purposes only and, provided the work and funds to be expended therefor are authorized in the relevant Annual
                  Work Program and Budget, the Contractors shall not be required to obtain approval for such AFEs.


         (ii)     For any AFE in excess of   *  , prior to expending any
                  funds or incurring any commitments for work, the Contractors shall obtain the approval of the Affiliate. The Affiliate will approve an AFE if the total costs for the relevant commitment or expenditure are no more than 10% above the amount set forth in the relevant Annual Work Plan and Budget, as adjusted for inflation as provided in the Accounting Procedures. The Affiliate may approve an AFE that does not meet this standard in its discretion.

         (iii) The requirements of Clause 7.6(i), but not Clause 7.6(ii), shall apply to Exploration Expenditures in connection with approved Exploration Activities under Clause VIII.

7.7 (a) The Contractors shall be entitled to incur without further approval of the Affiliate an overexpenditure for any line item in the budget portion of an approved Annual Work Program and Budget up to ten percent (10%) of the authorized amount for such line item, so long as the cumulative total of all overexpenditures for a calendar year does not exceed five percent (5%)of the total amount set forth in such Annual Work Program and Budget. Approval of a modified budget reflecting proposed overexpenditures above either of these thresholds shall be



* Confidential portion has been omitted pursuant to a request for confidential treatment and filed separately with the Commission.

                                                                   BOQUERON AREA

         granted if the standards set forth in Clauses 7.3(ii) and 7.3(iii) are met, and otherwise may be granted or denied by the Affiliate in its discretion. In addition, at such time as the Contractors forecast that the cumulative expenditures authorized in any AFE will be exceeded by more than 10%, the Contractors shall furnish a supplemental AFE for the estimated overexpenditures to the Affiliate; in the case of an AFE requiring Affiliate approval under Clause 7.6(ii), such supplemental AFE shall be subject to approval which shall be granted or denied in accordance with the same standards as were applicable to the original AFE.

         (b) In addition, the Contractors may undertake activities necessary in an emergency situation for the preservation of life, health, safety, the environment or the integrity of a Field (in which case the Contractors shall as promptly as practicable report the relevant activities to the Affiliate and prepare a revised budget reflecting the emergency expenditures in accordance with the Accounting Procedures).


                                      VIII


                      ACTIVITIES OUTSIDE FIELD BOUNDARIES


8.1 Following the approval of the Development Plan for the Initial Field, the Contractors may from time to time propose to the Affiliate for approval Exploration Activities they wish to conduct in any part of the Area that is not within the Field Boundaries of existing Fields. No such Exploration Activities may be commenced by the Contractors outside such Field Boundaries before approval by the Affiliate in accordance with this Clause.

8.2 Any Exploration Activity submitted pursuant to Clause 8.1 will be approved by the Affiliate if it is consistent with International Oil Industry Standards. If the Affiliate rejects a proposed Exploration Activity, the Contractors may, at any time up to 30 days after the date of rejection, request that the question of whether the proposed Exploration Activity complies with such standard be referred to an independent expert in accordance with Clause 23.3. The decision of the independent expert will be final and binding.

8.3 (a) No later than sixty (60) days after the completion of an Exploration Activity consisting of the drilling and testing of an exploration, appraisal or delineation well in the Area, the Contractors shall submit to the Affiliate a Final Well Report. The Final Well Report shall set forth in detail such information as the Contractors have been able to obtain regarding the nature of any Hydrocarbon-bearing structures or formations penetrated during the drilling of such well and such other information as may be required by applicable Venezuelan Laws and Decisions. Such Final Well Report will also set forth a recommendation for any further Exploration Activities, drilling or otherwise, that the Contractors consider the results warrant. If the Contractors propose to conduct any such further Exploration Activities, they shall so indicate in the Final Well Report or in a request for approval of further Exploration Activities. Unless the Affiliate notifies the Operator within 30 days of receipt of the Final Well Report or such request that it is denying approval of such further Exploration Activities, the Affiliate will be deemed to have approved such further Exploration Activities. Approval of any further

                                                                   BOQUERON AREA



     Exploration Activities (whether resulting from a Final Well Report or otherwise) shall be granted or denied, and shall be subject to independent expert review, on the same basis as the original Exploration Activities.

     (b) In the event that the Contractors wish to conduct a well test, they shall submit to the Affiliate for approval a plan for such well test, indicating the proposed duration of the test, the expected Production of the well, the proposed Delivery Point for such Production and all other relevant information relating to the test. Such test shall not exceed 90 days and shall be conducted in accordance with all applicable Laws and Decisions. The Affiliate's approval or rejection of such plan shall be subject to independent expert review on the same basis as other Exploration Activities. Subject to the limitations and requirements set forth in Clause XV, the Affiliate will accept the test Production from such well, and the Contractors may at their option either (i) add such test Production to the Production from any single existing Field for purposes of calculating the Net Hydrocarbon Value for such Field for the Quarter or Quarters in which such test Production is delivered, or (ii) hold the total Net Hydrocarbon Value attributable to such test Production for subsequent inclusion (without inflation adjustment) in the Service Fee calculation for the first Quarter of the Operation Period for a new Field that includes the well that produced the test Production. No expenses associated with the test may be charged to such existing Field or any other existing Field; such expenses may only be recovered to the extent that they constitute Exploration Expenditures that are chargeable to a new Field in accordance with Article
     5.4.5 of the Accounting Procedures.

8.4 The Contractors shall be entitled at any time to submit a proposed Development Plan to the Affiliate contemplating the development of one or more Hydrocarbon-bearing structures, formations or deposits located outside the Field Boundaries of existing Fields. Any such proposed Development Plan must be prepared in accordance with the guidelines for the preparation of a Development Plan for the Initial Field set forth in Clause 6.2 and Annex E (except that relevant information must be provided with respect to the proposed Field; rather than the Initial Field). In addition, any such Development Plan must set forth the Field Boundary for the proposed Field and the Participation of each Contractor (with the Participation of the Operator or its Associated Entity meeting the requirements of Clause 10.3). The Contractors may not undertake any development or exploitation activities with respect to the proposed Field until the relevant Development Plan is approved.

     If any part of such Hydrocarbon-bearing structures, formations or deposits that the Contractors propose to develop (or any part of any Hydrocarbon-bearing structure, formation or deposit that is Connected thereto) extends beyond the boundary of the Area, the Contractors shall comply with the provisions of Clause XIII before submitting a Development Plan, unless the Connection with such part of a Hydrocarbon-bearing structure, formation or deposit extending beyond the Area boundary results exclusively from the existence of an Accumulation.

8.5 In deciding whether to approve any Development Plan submitted in accordance with Clause 8.4, the Affiliate will observe the same standards for approval as are set forth in Clause 6.3 with respect to the Development Plan for the Initial Field, except that:

                                                                  BOQUERON AREA

     (i) the Affiliate will disregard whether the budget contained in such Development Plan would meet the Minimum Work Obligation and whether the Development Plan provides for delivery of the Baseline Production; and

     (ii) the Affiliate will be obliged to approve any proposed Development Plan only if the proposed Field Boundary (A) is limited to the Hydrocarbon-bearing formations, structures or deposits that the Contractors propose to develop, (B) includes all Connected Hydrocarbon-bearing structures, formations or deposits (other than any part of a Hydrocarbon-bearing structure, formation or deposit that extends beyond the boundary of the Area if the Connection to such part results exclusively from the existence of an Accumulation), and (C) is entirely within the Area.

     The Affiliate may approve a Development Plan that does not meet one or more of the standards set forth above in its discretion.

8.6 If the Affiliate rejects a proposed Development Plan submitted pursuant to Clause 8.5, the Operator may request independent expert review on the same basis as provided for the Development Plan for the Initial Field in Clause
     6.4. In addition, the Operator may request independent expert review, on the same basis and subject to the same timing requirements, if the Development Plan is rejected for failure to designate the Field Boundary in accordance with the standards set forth in Clause 8.5(ii).

8.7 In the event that a Development Plan submitted pursuant to Clause 8.4 is approved by the Affiliate, the relevant Hydrocarbon-bearing structures, formations or deposits shall be considered a Field, which shall be subject to the same Annual Work Program and Budget approval process as is provided in Clause VII for the Initial Field.

8.8 In the event that any Exploration Activity provides evidence that a Hydrocarbon-bearing structure, formation or deposit outside the Field Boundaries of the existing Fields in Connected to one or more of such Fields, the Contractors shall submit an amendment to the existing Development Plan for the relevant Field or Fields in accordance with Clause 9.1, including a description of a modified Field Boundary that takes into account the Connected structure(s), formation(s) or deposit(s). The Affiliate shall approve such amendment if it meets the standards set forth in Clause 8.5(ii) and Clause 9.3.

     If any part of such Hydrocarbon-bearing structure, formation or deposit (or any part of any Hydrocarbon-bearing structure, formation or deposit that is Connected thereto) extends beyond the boundary of the Area, the Contractors shall comply with the provisions of Clause XIII before submitting an amendment to the Development Plan, unless the Connection with such part of a Hydrocarbon-bearing structure, formation or deposit extending beyond the Area boundary results exclusively from the existence of an Accumulation.

8.9 The Contractors may at any time propose to the Affiliate the combination into a single Field of two or more existing Fields that are not Connected or of an existing Field and a Hydrocarbon-bearing formation outside the Field Boundary of such existing Field that are not Connected. The Affiliate may approve or reject such proposal in its discretion.

                                                                   BOQUERON AREA

                                       IX

                        AMENDMENTS TO DEVELOPMENT PLANS

9.1 The Contractors must submit an amendment to a Development Plan to the Affiliate for approval if it is expected that:

     (i) the next Annual Work Program and Budget will contemplate Production more than 20% below the level set forth for the relevant year in the Development Plan for the proved reserve case;

     (ii) the next Annual Work Program and Budget will contemplate Capital Expenditures more than 20% above the Capital Expenditures projected for the relevant year in the Development Plan for the proved reserve case (as adjusted for inflation in accordance with the Accounting Procedures);

     (iii) the next Annual Work Program and Budget will contemplate Operating Expenditures per barrel of Liquid Hydrocarbons more than 20% above the amount set forth in the Development Plan for the proved reserve case (as adjusted for inflation in accordance with the Accounting Procedures);

     (iv) cumulative Production during the Operation Period will be more than 20% below the Production volume set forth in the Development Plan for the proved reserve case;

     (v) average Operating Expenditures per barrel of Liquid Hydrocarbons during the Operation Period will be more than 20% above the amount set forth in the Development Plan for the proved reserve case (as adjusted for inflation in accordance with the Accounting Procedures);

     (vi) total Capital Expenditures during the Operation Period will be more than 20% above the amount set forth in the Development Plan for the proved reserve case (as adjusted for inflation in accordance with the Accounting Procedures);

     (vii) conditions change such that (A) the Maximum Economic Rate determined in light of such new conditions varies by more than 20% from the Maximum Economic Rate reflected in the Development Plan currently in effect, and (B) such new Maximum Economic Rate is less than aggregate Delivery Point Capacity; or

     (viii) an approved Exploration Activity provides evidence that a Hydrocarbon-bearing structure, formation or deposit outside the Field Boundaries of the Field that is subject to such Development Plan is Connected to such Field as provided in Clause 8.8.

                                                                   BOQUERON AREA

     The Contractors may at their option submit amendment to the Development Plan to the Affiliate for reasons other than those set forth above.

9.2 If at any time the Affiliate believes that the Contractors are required to submit an amendment to a Development Plan to the Affiliate, the Affiliate may notify the Contractors of such belief. The contractors shall submit an amendment to the Development Plan to the Affiliate, or notify the Affiliate that they believe no such amendment is required, within 60 days after the Contractors receive such notice from the Affiliate. If the contractors notify the Affiliate that they believe no such amendment is required, the Affiliate may at any time up to 30 days after it receives the notice from the Contractors request the appointment of an independent expert in accordance with Clause 23.3 to determine whether an amendment is required. The decision of the independent expert will be final and binding.

9.3 In the case of any amended Development Plan presented for approval, the Affiliate will approve such an amended Development Plan if it meets the standards for approval of an original Development Plan (except the standard relating to the Minimum Work Obligation, to the extent that the Minimum Work Obligation has previously been satisfied, and the standard relating to delivery of the Baseline Production for any Field other than the Initial Field). In addition, any amendment required by Clause 8.8 must meet the standards of that Clause. If the Affiliate denies its approval of such an amendment, the denial shall be subject to independent expert review in accordance with the same standards and procedures set forth in Clause 6.4. Until the amendment to the Development Plan is approved, the Contractors must, to the extent possible, continue Operating Services in accordance with the Development Plan without giving effect to the amendment, except as otherwise agreed by the Affiliate.

9.4 If an amended Development Plan is rejected by the Affiliate (and, if there is review by an independent expert, such independent expert confirms such rejection), then the Contractors may, at their option;

     (i) continue operations based on the Development Plan without giving effect to the amendment, unless amendment was required under Clause 9.1;

     (ii)  submit a revised amendment to the Development Plan; or

     (iii) relinquish their rights under this Agreement with respect to the relevant Field in accordance with the requirements of Clause 20.4.

     If the Contractors do not submit a revised amendment to the Development Plan or notify the Affiliate of their intention to continue operations based on the original Development Plan within 90 days after the date of rejection by the Affiliate (or within 90 days of the date of the independent expert's determination), then the Contractors will be deemed to have relinquished their rights under this Agreement with respect to the relevant Field in accordance with the requirements of Clause 20.4.

                                                                   BOQUERON AREA


                                       X

                                  THE OPERATOR

10.1 (a) The Contractors hereby designate the Operator to carry out and execute all activities involved in the provision of the Operating Services on behalf of all of the Contractors, in accordance with this Agreement and the relevant Development Plans, Annual Work Programs and Budgets and Exploration Activities. The Operator shall be responsible for the full and timely performance of all obligations of the Contractors under this Agreement with respect to any Field or Exploration Activity for which it is Operator, except the obligations set forth in Clauses XXV and XXVII. This Clause shall not relieve any Contractor from any of its obligations under this Agreement

     (b) No later than 60 days after the execution of this Agreement, the Operator shall sign an accession agreement in the form of Annex G hereto, and upon such signature the Operator shall become a Party to this Agreement with no further action on the part of any other Party. Concurrently with the signature of the accession agreement, the Operator shall deliver to the Affiliate a guarantee from UNION TEXAS PETROLEUM HOLDINGS, INC. (the "Operator Guarantor") of the obligations of the Operator hereunder in the form attached hereto as Annex J. Except as otherwise approved by the Affiliate, no physical operations may be conducted by the Contractors hereunder prior to the signature of such accession agreement and the delivery to the Affiliate of such guarantee.

10.2 Following the first anniversary of the Effective Date, the Contractors may nominate a Person other than the original Operator to act as Operator with respect to any Field, or to implement any Exploration Activity; provided that such Person can demonstrate adequate experience, qualifications and financial capacity. The Person so nominated must be a Contractor or an Associated Entity of a Contractor. Such nomination is subject to approval by the Affiliate pursuant to Clause 5.2. Upon such approval, the execution by such other Person of an accession agreement substantially in the form of Annex G and, if required by the Affiliate, the execution by an Associated Entity of such other Person of a guarantee in the form of Annex J, such other Person shall be appointed as Operator for the applicable Field or Exploration Activity, and the original Operator shall cease to be the Operator with respect thereto. The Person appointed as Operator shall, with respect to such Field or Exploration Activity, perform all of the obligations and undertake all of the responsibilities of the Operator set forth in this Agreement.

10.3 The Operator or an Associated Entity of the Operator shall at all times maintain a Participation of at least 30% in the Initial Field and in each other Field (or Exploration Activity) as to which it acts as Operator (or 27%, if EPIC takes a 10% Participation in such Field or Exploration Activity). The Contractors shall make and maintain at all times such arrangements among themselves for such transfers of Participations as may be necessary to ensure compliance with this minimum Participation requirement in the event

                                                                   BOQUERON AREA


     that the Operator is removed or resigns or in the event that a separate Operator is appointed for any Field (or Exploration Activity).

     No voting securities of an Operator whose obligations under the Agreement are guaranteed by another Person as a condition of its acting as Operator may be owned, held or pledged, directly or indirectly, by or to any Person other than a Contractor or the Associated Entity of a Contractor, without the prior approval of the Affiliate in its discretion. For this purpose, "voting securities" shall include all shares or equivalent interests having a right to vote with respect to the management of the Person concerned, together with any options, warrants, securities, instruments, indebtedness or other rights that are at any time exercisable for or convertible or exchangeable into such shares or equivalent interests and any proxy or power to vote any such shares or equivalent interests.

10.4 The Operator with respect to any Field may resign as Operator at any time by so notifying the other Parties at least ninety (90) days prior to the effective date of such resignation, except that no such resignation shall become effective except as set forth in Clause 10.8(a), and no such resignation may become effective before the first anniversary of the Effective Date.

10.5 The Operator with respect to any Field shall be removed as Operator upon receipt of notice from any other Party if:

     (a) An order is made by a court or an effective resolution is passed for the reorganization under any bankruptcy law, dissolution, liquidation, or winding up of the Operator or Operator Guarantor, which order shall not have been vacated, discharged, stayed or bonded pending appeal within sixty (60) days from the entry thereof;

     (b) The Operator or such Operator Guarantor dissolves, liquidates or terminates its existence;

     (c) The Operator or such Operator Guarantor becomes insolvent, bankrupt or makes an assignment for the benefit of creditors;

     (d) A receiver is appointed for a substantial part of the Operator's assets or those of such Operator Guarantor; or

     (e) The Operator or such Operator Guarantor commences a voluntary receivership, bankruptcy, insolvency, dissolution, liquidation, reorganization or similar proceeding.

10.6 The Operator with respect to any Field may be removed by the Affiliate if the Operator has committed a material breach of this Agreement and has failed to cure that breach within ninety (90) days of receipt of a notice from the Affiliate detailing the alleged breach.

                                                                  BOQUERON AREA


10.7 Following the resignation or removal of an Operator pursuant to Clause 10.4, 10.5 or 10.6, the Contractors shall meet as soon as possible to nominate a replacement Operator that meets the requirements of Clauses
         10.2 and 10.3, and shall present such nomination to the Affiliate for approval. Notwithstanding the foregoing, in the event the Operator disputes commission of or failure to rectify a material breach alleged pursuant to Clause 10.6 and proceedings are initiated pursuant to Clause 23.2, no permanent replacement Operator may be appointed pending the conclusion or abandonment of such proceedings but the Contractors may, with the approval of the Affiliate as provided in Clause 10.2, designate one of the Contractors (or its Associated Entity) as interim Operator pending the conclusion of such proceedings. The Affiliate shall have no liability to the original Operator in the event that it is replaced in accordance with the preceding sentence.

10.8     (a)      No resignation of an Operator may become effective, nor may any replacement Operator begin providing Operating Services following the resignation or removal of the previous Operator, until such time as the replacement Operator has been nominated by the Contractors and approved by the Affiliate. Upon such approval, the execution by the successor Operator of an accession agreement substantially in the form of Annex G and, if required by the Affiliate, the execution by an Associated
                  Entity of such successor Operator of a guarantee in the form of Annex J, the successor Operator shall succeed to all duties, rights and authority prescribed for the Operator, and the former Operator shall transfer to the replacement Operator custody of all property used in the provision of the Operating
                  Services, books of account, records and other documents maintained by the Operator pertaining to the Area and to the Operating Services.

         (b) Upon delivery of the above-described property and data by the former Operator, whether in the event of resignation or removal, the former Operator shall be released and discharged from all obligations and liabilities as Operator arising or accruing after such date, but shall not be released from obligations and liabilities arising or accruing prior to such date or for any acts, occurrences or circumstances taking place or existing prior to such date.

         (c) The Contractors acknowledge that the Affiliate may, as a condition to granting approval of the appointment of a new Operator for the entire Area or for any Field or Exploration Activity, require, among other things, that the new Operator and the original Operator agree to reasonable measures to coordinate reporting and other administrative matters relating to this Agreement, and that an audit or inventory be conducted as of approximately the time operations are transferred to the new Operator. The costs of such audit or inventory shall be paid by the Contractors and included in the calculation of the Service Fee, except that in the event of removal of the Operator pursuant to Clause 10.6, such costs shall be paid by the outgoing Operator or the Contractors and shall not be included in the calculation of the Service Fee.

                                                                 BOQUERON AREA

                                       XI

                         CONDUCT OF OPERATING SERVICES

11.1 (a) All operations and activities relating to the provision of the Operating Services shall be carried out by the Operator on behalf of the Contractors in accordance with:

      (i) The Laws and Decisions of competent bodies of the Republic of Venezuela;

      (ii)  The specific requirements of this Agreement, the Development
            Plans, the Annual Work Programs and Budgets, Exploration Activities and the decisions of the Affiliate made pursuant to Clause 5.2;

      (iii) The collective bargaining agreements of the Affiliate relating to the oil industry, to the extent applicable; and

      (iv)  International Oil Industry Standards.

      (b) The Contractors shall apply for all permits required by Venezuelan Law and Decisions in order to permit the Contractors to provide the Operating Services. The Affiliate will cooperate with the Contractors in obtaining and maintaining such permits in force and will take all reasonable steps that may be requested by the Contractors to cause the issuance of such permits, including making application in its own name where application in the name of the Contractors or Operator is not possible. The Contractors may at their option, by notice to the Affiliate, suspend any Operation Period if:

      (i) operations in all or any portion of the Area or the relevant Field are substantially impeded for a period of at least sixty (60) days due to the absence of a permit required under Venezuelan Law and Decisions for such operations; and

      (ii) the Contractors have taken and are continuing to take reasonable measures to obtain such permit in accordance with relevant Law and Decisions (including without limitation submitting all documents and information to relevant governmental authorities that are reasonably capable of submission at the relevant time).

      During the suspension, all operations in the Area or the relevant Field must be discontinued, except that activities necessary or useful to obtain the relevant permit may continue. Any such suspension will be lifted either (i) at the option of the Contractors or (ii) if the Contractors fail to continue to take reasonable measures to obtain the relevant permit, at the Affiliate's option. The relevant time period will recommence upon the lifting of the suspension. Time lapsed during the suspension will not count against the relevant time period.

11.2 (a) The Affiliate shall allow the Operator to use free of charge in activities relating to the Operating Services all of its rights to the use of land, rights of way and rights of passage, water rights, and other rights of any nature whatsoever relating to the Area and upstream of the

                                                                   BOQUERON AREA


         Delivery Point (other than rights to fixed assets, which are subject to Clause XII), until the termination of this Agreement with respect to the Area in accordance with Clause XIX or Clause XX. The Operator shall be entitled to use such rights solely in connection with activities relating to the Operating Services, and may not use them for any other purpose or transfer or otherwise dispose of such rights in any manner without the prior consent of the Affiliate. Such rights in respect of activities relating to the Operating Services are granted to the Operator with respect to the Area on an exclusive basis, subject to Clause 11.3. However, in no event will the exercise of such rights by the operator imply any assignment of title on the part of the Affiliate, nor will it deprive the Affiliate of the use of such rights for purposes unrelated to the activities contemplated in this Agreement in a manner that will not materially interfere with such activities. The Affiliate shall provide reasonable assistance to the Operator upon request in securing such rights to facilitate the orderly provision of the Operating Services.

         (b) In order to permit the Contractors to continue the Baseline Production, the Affiliate shall be obligated to supply to the
         Contractors:

              (i) Natural Gas at the appropriate Receipt Point, in the volumes and at the pressure used by the Affiliate as of the Takeover Date for purposes of gas lift in connection with the Baseline Production (provided that the Contractors will be required to return to the Affiliate at the relevant Delivery Point at least 95% of the volume of Natural Gas so provided);

              (ii) electric power at the appropriate Receipt Point in the amounts used by the Affiliate as of the Takeover Date in connection with the Baseline Production; and

              (iii) water at the appropriate Receipt Point in the volumes and at the pressure used by the Affiliate as of the Takeover Date for purposes of water injection in connection with the Baseline Production;

         in each case, (1) at prices that shall be no higher than the Affiliate's standard tariff for the service concerned or, if the Affiliate has no standard tariff, a reasonable price to be negotiated between the Affiliate and the Contractors, and (2) subject to reductions in such supply to the extent that such supply is no longer necessary to maintain the Baseline Production. In each case, usage as of the Takeover Date shall be average usage as measured during the transition period pursuant to Clause 11.8.

11.3 In the event that any activities proposed by the Operator or the Affiliate in the Area or in any areas adjacent to the Area (unrelated to the Operating Services, in the case of proposed activities of the Affiliate in the Area) conflict with or may conflict with any existing or proposed activities of the other, the Operator and the Affiliate shall attempt to develop a plan to allow both parties to conduct their activities without interference with one another; provided that, in the absence of agreement on such a plan, the following priorities will apply;

         (i) existing activities and activities of the Contractors included in an approved Annual Work Plan and Budget will have priority over proposed activities; and

                                                                  BOQUERON AREA


      (ii) otherwise, the Affiliate's proposed activities will have priority.

      In any event, the Affiliate will give the Operator at least 90 days notice of any planned activities that may conflict with activities of the Operator in the Area. In no event may the Affiliate's activities in the Area, taken as a whole, be so extensive as to interfere with the Contractor's practical ability to conduct the activities contemplated by this Agreement (including, without limitation, the Contractors' right to conduct Exploration Activities).

11.4 An object of this Agreement is for the Contractors to conduct their activities in the most cost effective manner, to the extent consistent with the work objectives and standards that the Contractors are to meet. The Contractors will be required to provide reports to the Affiliate with respect to costs incurred in connection with operations under this Agreement, in accordance with the Uniform Reporting System. The Affiliate will review the reports with a view to comparing the cost efficiency of contractors conducting activities in different areas that are subject to similar operating service agreements. If the Affiliate determines that the Contractors are incurring Chargeable Expenditures that are significantly above the level of other contractors for similar activities, the Affiliate may require that the Contractors meet with the Affiliate to explain the level of their Chargeable Expenditures and present a plan for cost reductions.

11.5 All contracts entered into by the Operator in connection with the provision of the Operating Services shall be consistent with the contracting policies adopted under this Agreement. All contracts or other arrangements for the furnishing of goods or services by, or the provision of goods or services to, the Operator, a Contractor or any Associated Entity of the Operator or a Contractor shall be on terms that would be no less favorable to the Operator or such Contractor than the terms that could reasonably be obtained in respect of a similar contract or arrangement from third parties, unaffiliated with the Operator or any Contractor, that regularly provide such goods and services on international markets or in Venezuela.

11.6 The Operator will be required to contract for any required goods or services in such a manner as to ensure that it obtains the most advantageous cost in keeping with the objectives of this Agreement, and to take into account both quality as well as delivery time for such goods or services. To the extent efficient, practicable and likely to result in the most advantageous contracting terms, contracts shall be awarded on the basis of competitive bids. In cases where there is a supply of both Venezuelan as well as non-Venezuelan goods or services (including goods or services available from the Affiliate), the participation of such Venezuelan goods or services in the bidding or contracting process must be assured, and when such Venezuelan goods or services are equivalent in cost, quality and delivery time to the non-Venezuelan goods or services, the Operator will acquire such Venezuelan goods or services. In any event, in order to guarantee the optimal quality of the goods or services acquired, any non-Venezuelan supplier of goods or services must comply with the same requirements as are imposed on any Venezuelan supplier of goods or services. For the purposes of this clause, Venezuelan goods or services will be understood to mean those goods or services supplied by offices or plants that provide such goods or services in Venezuela.

                                                                   BOQUERON AREA


11.7   (a)     The Operator and the Contractors shall be responsible for
               engaging employees, subcontractors, agents and other representatives in the course of the Operating Services, and shall be responsible for all injuries (or death) of their employees and those of such subcontractors, agents and other representatives and for all loss or damage to the property of such employees, subcontractors, agents and other representatives.
               The Operator and the Contractors shall be exclusively responsible for the performance of the obligations assumed in respect of employees performing the Operating Services by virtue of the Organic Labor Law, the Social Security Law, the INCE Law, the regulations adopted under any such law, the provisions of any collective bargaining or other labor agreements generally applicable to the oil industry in Venezuela, and any other law, regulation or other norm relating to the relations between employers and employees. Neither the Operator nor the Contractors will have any obligation to engage any current employees of the Affiliate or of its Associated Entities, subcontractors or agents.

       (b) In the event that the Operator experiences strikes or other labor disputes with its employees, the Operator shall keep the Affiliate informed as to the results of the Operator's efforts to resolve such disputes. If the Affiliate informs the Operator that any such labor dispute has resulted, or creates a significant risk of resulting, in collective action being taken by the Affiliate's employees in support of the Operator's employees, then the Operator shall consult with the Affiliate with a view to protecting adequately the interests of both the Operator and the Affiliate, subject to the Operator's obligations to conduct operations hereunder in accordance with the standards set forth in Clause 11.1.

11.8   (a)     No later than 15 days following the Effective Date, the Operator
       (or, if the Operator has not yet signed the Agreement pursuant to Clause 10.1, one of the Contractors) shall submit to the Affiliate:

       (i) a description and timetable of the activities that the Contractors propose to conduct in the Area in order to prepare the Development Plan for the Initial Field and the environmental audit required by Clause 22.3, which activities may include visual inspection and testing of surface facilities that do not unreasonably interfere with normal operations, but may not include any drilling, seismic or other subsurface activities; and

       (ii) an interim budget indicating the Chargeable Expenditures that the Contractors expect to incur during the period between the Effective Date and the Takeover Date, which interim budget shall be revised from time to time to reflect any significant additional Chargeable Expenditures that the Contractors expect to incur.

       Except as provided above or as otherwise approved by the Affiliate, the Operator may not commence physical operations in the Area until the Affiliate has approved the Development Plan and the first Annual Work Program and Budget for the Initial Field.

                                                                   BOQUERON AREA


         (b) In addition to the matters required by Clause 6.2, the Development Plan for the Initial Field shall include a plan for the transfer of operations from the Affiliate to the Operator, describing inter alia:

         (i)   all significant transition arrangements;

         (ii) the operations to be conducted in common on a trial basis by both the Operator and the Affiliate, and the duration of such operations in common, (which operations in common may commence prior to approval of the Development Plan, if the Affiliate agrees);

         (iii) plans for the sharing of facilities and the coordination of activities with the Affiliate, to the extent then known, in accordance with Clauses 11.9 and 12.3; and

         (iv)  the proposed Takeover Date.

          (c) The "Initial Baseline Production" for the first Quarter of the Operation Period will be determined as follows:

          "Initial Baseline Production" will be equal to the arithmetic mean of the actual volumes of Production of all of the wells in the Initial Field for the three months in the immediately preceding Quarter, as reported in the official monthly Production reports submitted by the Affiliate to the Venezuelan Ministry of Energy and Mines, and then reduced by the Baseline Production Decline Factor for one Quarter in the manner provided in the definition of "Baseline Production" (assuming that AP, for this purpose equals such mean of the actual Production of such wells). All volumes of Production shall be measured in a manner consistent with past practice and corrected to a water content of 0.1% in the case of Liquid Hydrocarbons containing more than 0.1% water. Except as provided in the following paragraph, the volumes of Production reported on such official reports for the three months in such immediately preceding Quarter will be conclusive and binding in determining Initial Baseline Production. In addition, under no circumstances, will the amount of the Baseline Production Decline Factor be subject to review, discussion or modification.

          In the event that major maintenance to facilities results in a significant curtailment or reduction of the Production of any wells in the Initial Field during any month in such immediately preceding Quarter, then for purposes of determining the total, average Production of the Initial Field in such Quarter, the average Production of such wells during such Quarter shall be determined as follows:

               (i) if the curtailment or reduction affects Production from such wells in only one month in such Quarter, then the average Production from such wells shall be based on the actual Production from such wells in the two unaffected months as reported in such official monthly reports, extrapolating to account for the affected month on the basis of the two unaffected months; and

              (ii) if the curtailment or reduction affects Production from such wells in more than one month in such Quarter, then the average Production from such wells shall be based

                                                                   BOQUERON AREA

                  on the actual Production of such wells during the most recent three-month period that is not affected by such maintenance, as reported in such official monthly reports, and adjusted by the Baseline Production Decline Factor through such immediately preceding Quarter.

         For information purposes only, the Affiliate will provide the Contractors with such official monthly Production reports for all wells in the Initial Field, for the three months preceding the Effective Date and for each month thereafter as it becomes available until the Takeover Date. The Affiliate shall also provide the Contractors with a description of its Production measurement, testing and allocation procedures for the Initial Field. The Contractors may observe the Affiliate in the conduct of measurements of the Production of such wells.

         (d) Expenses incurred by the Contractors after the Effective Date and prior to the Takeover Date will be recoverable as part of the Service Fee for the Initial Field to the extent that they (i) constitute Chargeable Expenditures allocable to the Initial Field in accordance with the Accounting Procedures; (ii) are included in the interim budget submitted in accordance with Clause 11.8(a), as amended from time to time, and (iii) are included in the Development Plan and initial Annual Work Program and Budget as subsequently approved.

11.9 The Operator shall coordinate its activities in providing the Operating Services with the activities conducted by the Affiliate in and around the Area. In particular:

         (a) The Operator shall ensure that its automation and information systems are capable of interfacing with those of the Affiliate;

         (b) The Contractors and the Operator shall endeavor to enter into agreements or arrangements with the Affiliate and its Associated Entities or other parties to reduce the costs of the Operating Services or to optimize operations relating to the Operating Services by joining with such other parties in the construction, funding, operation and/or use of assets and facilities relating to the Operating Services; and

         (c) The Operator shall endeavor to utilize equipment in connection with the Operating Services that is consistent with the norms and standards of the Affiliate, to the extent consistent with the Operator's obligations under this Agreement (including without limitation the Operator's obligations under Clause 11.4).

         The Affiliate shall provide the Operator with such information as the Operator may reasonably request to permit the Operator to comply with its obligations under this Clause 11.9.

11.10    (a)     (i)  Prior to commencing any Operating Services and for so long as any Operating Services are conducted, the Contractors and the Operator will be required to provide the Affiliate with satisfactory evidence:

                             (1)(A) that they have obtained and are maintaining in force all-risk construction, property and casualty, third party liability, well control and other insurance policies from reputable insurance companies with regard to the Operating Services, in each case covering such risks and in such amounts as the

                                                                  BOQUERON AREA


      Affiliate notifies to the Contractors that it would have obtained in the ordinary course of business had it decided to perform the Operating Services directly, and (B) that they have adequate financial capacity to cover any risks that are subject to deductibles under such insurance policies, that they propose to self-insure; or

          (2) that they have the financial capacity to self-insure any such risks for which they do not obtain insurance.

      Subject to the following paragraph, the cost of any premiums in respect of such insurance policies (including premiums paid to captive insurance companies and a customary and reasonable charge in respect of any self-insurance) may be included in the calculation of the Service Fee pursuant to the Accounting Procedures. The Contractors and Operator may obtain additional insurance of types or in excess amounts beyond the requirements of this Clause, but the premiums in respect of such additional insurance may not be included in the calculation of the Service Fee pursuant to the Accounting Procedures.

      (ii) The Affiliate may, but shall not be obligated to, offer to obtain or continue some or all of such insurance policies from a reputable insurance company or companies on behalf of the Contractors and to cause the Contractors and the Operator to be listed as co-insured parties on any such insurance policy (with a waiver by the insurer of any right of subrogation in respect of the co-insured). The Affiliate may charge the Contractors and the Operator a premium for any such insurance, which premium may then be included in the calculation of the Service Fee. The Contractors and the Operator shall not be required to accept the Affiliate's offer to obtain or continue any such insurance and may obtain the necessary insurance elsewhere; provided that, in this case, the amount of the premiums with respect to such insurance that may be included in the calculation of the Service Fee may not exceed the premium offered by the Affiliate for such insurance and the Contractor or Operator concerned shall offer to cause the Affiliate to be listed as a co-insured party on such alternative insurance policy (with a waiver by the insurer of any right of subrogation in respect of the co-insured).

      (iii) Prior to approval of the Development Plan for the Initial Field, the Affiliate shall provide the Contractors with a schedule showing (1) the types and amounts of insurance that will be required under this Clause 11.10(a),(2) the extent to which the Affiliate is offering to obtain some or all of such insurance on behalf of the Contractors (including a description of any deductibles and policy limits), and (3) the premiums, if any, that the Affiliate proposes to charge for any such insurance that it obtains on behalf of the Contractors and Operator. The Affiliate may in its discretion and from time to time amend such schedule and the scope or cost of such insurance coverage, upon 30 days prior written notice.

(b) In the event that the Operator obtains insurance proceeds following its submission of a claim under any of the insurance policies of the Affiliate referred to in Clause

                                                                  BOQUERON AREA


      11.10(a)(ii) where it is listed as a co-insured, the Operator shall either (i) apply any such proceeds to remedy the loss or damage in respect of which the insurance claim was paid, and promptly pay over any remaining balance in respect of such proceeds to the Affiliate, or (ii) notify the Affiliate that it does not intend to remedy such loss or damage and promptly pay over the entirety of such proceeds to the Affiliate. The Operator shall make the determination as to whether to apply any insurance proceeds to remedy the relevant loss or damage in accordance with International Oil Industry Standards.

(c) In the event the Affiliate obtains insurance proceeds relating to losses sustained in connection with the Operating Services following its submission of a claim under any of the insurance policies of the Affiliate referred to in Clause 11.10(a)(ii), the Affiliate shall notify the Operator to such effect, and within 90 days of the Operator's receipt of such notice, the Operator may notify the Affiliate that the Operator intends to remedy the loss or damage in respect of which such payment was made. Promptly following receipt of such notice from the Operator, the Affiliate shall pay over to the Operator the amount of such payment for application to such remediation. In the event that the amount paid to the Operator exceeds the amount necessary to effect such remediation, the Operator shall pay over any remaining balance to the Affiliate.

(d) The Contractors shall be responsible for remedying any loss or damage to the facilities, properties, equipment and other assets of the Affiliate (other than normal wear and tear in the ordinary course) that result from activities conducted pursuant to this Agreement. The Contractors shall make up any amount necessary for such remediation that is not fully covered by the cash proceeds from any insurance policies carried pursuant to Clause 11.10(a), including by reason of deductibles or maximum damage awards, and shall apply such amount to remedy the relevant loss or damage or shall pay such amount to the Affiliate on the same basis as insurance proceeds received by the Operator are to be applied pursuant to Clause 11.10(b). Unless such loss or damage results from the gross negligence or willful misconduct of the Operator or a Contractor, the amounts spent by the Contractors in remediation shall be Chargeable Expenditures.

      The Affiliate shall be responsible for remedying any loss or damage to the facilities, properties, equipment and other assets of the Operator or Contractors that result from the separate activities of the Affiliate conducted in the Area during the term of this Agreement.

(e) The Contractors shall indemnify the Affiliate, its Associated Entities and the officers, directors, employees, agents and consultants of the Affiliate and its Associated Entities, from, and hold each of them harmless against, any and all costs, expenses (including without limitation reasonable legal costs, expenses and attorneys' fees) and liabilities that arise from or are incident to claims, demands or causes of action of every kind and character brought by or on behalf of (1) any Person for damage to or loss of property or the environment, for injury to, illness

                                                                   BOQUERON AREA


              or death of any Person (including without limitation any employee of the Contractor or the Affiliate), or for infringement of an patent, copyright or similar rights, in each case to the extent such costs, expenses and liabilities arise from or are based upon activities conducted pursuant to this Agreement, or
              (2) any employee of the Operator, any Contractor or any of their respective subcontractors or agents for compensation in respect of work or activities relating to performance of the Operating Services (except where the Affiliate or its Associated Entity is the subcontractor that employs such employee). Without prejudice to the right to indemnity hereunder, the Contractors will have the right to assume the defense of any such claim, demand or cause of action for which indemnity is sought, and the Affiliate shall not settle any such claim, demand or cause of action without the consent of the Operator.

         (f) The Affiliate shall indemnify the Contractors, the Operator, their respective Associated Entities and the respective officers, directors, employees, agents and consultants of the Contractors, the Operators and their Associated Entities, from, and hold each of them harmless against, any and all costs, expenses (including without limitation reasonable legal costs, expenses and attorneys'
              fees) and liabilities that arise from or are incident to claims, demands or causes of action of every kind and character brought by or on behalf of any Person for damage to or loss of property or the environment, for injury to, illness or death of any Person (including without limitation any employee of a Contractor, the Operator or the Affiliate), or for infringement of any patent, copyright or similar rights, in each case to the extent such costs, expenses and liabilities arise from or are based upon activities conducted by the Affiliate in the Area after the Takeover Date. Without prejudice to the right to indemnity hereunder, the Affiliate will have the right to assume the defense of any such claim, demand or cause of action for which indemnity is sought, and the Contractors of Operator shall not settle any such claim, demand or cause of action without the consent of the Affiliate.


                                      XII

                        TITLE TO AND USE OF FIXED ASSETS

12.1 The Affiliate shall have exclusive title to (or, in the case of capital leases, shall be the named lessee of) all facilities, properties, equipment and other assets used by the Contractors to perform Operating Services hereunder, except for:

         (i) immovable assets that are located inside or outside the Area whose costs of construction or acquisition are not included as Chargeable Expenditures in the calculation of the Service Fee;

         (ii) assets that are leased by the Contractors for use in connection with the Operating Services under leases that would not constitute capital leases under international accounting standards;

                                                                BOQUERON AREA


      (iii) information, technology and data of the type referred to in Clause XXIV, title to which shall be governed by Clause XXIV;

      (iv) movable assets introduced into the Area by the Contractors on a temporary basis to be used for a specific purpose; and

      (v) other assets that, for reasons of economy or practical convenience, the Affiliate may agree with the Operator shall be owned by the Contractors.

      The Contractors shall not purchase or construct any real estate for the account of the Affiliate as provided above, without giving the Affiliate at least 60 days prior notice and discussing with the Affiliate the availability and relative cost of opportunities to rent the necessary real estate. If (a) such real estate is available for rental, (b) the Affiliate indicates that it would prefer rental to purchase and (c) there is no significant cost savings associated with purchase, the Contractors shall rent and not purchase such real estate.

12.2 All assets constructed or acquired by the Contractors in respect of which title is to vest in the Affiliate shall be deemed to have been constructed or acquired by the Contractors in the name and for the account of the Affiliate. The payment by the Contractors of the construction or acquisition costs of such assets shall be considered a non-recourse advance from the Contractors to the Affiliate, which shall be repaid solely through the payment by the Affiliate to the Contractors of the Service Fee, and which shall be amortized based on the principles specified in Article VI of the Accounting Procedures.

12.3 (a) Subject to the following sentence, the Operator shall have the exclusive right to use all assets constructed or acquired by the Contractors for the account of the Affiliate pursuant to Clause 12.2 free of charge for purposes relating to the provision of the Operating Services. If, in light of the relevant Development Plan, any such assets are expected to have significant capacity for an extended period of time that will not be used for the provision of the Operating Services and can be made available to the Affiliate without unreasonable interference with the Operating Services, the Operator shall, if requested, make such unused capacity available to the Affiliate free of charge except for payment of a fair and reasonable fee for operating and maintaining the asset concerned. If the Operator later wishes to use some or all of such previously unused capacity for the provision of Operating Services, it shall so notify the Affiliate and the Affiliate shall relinquish the capacity concerned no later than six months following the receipt of such notice.

      (b) Subject to Clause XXI, the Contractors shall have the right to use free of charge, in connection with the Operating Services, all existing wells in the Area, the flow lines between such wells and gathering stations and all electricity lines, gas lines and water lines between the appropriate Receipt Point and such wells. In addition, Annex N lists certain other fixed assets in the Area or outside the Area that are appropriate for the Transportation and Handling of Hydrocarbons from the Area to the Delivery Point, that were constructed or acquired by the Affiliate prior to the Effective Date for use in connection with the discovery, appraisal or exploitation of the Initial Field or any other Hydrocarbon-bearing structure in the Area that is known to the Affiliate as of the

                                                                   BOQUERON AREA


          Effective Date. The Operator shall have the right to use the assets listed thereon free of charge. The Operator shall operate all assets listed on Annex N. If the Operator wishes to use any assets other than as described above, it must obtain the Affiliate's consent and agree with the Affiliate on the terms on which the Operator may obtain the right to use such assets. The Affiliate may decline to grant such consent in its discretion.

          The Contractors shall have no obligation to use any such wells or flow lines or the assets listed on Annex N; provided that, except as specifically provided in Clause 22.5, the non-use of any such assets shall in no way affect or reduce the Initial Baseline Production or the Baseline Production and any replacement of such assets shall be subject to the requirements of Clause 11.4 and of Article IV of the Accounting Procedures that all Chargeable Expenditures hereunder be both reasonable and necessary.

          Except as may otherwise be specifically agreed between the Contractors and the Affiliate, all such wells, flow lines, assets listed on Annex N and any other facilities, installations, equipment, materials or other assets that the Affiliate may from time to time make available to the Contractors are offered and used "as is, where is", and neither the Affiliate nor any of its Associated Entities makes any representation or warranty, express or implied, as to the condition of any such assets, their suitability or fitness for their current use or any other use, or their compliance with applicable Law or Decisions, or shall have any liability resulting from their use in connection with the Operating Services.

          Without limiting the generality of the preceding paragraph, the Affiliate agrees that, between the Effective Date and the Takeover Date, the Affiliate will operate the Area only in the ordinary course, will not materially change the nature or extent of its activities in the Area or dispose of or remove any material quantity of assets covered by this Clause 12.3(b), will substantially maintain and continue regular, scheduled programs of maintenance with respect to such assets, and in general will use reasonable efforts to preserve the existing activities and assets in the Area; provided that nothing in this paragraph shall require the Affiliate to repair or replace any well, flow line or other asset that may be damaged or lost, regardless of the cause of such damage or loss.

          (c) Neither the Operator nor the Contractors shall have the right to use any assets described in this Clause 12.3 for any purpose other than for use directly in connection with the Operating Services.

12.4 The Operator shall safeguard and maintain in good condition, subject to normal wear and tear, all assets that the Operator uses in accordance with Clause 12.3. The Operator shall not sell, lease or otherwise dispose of any asset that the Operator uses in accordance with Clause 12.3 without the prior approval of the Affiliate, which approval shall be in the Affiliate's discretion.

12.5 Upon the termination of the Operation Period in respect of any Field, all assets used with respect to such Field that the Operator uses in accordance with Clause 12.3 shall be transferred to the control of the Affiliate, except that:

                                                                   BOQUERON AREA


         (i)   assets and facilities that are to be removed pursuant to Clause
               21.1 shall either be transferred to the control of the Affiliate following removal or disposed of as scrap, as requested by the Affiliate; and

         (ii) assets used with respect to a Field that are not necessary for the continuation of Production at such Field and that can be moved and used at another Field may, with the Affiliate's approval under Clause 12.4, be moved to such other Field, in which case (1) the transferee Field shall pay a fair and reasonable purchase price or fee to the Affiliate for such assets, and (2) such assets shall be transferred to the control of the Affiliate or removed, as applicable, at the end of the Operation Period for such other Field.

12.6 All revenues of whatever nature received in cash or in kind from the use, sale or other disposal of any assets owned by the Affiliate pursuant to this Clause XII or in connection with the provision of Operating Services (net of the reasonable expenses incurred directly in connection with generating such revenues, such as fees or similar expenses) shall be for the account of the Affiliate and, if received by any Contractor, shall be paid to the Affiliate promptly upon receipt, including without limitation:

         (i) revenues from the sale, lease, licensing or other use of such assets or products of such assets, including without limitation pipeline facilities, storage facilities, loading and unloading facilities, surplus housing or office space or other infrastructure relating to the Operating Services;

         (ii) the sale, lease or other disposal of materials or other property (whether immovable or movable) originally acquired or leased for use in connection with the provision of the Operating Services but no longer so used;

         (iii) the provision of services to third parties by the Operator or any Party using such assets;

         (iv) the sale or other disposal of scrap or waste created as a result of the provision of the Operating Services;

         (v) any interest or other charges received as a result of the deferred or late payment of any of the foregoing; and

         (vi) any other revenue generated as proceeds of assets or property, the costs of which are included in the calculation of the Service Fee in accordance with the Accounting Procedures.

                                                                   BOQUERON AREA

                                      XIII

              HYDROCARBON RESERVOIRS EXTENDING OUTSIDE THE AREA

13.1 (a) In the event that any part of a Hydrocarbon-bearing structure, formation or deposit for which the Contractors propose to submit a new Development Plan pursuant to Clause 8.4 or an amendment to an existing Development Plan pursuant to Clause 8.8 (or any part of any Hydrocarbon-bearing structure, formation or deposit that is Connected thereto) extends beyond the boundary of the Area, the Contractors shall so notify the Affiliate (unless the Connection with such part of a Hydrocarbon-bearing structure, formation or deposit extending beyond the Area boundary results exclusively from the existence of an Accumulation). Thereafter, the Affiliate, assisted by the Contractors, shall use reasonable efforts to negotiate in good faith an agreement for a single development program for such Hydrocarbon-bearing structures, formations or deposits with any Person or Persons that have rights to the additional area to which they extend, that will enable the Contractors to provide Operating Services in accordance with this Agreement with respect to those parts of such Hydrocarbon-bearing structures, formations or deposits lying inside the Area.

          (b) If the Affiliate owns the Hydrocarbon rights to the area outside the Area that includes such Hydrocarbon-bearing structures, formations or deposits, the Affiliate shall propose such a single development program in good faith or extend the Area to include the entirety of such Hydrocarbon-bearing structures, formations or deposits. The Affiliate shall be under no obligation to extend the Area, and the Contractors shall have no right to require the Affiliate to do so. If the area outside the Area that includes such Hydrocarbon-bearing structures, formations or deposits is operated by a service contractor on behalf of the Affiliate, or if the Hydrocarbon rights to such area are owned by an Associated Entity of the Affiliate, the Affiliate shall endeavor to procure that such service contractor or Associated Entity, as the case may be, accepts such a single development program in good faith.

          (c) Any such single development program shall provide for the optimum economic development or evaluation of the applicable Hydrocarbon-bearing structures, formations or deposits, without regard to the geographical areas in which they are located, and will enable the Contractors to provide the Operating Services as provided in this Agreement.

13.2 (a) The Contractors must allow the Affiliate at least two years from the date of the notice provided in Clause 13.1 to reach agreement on a single development program (or to extend the boundary of the Area) as provided in Clause 13.1, before submitting a new Development Plan pursuant to Clause 8.4 or an amendment to an existing Development Plan pursuant to Clauses 8.8 and 9.1.

          (b) Upon the earlier of (i) the entry into such an agreement by the Affiliate, the Contractors and any relevant other Person(s) (or extension of the Area by the Affiliate) and (ii) the expiry of such two-year period, the Contractors will be entitled to submit a Development Plan pursuant to Clause 8.4 or obligated to submit an amendment to an existing Development Plan pursuant to Clauses 8.8 and 9.1, that in each case satisfies the

                                                                BOQUERON AREA

      requirements of the Agreement (except as such requirements may be modified with the consent of the Affiliate as a result of any agreement on a single development program).

      The Affiliate shall observe the same standards for approval of such Development Plan or amendment as are set forth respectively in Clause 8.5 or Clauses 8.8 and 9.3, except that the Affiliate will be obliged to approve any proposed Development Plan or amendment if:

      (i) the proposed Field Boundary includes only those parts of Connected Hydrocarbon-bearing structures, formations or deposits that are located entirely inside the Area (taking into account any modifications of the Area boundary);

      (ii) the Maximum Economic Rate for the proposed Field is determined based only on those parts of Connected Hydrocarbon-bearing structures, formations or deposits that are located entirely inside the Area (taking into account any modifications of the Area boundary); and

      (iii) the production profile in the proved reserve case calls for Production at the lowest of (x) the Maximum Economic Rate for the proposed Field, (y) the aggregate of the Delivery Point Capacities of the different Delivery Points to which the Development Plan or amendment contemplates delivery of Hydrocarbons, and (z) the production levels contemplated by the agreed single development program, if any.

      In particular, if the two-year negotiation period provided above has expired without an agreement on a single development program (or extension of the Area), the Affiliate may not reject a proposed Development Plan or amendment to an existing Development Plan based on the absence of such an agreement.

      (c) The period provided in Clause 19.2 will be extended by the shorter of
      (i) two years and (ii) the length of time following the notification provided in Clause 13.1 that is actually required to negotiate an agreement on a single development program (or extension of the Area), with respect to those parts of the Area that contain Hydrocarbon-bearing structures, formations or deposits that are covered by this Clause XIII.


                                      XIV

                             PRODUCTION CURTAILMENT

14.1 The Contractors may be required to curtail Production as a result of government measures adopted in implementation of Venezuela's international treaty commitments. Where such curtailments are required, the percentage curtailment applicable to Production under this Agreement shall not exceed the percentage level of production curtailment required of oil companies operating in Venezuela taken as a whole, including PDVSA's Associated Entities, determined in each case on the basis of available production capacity. For this purpose, "available production capacity" means capacity for the production of Hydrocarbons of the

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                                                                   BOQUERON AREA

         types that are subject to the relevant treaty commitment, to the extent such capacity is currently in production at the relevant time, or as to which production may reasonably be commenced within three (3) months from the relevant time. The available production capacity with respect to a Field for any relevant period shall be based on the planned capacity set forth in the related Development Plan, and shall be revised in subsequent periods based on planned capacity for such periods. Any curtailment in capacity shall be applied pro rata to the Baseline Production and the Incremental Production at the relevant time. Where the Contractors are unable to recoup the resulting loss by increasing the rate of Production to the extent necessary to recoup such loss, the Contractors shall be entitled to receive an extension of the Operation Period, sufficient in duration to allow it to produce the same volume it failed to produce as a result of such curtailment.


                                       XV

                     TITLE TO AND TRANSFER OF HYDROCARBONS;
                     ROYALTIES; TRANSPORTATION AND HANDLING

15.1 The Affiliate shall hold the exclusive right, title and interest to any Hydrocarbons produced by the Contractors pursuant to this Agreement.

15.2 The Contractors shall be authorized to produce Hydrocarbons for the account of the Affiliate in volumes equivalent to those specified in the production profiles included in the Development Plans approved by the Affiliate (subject in each case to the tolerances specified in Annex H hereto, as they may be amended from time to time).

15.3 (a) The Contractors may at any time request an increase in the Delivery Point Capacity of any Delivery Point, or the designation of an additional Delivery Point and an associated Delivery Point Capacity (and quality specifications), and in connection with any such request may offer to construct or acquire for the Affiliate facilities for the Transportation and Handling of the increased volumes by the Affiliate. The Contractors shall provide a description of any such proposed facilities (including in such description a proposed construction or acquisition timetable) together with the submission of the request by the Contractors for the increase in Delivery Point Capacity or designation of a Delivery Point. Such request may be made in the original Development Plan for any Field, an amendment to a Development Plan or otherwise.

         (b) If the request involves the use of any facilities or infrastructure of the Affiliate (or its Associated Entities) upstream of the exit flange on a transfer hose from which the Hydrocarbons concerned can be loaded on a tanker and exported from Venezuela (an "Export Point"), the Affiliate may approve or reject any such request in its discretion. If the request (i) does not involve use of any such infrastructure or facilities, (ii) provides for all infrastructure and facilities needed for the Transportation and Handling to the Export Point of Hydrocarbons meeting the minimum quality standards specified below (or as otherwise agreed by the Affiliate in its discretion) and
         (iii) is part of a Development Plan or an amendment thereto, such request shall be subject to the general approval and review criteria applicable to Development Plans

                                                                   BOQUERON AREA

         and amendments to Development Plans under Clauses VI and IX respectively. A Delivery Point at the Export Point will have unlimited Delivery Point Capacity.

         The minimum quality standards for Liquid Hydrocarbons delivered at an Export Point shall be (1) an API gravity of at least 22 degrees, (2) water content (determined by means of distillation) of no more than 0.5% for Liquid Hydrocarbons with an API gravity greater than 22 degrees and no more than 1.0% for Liquid Hydrocarbons with an API gravity less than or equal to 22 degrees, and (3) the other quality standards stated in Annex H.

         (c) If the Affiliate approves any such request other than in the context of a Development Plan or amendment thereto and the request is accompanied by a proposal to construct or acquire additional facilities, the Contractors shall be obligated to construct or acquire such facilities for the Affiliate within the time periods described in the request (as such time periods may be extended with the approval of the Affiliate).

15.4     (a)   The Contractors shall be required to deliver all Production to the Affiliate at the relevant Delivery Point or Points. If the Contractors experience operating problems or otherwise foresee that the volume of Production delivered in a given month will be significantly less than the volume provided in the relevant Development Plan and Annual Work Program and Budget, the Contractors shall give the Affiliate prompt notice of the nature of the problem, the extent and duration of the expected volume shortfall, and the measures being undertaken to remedy the problem and shall keep the Affiliate informed as to the evolution of the problem.

         (b) The Affiliate shall be required to accept from the Contractors at each Delivery Point all Hydrocarbons in the volumes that the Contractors are authorized to deliver at such Delivery Point, subject to limitations due to reasonable and customary maintenance and repairs or to operating problems with respect to the facilities concerned.

         Prior to finalization of a proposed Annual Work Program and Budget in accordance with Clause VII, the Affiliate shall notify the Contractors of the proposed timing and duration of proposed routine maintenance and repairs to assets and facilities, that could affect the Affiliate's ability to accept delivery of Production at the relevant Delivery Point, during the period covered by such Annual Work Program and Budget. The Contractors shall make due allowance for such maintenance and repairs in the Annual Work Program and Budget. In the event of a need for unscheduled maintenance or repairs or of unforeseen operating problems, the Affiliate shall give the Contractors prompt notice of the nature of the problem, the extent and duration of any expected curtailment of capacity, and the measures being undertaken to remedy the problem and shall keep the Contractors informed as to the evolution of the problem. In any event, the Affiliate shall use its reasonable best efforts to minimize the duration and scope of any curtailment of capacity due to maintenance and repairs or to operating problems. In the event of a partial curtailment of capacity, the curtailment shall be applied pro rata to all users of the facilities concerned, including the Affiliate and PDVSA's other Associated Entities, based on the available production capacity of each, determined as provided in Clause 14.1. Any curtailment in capacity shall be applied pro rata to the Baseline Production and the Incremental Production. Where the Contractors are unable to recoup the resulting loss by increasing the rate of Production to the extent necessary to recoup such loss, the

                                                                   BOQUERON AREA

         Contractors shall be entitled to receive an extension of the Operation Period, sufficient in duration to allow it to produce the same volume it failed to produce as a result of such curtailment.

15.5 All exploitation tax (royalty) payable pursuant to applicable Venezuelan law in respect of Production that the Contractor is authorized to realize hereunder shall be paid by the Affiliate.

15.6 In addition to the monthly production projections set forth in the Annual Work Program and Budget for each year, the Contractors must schedule delivery of Production to the Affiliate in accordance with a notification and delivery procedure to be established in accordance with the Uniform Reporting System.

15.7 The Contractors' duties will include the Transportation and Handling, or arranging for the Transportation and Handling, of all Hydrocarbons that are to be delivered to the Affiliate, from the wellhead or other point of extraction to the relevant Delivery Point. Costs associated with the Transportation and Handling of all volumes delivered under this Agreement at a Delivery Point, whether in respect of construction of new facilities or the use of existing facilities, will be included in the calculation of the Service Fee, as provided in the Accounting Procedures.

15.8 In the event that a fiscalization point or other inspection point is required to be designated prior to the relevant Delivery Point in accordance with relevant Venezuelan laws and regulations or the requirements of the Ministry of Energy and Mines, such designation and any measurement or inspection at such fiscalization point or other inspection point shall not be deemed to constitute delivery of the relevant Hydrocarbons by the Contractor to the Affiliate or acceptance of such Hydrocarbons or the quality of such Hydrocarbons by the Affiliate. Such delivery and acceptance, and transfer of risk of loss, shall occur only at the relevant Delivery Point.

                                      XVI

                          GAS DISPOSITION AND HANDLING

16.1 In the event that the Contractors make a Free Gas Discovery, they will have the exclusive right for a period of 36 months following such Free Gas Discovery to negotiate an alternative arrangement with the Affiliate for the exploitation of such Free Gas Discovery. If a Free Gas Discovery is made less than 36 months prior to the last date on which this Agreement may terminate with respect to the areas in which the Free Gas Discovery is located, this Agreement will be extended with respect to such Free Gas Discovery until the expiration of 36 months after the Free Gas Discovery is made.

16.2 Unless otherwise agreed, Associated Gas shall be used and disposed of in accordance with the following principles:

                                                                BOQUERON AREA

(i) The Contractors shall be obligated to deliver to the Affiliate, and the Affiliate shall be obligated to accept, at the relevant Delivery Point, the volume of Associated Gas that is related to the Baseline Production ("Baseline Gas"), as determined on the basis of the gas to oil ratio for all Production from the Initial Field at the time concerned; provided that, if the Affiliate is using Baseline Gas in connection with Production from the Initial Field as of the Takeover Date, the Contractors will have the right to use such volume of Baseline Gas as is necessary to continue the Baseline Production. All Baseline Gas delivered to the Affiliate shall be delivered Wet at the Delivery Point.

         If the Affiliate does not wish to accept the Baseline Gas and the return of any Natural Gas provided by the Affiliate for gas lift, the Affiliate shall pay for whatever facilities or other expenses are necessary to dispose of all such Baseline Gas and Natural Gas in accordance with Venezuelan Law and Decisions. Any expenses that may be incurred by the Contractors and reimbursed by the Affiliate in this regard shall be the object of a separate agreement between the Contractors and the Affiliate and shall not be included in the calculation of the Service Fee. The Affiliate shall continue to accept the Baseline Gas until such facilities are available.

(ii) The Contractors shall have the right to use all Associated Gas other than Baseline Gas ("Incremental Gas") in connection with performing the Operating Services hereunder. If requested by the Affiliate, the Contractors shall be obligated to deliver to the Affiliate at the relevant Delivery Point any Incremental Gas that they do not use in connection with the Operating Services. All Incremental Gas delivered to the Affiliate shall be delivered Wet at the Delivery Point.

(iii) The Contractors shall pay the Affiliate for any Production of Natural Gas (including Baseline Gas and Incremental Gas) that is either used by the Contractors for any purpose other than reinjection or gas lift or disposed of in a manner requiring the payment of royalty under Venezuelan law, at the official price as of the time of use for Natural Gas for industrial uses, of the quality and in the location concerned, as determined in accordance with applicable Venezuelan regulations as published most recently in the Gaceta Oficial. The cost of such Natural Gas shall be a Chargeable Expenditure that may be included in the calculation of the Service Fee.

(iv) The Affiliate may require that any volumes of Wet Baseline Gas or Wet Incremental Gas that the Contractors are planning to use for reinjection or gas lift in connection with the Operating Services pursuant to Clauses 16.2(i) or 16.2(ii) instead be delivered to the Affiliate at the relevant Delivery Point in exchange for the same volume of Dry Natural Gas delivered by the Affiliate to the Contractors either at the Receipt Point or at another mutually agreed location inside or outside the Area. There shall be no charge to the Contractors for the mere delivery of such Dry Natural Gas; the Affiliate may separately charge a reasonable fee for any compression of such Dry Natural Gas to a pressure higher than that at which the Wet Natural Gas is delivered to the Affiliate. Any royalty, exploitation tax or luxury and wholesale taxes due purely as a result or such exchange of Wet Natural Gas for Dry Natural Gas shall be paid by the Affiliate.

                                                                   BOQUERON AREA


         (v) Unless otherwise agreed by the Affiliate, the Affiliate shall not be obligated to accept any Associated Gas that does not satisfy the quality standards specified in Annex H. The Contractors shall have no obligation to treat Associated Gas in order to meet such standards. The Contractors shall dispose of any Associated Gas not used in providing the Operating Services or delivered to the Affiliate, in accordance with Venezuelan laws and regulations.

                                      XVII

                           PAYMENT AND REIMBURSEMENT

17.1 In (i) reimbursement of advances made by the Contractors for the acquisition of goods and services on behalf of the Affiliate and (ii) compensation for the provision of the Operating Services hereunder, the Affiliate shall pay to the Contractors a cash fee in U.S. dollars (the "Service Fee"), determined in the manner set forth in Article V of the Accounting Procedures. The Service Fee will be calculated and paid Quarterly on the basis of statements and invoices presented by the Contractors pursuant to Clause XVIII.

17.2. (a) In addition to the two components of the Service Fee described in Clause 17.1, the Affiliate will pay to the Contractors the luxury and wholesale taxes (or any other similar Venezuelan value added or sales taxes) that the Contractors are required by Venezuelan law to collect in relation to the portion of the Service Fee representing compensation for the Operating Services (as determined in accordance with Article VI of the Accounting Procedures). Such luxury and wholesale taxes will be calculated and paid in Bolivars.

         (b) The payment of luxury and wholesale taxes described in the preceding paragraph will be in addition to the reimbursement pursuant to Article 1.6.2 of the Accounting Procedures of luxury and wholesale taxes that are paid by the Contractors on goods and services acquired by the Contractors from third parties for the account of the Affiliate.

17.3 As more fully set forth in Article 5.4 of the Accounting Procedures and except as otherwise agreed by the Affiliate in its discretion, the Service Fee shall be calculated and paid separately by the Affiliate with respect to each Field, and only costs incurred within the Field Boundary of any such Field or that are otherwise allocable to such Field will be taken into account in determining the Service Fee in respect of such Field. Except as otherwise agreed by the Affiliate, any allocation of costs must be made in accordance with the mechanisms established pursuant to the Accounting Procedures, as well as with the following rules:

         (i) No costs incurred by the Contractors in Exploration Activities performed outside the Field Boundaries of any Fields existing as such at the time of such activities may be included in the calculation of the Contractors' costs for such Fields.

         (ii) Costs incurred by the Contractors in Exploration Activities will be included in the Service Fee calculations in accordance with Article 5.4.5 of the Accounting

                                                                   BOQUERON AREA

               Procedures only with respect to a Field as to which a Development Plan is approved following the incurrence of such costs, except as otherwise approved by the Affiliate in its discretion. Upon the approval of such a Development Plan, all Well Expenditures incurred within the Field Boundary of the relevant Field, and all other Exploration Expenditures incurred since the date of approval of the most recent prior Development Plan, will be included in the Service Fee calculation for such Field, as provided in the Accounting Procedures.

         (iii) Costs that are associated with more than one Field, or with a Field and activities outside the Field Boundaries of the Fields, must be allocated in the manner set forth in the Accounting Procedures.

17.4 For purposes of calculating the Service Fee, the volume of all Liquid Hydrocarbons will be measured at the relevant Delivery Point(s) corrected to a water content of 0.1% in the case of Liquid
         Hydrocarbons having a water content greater than 0.1%, and the volume of all Natural Gas corrected to a content of impurities of no more than 0.3%.

         All Incremental Production will be valued on the basis of the Price Formula. For purposes of applying the Price Formula to Liquid Hydrocarbons, the API gravity of all Production delivered at all Delivery Points in a Quarter will be deemed to be the average API gravity of all such Production weighted to take into account the actual volumes of Liquid Hydrocarbons having different API gravities delivered in such Quarter.

         Except as otherwise agreed by the Affiliate and the Contractors, the valuation of all Hydrocarbons made available at a Delivery Point in any Quarter shall be based on the average price determined in accordance with the Price Formula for each calendar day in such Quarter, without weighting based on the volume of Hydrocarbons delivered on any such day. There will be no payment for Associated Gas delivered to the Affiliate.

17.5 All payments of Service Fees and related luxury and wholesale or similar Venezuelan taxes on the compensation component thereof shall be made to accounts either inside or outside Venezuela to be designated by the Operator. The Affiliate shall be deemed to have fulfilled its obligations to pay the Service Fees and such taxes by payment to the Operator, and the Affiliate shall not be responsible for any failure by the Operator properly to divide any such payment among the Contractors. The sole recourse of the Contractors for any such failure shall be against the Operator.

                                     XVIII

                            STATEMENTS AND INVOICES

18.1 The Service Fee will be payable on a quarterly basis, against presentation by the Contractors of statements and invoices for the relevant Quarter, based on the volume of Production delivered to the Affiliate at the Delivery Point(s) in such Quarter. Payment will be made by the Affiliate

                                                                   BOQUERON AREA

         no more than 45 days following the receipt of each invoice. In the event that the Affiliate disputes all or any portion of an invoice and notifies the Contractor of the dispute within such 45-day period, the Affiliate shall pay the undisputed portion within such 45-day period and shall pay the balance upon resolution of the dispute. Any amount paid by the Affiliate after such 45-day period (including amounts subject to a dispute) shall bear interest from the last day of such 45-day period to the date of payment at a rate adjusted each day equal to LIBOR for such day, plus 5% per annum. If the Affiliate notifies the Contractor of the dispute after payment, the Contractor shall refund any overpayment upon the resolution of the dispute. Any amount required to be refunded by the Contractor shall bear interest at the same rate, from the date of overpayment by the Affiliate to the date of the refund.

18.2 The luxury and wholesale taxes (or other similar Venezuelan value added or sales taxes) payable pursuant to Clause 17.2(a) shall be reflected separately in the invoices provided by the Contractors to the Affiliate.

18.3 Following the end of each Calendar Year, the statements and invoices for such Calendar Year will be reviewed by a firm of independent auditors designated by the Contractors and approved by the Affiliate, and, unless disputed by the Contractors, any adjustments found by such auditors will be reflected in the statement or invoice immediately following the delivery of the report of the auditors. Additional audits may be required by the Affiliate in accordance with the Accounting Procedures.

18.4 Payment of any invoice by the Affiliate shall not constitute a waiver of the Affiliate's right to object to all or part of such invoice. Such an objection may be raised by the Affiliate until the period for additional audits set forth in the Accounting Procedures expires and the resolution of any items found during the course of such audit or otherwise protested by the Affiliate during such period.

18.5 Invoice formats are specified in the Uniform Reporting System. All books used for purposes of calculating the Service Fee payable to the Contractors will be maintained in Dollars.

                                      XIX

                        TERM AND TERMINATION; EXTENSIONS

19.1 The term of this Agreement shall begin on the Effective Date and terminate as to each Field at the end of the Operation Period for such Field and as to areas outside a Field Boundary at the end of the period provided in Clause 19.2, subject in each case to early termination or extension as provided herein.

19.2 This Agreement will terminate after 5 years as to any part of the Area that is outside the Field Boundaries of the Fields existing at the end of such period, subject to possible extension pursuant to Clauses
        13.2 or 16.1.

                                                                   BOQUERON AREA

19.3 The term of the Agreement or of the Operation Period for any Field may be extended with the approval of the Affiliate, upon request made by the Contractors at least six months prior to the date on which the Operation Period would otherwise expire. The Affiliate may grant or deny such request in its discretion. In the event that any matter is undergoing independent expert review in accordance with Clause 23.3 at the time the Agreement otherwise would have terminated with respect to any Field (or proposed Field), this Agreement will be extended with respect to such Field (or proposed Field) pending the conclusion of the independent expert review.

19.4 At least 24 months prior to the termination of this Agreement with respect to any Field or area (or, in the case of early termination pursuant to Clause XX, as soon as practicable after the Contractors become aware of termination), the Contractors shall submit to the Affiliate a transition plan including at a minimum:

                 a) a description of the assets that are used in connection with such Field or area and owned by the Affiliate pursuant to Clause 12.1;

                 b) a description or any material assets that are used in connection with such Field or area and are not owned by the Affiliate, including the identity of the owner of such assets and the terms on which such assets are currently used and might continue to be available after termination;

                 c) a description of any material contracts, leases or other arrangements with third parties for the provision of goods or services in connection with such Field and an indication whether such contracts, leases or other arrangements might be assigned or transferred to the Affiliate upon termination;

                 d) a description of the technology and other information subject to Clause XXIV, and of the proposed treatment of such technology and other information upon termination;

                 e) the report required by Clause 21.1 regarding the status of wells and related assets in the Field; and

                 f) a plan for the transfer of operations back to the Affiliate upon termination.

         Such transition plan shall be amended from time to time to reflect any material changes or developments in the information or plans provided therein. Upon the termination of this Agreement with respect to any area or Field, all assets, contracts, leases and rights that were used with respect to any area or Field and are owned by the Affiliate shall be delivered to the Affiliate, free and clear from any liens or encumbrances.

19.5 Upon the termination of this Agreement, all rights and obligations of the Parties hereunder shall terminate, except for the following rights and obligations, which shall survive such termination:

         (a) Claims of a Party against another Party for damages arising out of acts or omissions of the other Party relating to such other Party's obligations under this Agreement;

                                                                 BOQUERON AREA

         (b) The provisions of Clause XXV, which shall remain in effect for five (5) years following such termination; and

         (c) The provisions of Clauses XXI and XXII until all remaining obligations of the Contractors thereunder have been performed in full.

         Upon termination of this Agreement, no further payment, compensation or consideration of any kind will be due or payable by the Affiliate to the Contractors (except for any Service Fee in respect of Hydrocarbons delivered to the Affiliate prior to the date of termination or any expenses that are specifically made subject to reimbursement hereunder), regardless of whether the Service Fee paid during the term of this Agreement has been adequate to reimburse their costs and expenses or compensate their services in providing the Operating Services.


                                       XX

                         DEFAULT AND EARLY TERMINATION

         This Agreement may be terminated early by the Affiliate, and the Contractors may withdraw from and terminate this Agreement, on the terms and subject to the conditions set forth in this Clause XX.

20.1 In the event that the Contractors fail to submit a Development Plan for the Initial Field to the Affiliate for approval within the period specified in Clause 6.1, or that a Development Plan for the Initial Field is not approved within 12 months after the initial submission of a Development Plan pursuant to Clause 6.1, the Affiliate will be entitled to terminate this Agreement by notice in writing to the Contractors.

20.2 In the event that any Contractor breaches its obligations under this Agreement in any material respect, and such breach is not cured within ninety (90) days after the Affiliate provides notice to the Contractors of such breach, the Affiliate shall have the right to terminate this Agreement as to the breaching Contractor or all Contractors in its discretion; provided that, if such breach is reasonably capable of being cured and the Contractors begin to pursue a cure within such ninety (90) day period, no termination may be effected so long as the Contractors continue diligently to pursue such cure. Notwithstanding the foregoing, a breach by a Contractor of its obligations under Clause XXV or XXVII shall give rise to a termination right on the part of the Affiliate only with respect to the affected Contractor. Upon a termination with respect to a defaulting Contractor, such Contractor's Participations in each Field and Exploration Activity shall be automatically transferred to the non-defaulting Contractors, on a pro rata basis, in accordance with the respective Participations of the non-defaulting Contractors in each such Field or Exploration Activity.

                                                                   BOQUERON AREA

20.3 In the event that any of the following events occurs with respect to any Contractor or any Person that guarantees such Contractor's obligations pursuant to Clause 3.2:

         (a) An order is made by a court or an effective resolution is passed for the reorganization under any bankruptcy law, dissolution, liquidation, or winding up or such Contractor or guarantor, which order shall not have been vacated, discharged, stayed or bonded pending appeal within sixty (60) days from the entry thereof,

         (b) Such Contractor or any such guarantor dissolves, liquidates or terminates its existence;

         (c) Such Contractor or any such guarantor becomes insolvent, bankrupt or makes an assignment for the benefit of creditors;

         (d) A receiver is appointed for a substantial part of such Contractor's assets or those of any such guarantor; or

         (e) Such Contractor or any such guarantor commences a voluntary receivership, bankruptcy, insolvency, dissolution, liquidation, reorganization or similar proceeding,

         such Contractor shall have one hundred and twenty (120) days from the occurrence of such event to (i) transfer all of its rights and interests under this Agreement to such Person as the Affiliate may approve in accordance with Clause 27.1, or (ii) provide to the Affiliate a guarantee or such Contractor's obligations hereunder in form and substance, and from a guarantor, acceptable to the Affiliate. In the event that such Contractor does not effect such a transfer or provide such a guarantee within such time period, the Affiliate may terminate such Contractor's rights and interests under this Agreement. Upon such termination, the defaulting Contractor's Participation in each Field or Exploration Activity shall be automatically transferred to the non-defaulting Contractors, on a pro rata basis, in accordance with the respective Participations of the non-defaulting Contractors in each Field.

20.4 Any Contractor may at any time following the satisfaction of the Minimum Work Obligation give notice to the Affiliate and the other Contractors that it wishes to withdraw from this Agreement, either entirely or only as to a particular Field or Exploration Activity. Within thirty (30) days of receipt of such notice, any of the other Contractors may similarly give notice that it wishes to withdraw from this Agreement, either entirely or as to such Field or Exploration Activity. If all such other Contractors give such notice, this Agreement shall be terminated either in its entirety or as to the particular Field(s) or Exploration Activity concerned, effective at the expiration of such 30-day period, and the Contractors shall abandon all relevant operations pursuant to Clause XXI. If less than all of the other Contractors give such notice, the withdrawing Contractors shall withdraw from this Agreement, either entirely or only as to the particular Field or Exploration Activity concerned, on the earliest practicable date and shall assign their respective Participations to the non-withdrawing Contractors, on the basis of their respective Participations. With respect to this Clause 20.4:

                                                                   BOQUERON AREA

         (i) A withdrawing Contractor shall not be allowed to withdraw from this Agreement if its interest hereunder or any Participation is subject to any liens, charges or encumbrances, unless the remaining Parties are willing to accept the assignment subject to such liens, charges or encumbrances;

         (ii) A withdrawing Contractor shall remain liable and obligated for its pro-rata share of all obligations incurred prior to the date of withdrawal, even if the applicable operations are to be implemented after the date of withdrawal, and for any acts, occurrences or circumstances taking place or existing prior to its withdrawal;

         (iii) The withdrawal of the Operator or its Associated Entity may only become effective upon the appointment of a replacement Operator meeting the requirements of Clause X; and

         (iv) The withdrawing Contractor shall remain liable for its pro-rata share of the cost of abandonment in accordance with Clause XXI and of any Post-Takeover Date Environmental Claim and Cleanup Liability in accordance with Clause XXII.

                                     XXI

                          ABANDONMENT; INACTIVE WELLS

21.1 During the term of this Agreement, whenever any Contractor Well ceases to be capable of commercial production or to be useful for exploration or appraisal in the Area and there is no reasonable likelihood that such Contractor Well will again be capable of commercial production or useful for exploration or appraisal, the Contractors shall cause the Operator to plug such Contractor Well and remove from the relevant property as promptly as practicable any related facilities, equipment and other assets that the Contractors have used in providing the Operating Services, unless the Affiliate otherwise agrees. If the Operator proposes to plug any Contractor Well and remove any related facilities, equipment and other assets, the Operator shall prepare and deliver to the Affiliate, no later than 30 days prior to the proposed commencement of the relevant operations, a report as to the abandonment of such Contractor Well, including the costs of such abandonment. In the event that the Affiliate disputes whether such Contractor Well is capable of commercial production or useful for further exploration or appraisal, the Operator shall not plug such Contractor Well or remove such facilities, equipment and other assets, pending the resolution of the dispute. The Affiliate shall have the right to require a review of any such report by an independent expert appointed pursuant to Clause 23.3, and the determination by the expert as to whether the standards for abandonment of such Contractor Well are satisfied shall be final and binding.

         Similarly, if the Affiliate believes that a Contractor Well has ceased to be capable of commercial production or to be useful for exploration or appraisal in the Area, it may give notice to the Operator to this effect, and the Operator shall respond within 30 days of such notice either agreeing to plug and abandon such Contractor Well or stating the reasons that lead it to believe that there is a reasonable likelihood that such Contractor Well will again be capable of

                                                                   BOQUERON AREA

         commercial production or useful for exploration or appraisal. If the Affiliate does not accept such reasons, it shall have the right to require a review by an independent expert appointed pursuant to Clause 23.3, and the determination by the expert as to whether the standards for abandonment of such Contractor Well are satisfied shall be final and binding. If the independent expert upholds the Affiliate's position, the Contractors shall promptly plug and abandon the Contractor Well(s) concerned.

         At least twenty-four (24) months prior to the end of the Operation Period with respect to each Field (or, in the case of an early termination of this Agreement pursuant to Clause XX, as soon as practicable after the Contractors become aware of such termination), the Contractors shall cause the Operator to prepare and deliver to the Affiliate a report listing the Contractor Wells in the Field(s) concerned that the Contractors are not planning to plug and abandon, the Contractor Wells that the Contractors are planning to plug and abandon, and the assets that the Contractors propose to remove, as well as a plan for the orderly transfer of operations to the Affiliate.

21.2 Plugging of wells and removal of equipment, facilities and other assets shall be undertaken by the Contractors in accordance with applicable Venezuelan laws and regulations and, to the extent consistent therewith, in accordance with International Oil Industry Standards.

21.3 In the event that the Operator delivers to the Affiliate a report indicating that it plans to plug and abandon any well (including an exploratory or appraisal well outside an existing Field Boundary), the Affiliate may, within 30 days after receipt of such report (48 hours if a rig is standing by, unless the Affiliate agrees within such 48 hours to assume the stand-by costs of such rig until either it gives notice to the Contractors or such 30 days expire), notify the Operator that the Affiliate will assume responsibility for such well. In such event:

         (i) the Operator shall not plug and abandon such well, and the Affiliate shall assume responsibility for such well;

         (ii) neither the Operator nor any of the Contractors shall have any liability for any costs, expenses or damages arising out of or based upon the improper use or plugging and abandoning of such well, and the Affiliate shall indemnify the Operator and the Contractors from, and hold each of them harmless against, any costs, expenses (including without limitation reasonable legal costs, expenses and attorneys' fees), damages and liabilities incident to claims, demands or causes of action of every kind and character brought by or on behalf of any Person, for damage to or loss of property or the environment, or for injury to, illness or death of any Person, in each case to the extent such costs, expenses, damages and liabilities arise from or are based upon the improper use or plugging and abandoning of such well by the Affiliate; and

         (iii) the Affiliate may plug and abandon such well or retain such well for possible future use for production or otherwise, except that the Affiliate may not during the Operation Period (or during the term of this Agreement with respect to the

                                                                  BOQUERON AREA


                 relevant portion of the Area, in the case of a well drilled outside the Field Boundary of a Field) use such well to drill to a target zone within the Area;

         provided that, in the case of an exploratory or appraisal well as to which the inclusion of the related Well Expenditures in the calculation or the Service Fee for a potential new Field is uncertain, the Affiliate will have the option to assume responsibility for such well as provided above only if, within 30 days following receipt of the report indicating the Operator's intention to plug and abandon such well, it agrees with the Operator on appropriate compensation for such well in the event that such Well Expenditures are in fact never included in the calculation or the Service Fee; provided that, if a rig is standing by, the Affiliate will have only 48 hours to reach such agreement, unless it undertakes within such 48 hours to assume the stand-by costs of such rig until either it reaches such agreement with the Contractors or such 30 days expire).

21.4 The Contractors shall have the following rights and obligations with respect to any inactive well in the Area that was not abandoned prior to the Takeover Date:

         (a) At any time until the later of (1) the Takeover Date and (2) 6 months following the Effective Date, the Contractors shall have the right to enter, reactivate and use any such inactive well free of charge, subject to compliance with the following procedures:

         (i) before first entering the well, the Contractors must receive approval from the Affiliate of a plan for an integrity test to determine the mechanical condition and environmental and safety considerations relating to such well and any related facilities;

         (ii) upon approval by the Affiliate of such integrity test, the Contractors may conduct the integrity test and, if one is conducted, shall promptly report the results to the Affiliate, stating (1) whether they choose to exercise the right to reactivate such well for production or otherwise at that time,
                 (2) whether they have discovered any conditions presenting a material risk to health and safety or to the condition of the environment, and (3) an estimate of the costs of correcting any such conditions if the Contractors were to undertake remedial actions;

         (iii) if, upon the completion of the integrity test, the Contractors choose not to exercise the right to use such well, the Contractors shall have no further rights or obligation with respect to such well except as provided in Clause 21.4(b) below; and

         (iv) if, upon the completion of the integrity test, the Contractors choose to exercise the right to use such well, such well shall thereafter be a Contractor Well, the Contractors shall thereafter assume all responsibility for such well, and the Affiliate shall have no liability for any costs, expenses or damages arising out of or based upon the improper drilling or use of such well (whether prior to or after the date such well is taken over by the Contractors).

                                                                 BOQUERON AREA

     Any inactive well as to which the Contractors do not exercise the option provided by this Clause 21.4(a) within the time period provided above may thereafter be used by the Contractors only with the approval of the Affiliate, and subject to such terms as the Affiliate may decide, in its discretion.

     (b)(1) The Contractors shall in any event inspect all inactive wells in accordance with (i) the procedures and schedule set forth in the relevant Development Plan in the case of inactive wells inside the Field covered by such Development Plan and (ii) procedures and a schedule requested by the Affiliate in the case of inactive wells outside any Field (which schedule shall provide for inspection no more frequently than every 6 months). The Contractors shall report to the Affiliate any conditions presenting a material risk to health and safety or to the condition of the environment, indicating the likely cause of such conditions and an estimate of the costs of correcting any such conditions if the Contractors were to undertake remedial actions. The reasonable costs of inspecting such inactive wells shall be separately reimbursed by the Affiliate outside the Service Fee.

     (2) If such conditions result in whole or in part from the Operator's actions in the Area (e.g., the repressurization of a reservoir), the Contractors shall cause the Operator to promptly undertake appropriate measures including, if necessary, plugging and abandoning the well(s) concerned. The cost of such measures shall be Chargeable Expenditures (to the extent they otherwise qualify as such) for the Field that caused such condition.

     (3) If such conditions do not result in whole or in part from the Operator's actions in the Area, the Affiliate shall promptly notify the Contractors as to whether the Affiliate wishes to take measures to correct such conditions, or whether the Contractors should do so. If the Affiliate states that it wishes to take such measures, it shall promptly do so at its own cost and expense. If the Affiliate states that the Contractors should take such measures, the Contractors shall do so, and the Affiliate shall promptly reimburse the Contractors outside the Service Fee for all reasonable costs and expenses incurred by the Contractors in the course of taking such measures.

     (4) If there is a disagreement as to either the cause of any such conditions or the need to take corrective measures, the Affiliate or the Operator may refer the matter to an independent expert pursuant to Clause 23.3, whose decision as to the cause of such conditions or the need to take such measures, as the case may be, shall be final and binding.

     (c) Except as specifically provided in this Clause 21.4, the Contractors shall have no liability or obligation with respect to any such inactive wells.

                                                                   BOQUERON AREA

                                    XXII

                             ENVIRONMENTAL MATTERS

22.1 The Contractors shall establish, or cause the Operator to establish, an environmental protection program in connection with all operations undertaken in connection with the Operating Services with a view to ensuring that all such operations are conducted in accordance with Environmental Law. Each Development Plan and plan for an Exploration Activity shall contain such an environmental program for the applicable activities, including:

         (i) emergency and contingency plans to attend to any crude oil spills or other Releases;

         (ii) a plan for protecting the environment, specifying the steps to be taken for handling Releases and Hazardous Substances;

         (iii) a plan for training all personnel who will be involved in implementing such environmental program; and

         (iv)    a program for preventing injuries and/or industrial diseases.

22.2 (a) The Contractors and Operator shall have no liability for any Pre-Takeover Date Environmental Claim and Cleanup Liability, and the Affiliate shall indemnify and hold harmless the Contractors and the Operator against any Pre-Takeover Date Environmental Claim and Cleanup Liability. In the event that the Contractors or Operator are threatened with, or believe they may be liable for, any Pre-Takeover Date Environmental Claim and Cleanup Liability, they shall promptly notify the Affiliate and follow the Affiliate's instructions with respect to such Pre-Takeover Date Environmental Claim and Cleanup Liability. The Affiliate will promptly reimburse the Contractors and Operator for any Pre-Takeover Date Environmental Claim and Cleanup Liability that they may suffer or incur.

         (b) Neither the Affiliate nor any of its Associated Entities shall have any liability for any Post-Takeover Date Environmental Claim and Cleanup Liability, and the Contractors and Operator shall indemnify and hold harmless the Affiliate and its Associated Entities against any Post-Takeover Date Environmental Claim and Cleanup Liability. In the event that the Affiliate or its Associated Entities are threatened with, or believe they may be liable for, any Post-Takeover Date Environmental Claim and Cleanup Liability, they shall promptly notify the Operator and follow the Operator's instructions with respect to such Post-Takeover Date Environmental Claim and Cleanup Liability. The Contractors will promptly reimburse the Affiliate or its Associated Entities for any Post-Takeover Date Environmental Claim and Cleanup Liability that they may suffer or incur.

         (c) The Affiliate makes no representation or warranty, express or implied, with respect to environmental conditions in the Area or the compliance of conditions in the Area or operations as currently conducted with Environmental Law and, except as specifically provided in this Clause XXII, shall have no liability to the Contractors, the Operator or any of their respective

                                                                 BOQUERON AREA

         subcontractors, officers, directors, employees or agents with respect to or arising out of any such environmental conditions or non-compliance.

22.3 Following the Effective Date, the Contractors shall prepare or cause to be prepared an environmental audit in conformity with Environmental Law, in order to assess the environmental conditions existing in the Initial Field and the rest of the Area. Such audit shall not constitute conclusive evidence of the environmental problems or conditions existing as of the Takeover Date and shall not preclude the Contractors from demonstrating that a subsequent Environmental Claim and Cleanup Liability constitutes a Pre-Takeover Date Environmental Claim and Cleanup Liability.

         Prior to commencing such audit, the Contractors shall present for the Affiliate's approval a plan for such audit indicating:

         i)      the scope and content of such audit; and

         ii) any Person or Persons, other than the Operator, that will conduct the audit on behalf of the Contractors and the method of selection of such Persons.

         Such audit shall be completed, and the results reported to the Affiliate, no later than six months following the Effective Date.

22.4 At the end of the Operation Period with respect to each Field (and upon termination of the Agreement with respect to other areas), the Contractors shall prepare or cause to be prepared an environmental audit on a basis substantially consistent with the audit prepared pursuant to Clause 22.3, except to the extent that Environmental Law or relevant industry practices change. Such audit shall be prepared during the last twelve months of the Operation Period (or term of the Agreement) and shall be delivered on or prior to the last day of the Operation Period (or term of the Agreement), unless the Operation Period (or Agreement) is terminated early pursuant to Clause XX, in which case the audit shall be prepared as soon as possible after the fact of such early termination becomes known by the Contractors, and shall be delivered to the Affiliate as soon as practicable after completion. Such audit shall not constitute conclusive evidence of the environmental problems or conditions existing as of such termination and shall not preclude the Affiliate from demonstrating that an Environmental Claim and Cleanup Liability constitutes a Post-Takeover Date Environmental Claim and Cleanup Liability.

22.5 In the event that the Contractors are at any time required to cease or curtail Baseline Production as a result of a condition, circumstance or production practice which exists as of the Takeover Date and which at such time violates Environmental Law, the Baseline Production for the Hydrocarbons concerned will immediately and permanently be reduced by the amount of such curtailment, unless (i) the Affiliate agrees within 30 days of such cessation or curtailment to pay for any measures or facilities that are needed so that the original Baseline Production will be in compliance with the relevant laws and regulations, and (ii) throughout the period of such curtailment, the Affiliate calculates and pays the portion or the Service Fee related to Baseline Production as if the Baseline Production were being produced in full. In this case, for purposes of Article 5.2.3 of the Accounting Procedures, the Baseline Production will be deemed to have been delivered in full. The expenses of implementing such measures or

                                                                 BOQUERON AREA

         constructing such facilities will be paid or reimbursed directly by the Affiliate and will not be included in the calculation of the Service Fee. The Contractors' actual knowledge of any such condition, circumstance or production practice prior to the Takeover Date shall not operate as a waiver of the Contractors' rights, or otherwise affect the Affiliate's obligations, under this Clause 22.5.

                                     XXIII

                   GOVERNING LAW; ARBITRATION; EXPERT OPINION

23.1 This Agreement shall be governed by and construed in accordance with the laws of the Republic of Venezuela.

23.2     (a)     Any dispute arising out of or concerning this Agreement shall be settled exclusively and finally by arbitration. The arbitration shall be conducted and finally settled by three
                 (3) arbitrators in accordance with the Rules of Conciliation and Arbitration of the International Chamber of Commerce (the
                 "ICC Rules"), or such other rules as may be agreed by all of the Parties involved. If the Affiliate is a party to the relevant dispute, the Affiliate shall select an arbitrator and the other party or parties thereto shall collectively select an arbitrator in accordance with the ICC Rules. If the Affiliate is not a party to the relevant dispute, and there are only two such parties, each such party shall select an arbitrator in accordance with the ICC Rules. In either such case, the arbitrators so nominated shall then agree within thirty (30) days on a third arbitrator to serve as Chairman.
                 If the Affiliate is not a party to the relevant dispute, and there are more than two such parties, then all three arbitrators, including the Chairman, shall be selected by the International Court of Arbitration of the International
                 Chamber of Commerce in accordance with the ICC Rules, as if all parties had failed to nominate arbitrators. All arbitration proceedings under this Agreement shall be conducted in New York City (United States of America). Any decision or award of the arbitral tribunal (or the arbitrator) shall be final and binding upon the Parties. Judgment for execution of any award rendered by the arbitral tribunal (or the arbitrator) may be entered by any court of competent jurisdiction without review of the merits of such award. To the extent permitted by law, any rights to appeal from or to cause a review of any such award by any court or tribunal are hereby waived by the Parties.

         (b) To the extent that the Affiliate has or hereafter may acquire any immunity from jurisdiction of any court or from attachment in aid of execution of any other legal process (other than pre-judgment attachment) in any action or proceeding conducted pursuant to this Clause 23.2 (including any proceeding for the enforcement of an arbitral judgment) with respect to itself or its assets, the Affiliate hereby irrevocably agrees not to invoke such immunity as a defense, and irrevocably waives such immunity.

23.3     (a)     Whenever a matter is required to be determined by an expert pursuant to any provision of this Agreement, the expert shall be a reputable individual possessing expert knowledge



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
                                                                   BOQUERON AREA


              and experience for the determination of the matter in question and shall be independent of the Parties. The expert shall be appointed by agreement between the parties to the dispute or, in a default of such agreement, within thirty (30) days after a Party has requested the appointment of an expert by the International Center of Expertise of the International Chamber of Commerce at Paris. Such expert shall determine the matter in question within sixty
              (60) days after his appointment on the basis of terms of reference agreed between the parties to the dispute or otherwise as the expert may himself determine as an expert and not as arbitrator, and such determination shall be final and binding on the Parties hereto, except as otherwise provided herein. All costs of such expert shall be borne 50% by the Affiliate and 50% by the Contractors.

         (b) Any time period during which a matter is undergoing expert review (beginning with the giving of notice regarding such review) shall not count against the time period for approval by the Affiliate of the issue in respect of which such matter was submitted for expert review.

         (c) In the event that the Affiliate rejects for the third time any proposed Development Plan, Annual Work Program and Budget, Exploration Activity or amendment to a Development Plan (as such proposed Development Plan, Annual Work Program and Budget, Exploration Activity or amendment may have been modified or amended by the Contractors following the determination of an expert pursuant to this Clause), the Contractors thereafter shall not be entitled to submit to expert determination any matter in respect of such Affiliate's third rejection, and the Affiliate's rejection shall be final and binding.

23.4 The approval or disapproval of any matter by the Affiliate shall not supersede any applicable Venezuelan law or regulation or exempt any Party from being subject to any such law or regulation, nor shall it otherwise serve to modify the Party's remaining obligations under this Agreement.

23.5 Without limiting the generality of Clause 23.1, the Parties hereby acknowledge the applicability of Article 1160 of the Venezuelan Civil Code to this Agreement, and that accordingly all obligations hereunder shall be performed in good faith, and in accordance with equity, custom and law. The Parties also acknowledge the applicability of any international treaties relating to the mutual protection of foreign investment to which both Venezuela and any country of which a Contractor, an Operator or a guarantor thereof is a national may now be or hereafter become parties.


                                       61
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                                                                   BOQUERON AREA

                                      XXIV


            TECHNOLOGY; OWNERSHIP OF INFORMATION AND DATA; ACCESS TO FACILITIES

24.1 To the fullest extent permitted by applicable law or agreements, the Contractors agree to make available on reasonable terms their most appropriate technical expertise and technology for use in the provision of the Operating Services, including such technology as can best improve the economic yield or performance of the Hydrocarbon reservoirs developed and operated by the Contractors and the Operator under this Agreement.

24.2 The Contractors shall also endeavor to ensure that such Venezuelan personnel as are employed or assigned to managerial or technical positions within the Contractors or the Operator receive training in the use of such advanced technology as the Contractors or the Operator employ in the provision of the Operating Services. Such training may also be made available to employees of the Affiliate or any of its Associated Entities, subject to such agreed terms and conditions as may best serve the mutual interests of the Parties.

24.3 Any technology specifically developed by the Contractors or the Operator in the course of their activities under this Agreement shall be owned by both the Contractors and the Affiliate, and may be used by any of them or their Associated Entities in their own operations without the consent of the other and without making any payment to the other. All geological, geophysical and other data, as well as all other information developed in the course of the activities contemplated by this Agreement (other than technology specifically developed by the Contractors) will be owned by the Affiliate, but may be used free of charge by the Contractors or the Operator in connection with the Operating Services during the term of this Agreement.

24.4 The Affiliate shall have prompt and full access to all data, records and information used or produced by or for the Contractors or the Operator in connection with the Operating Services, regardless of whether such data, records and information would otherwise be considered proprietary or confidential, and shall have the right to inspect or cause to be inspected any and all facilities used in the Operating Services during regular business hours in a manner that will not materially interfere with the provision of the Operating Services. The Affiliate shall not be entitled to use, or to permit its representatives or any other Person to use, any proprietary information of any Contractor, the Operator or any of their respective Associated Entities that is inspected pursuant to this Clause 24.4, without the prior written consent of such Contractor, the Operator or such Associated Entity.



                                       62
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                                                                   BOQUERON AREA

                                      XXV

                                CONFIDENTIALITY

25.1 All data, records and information referred to in Clause 24.3 and 24.4, and any other information exchanged between any Parties or between the Operator and any Party in connection with this Agreement, ("Confidential Information") shall be treated as confidential by the party receiving such information (the "Receiving Party"), and shall not be disclosed by it to any third party unless the party that provided such information, data or materials (the "Disclosing Party") has given its prior consent to such disclosure.

25.2 Each Receiving Party may disclose such Confidential Information to any of its officers, directors, employees, Associated Entities, agents, subcontractors and advisors who (i) has a need to know the same in connection with carrying out the Operating Services and (ii) has been advised of, and agrees to comply with, the restrictions upon such Confidential Information set forth in this Agreement as if it were a Receiving Party.

25.3 Notwithstanding the foregoing, the Receiving Party may disclose Confidential Information to a third party without the Disclosing Party's prior written consent to the extent such information:

         (i) is already known to the Receiving Party as of the date of disclosure other than as a result of a breach of this Clause XXV;

         (ii) is already in possession of the public or becomes available to the public other than through the act or omission of the Receiving Party;

         (iii) is developed independently by the Receiving Party without the use of any Confidential Information;

         (iv) is acquired independently from a third party, which is under no legal obligation known to the Receiving Party prohibiting such disclosure; or

         (v) is required to be disclosed pursuant to any applicable law, decree, regulation, rule or order of any competent authority.

         In the event that any Receiving Party is required by applicable law, decree, regulation, rule or order of any competent authority to disclose any Confidential Information supplied to it by any Disclosing Party, the Receiving Party shall promptly notify in writing the Disclosing Party, so that the Disclosing Party may seek an appropriate protective order and/or waive the Receiving Party's compliance with the confidentiality requirement. In the event that such protective order or other remedy is not obtained, then the Receiving Party shall furnish only that portion of such Confidential Information that is legally required to be disclosed.

25.4 Notwithstanding the foregoing, any Contractor may disclose Confidential Information to any Person with whom such Contractor enters into bona fide negotiations for the Transfer of an



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
                                                                   BOQUERON AREA

         interest hereunder, or for the financing or insuring of any activities hereunder, or to their respective advisors, so long as (i) the Confidential Information is limited to such information as the potential transferee, financier, insurer or any such advisor, requires for purposes of evaluating the proposed transaction, and (ii) the potential transferee, financier, insurer or advisor, agrees in writing to abide by confidentiality restrictions identical to those set forth in this Clause XXV.

25.5 All press releases, advertisements and other announcements or publications by the Operator, any Contractor or any of their Associated Entities involving information relating to this Agreement or the Operating Services must be approved by the Affiliate prior to distribution or dissemination, except to the extent such announcements relate to emergency situations and are reasonably necessary for the protection of the environment or health or safety.


                                      XXVI

                                 FORCE MAJEURE

26.1 Failure of a Party to fulfill any obligation incurred under this Agreement shall be excused and shall not be considered a default hereunder during the time and to the extent that such noncompliance is caused by an Event of Force Majeure, except that if the Event of Force Majeure is an act of the Venezuelan State that is not of general applicability, such Event of Force Majeure shall not preclude an action for damages against the Affiliate for the non-performance of the relevant obligation.

26.2 For the purposes of this Agreement, an "Event of Force Majeure" shall mean any event or circumstance, other than lack of finances, beyond the reasonable control of and unforeseeable by the Party obligated to perform the relevant obligation, or which, if foreseeable, could not be avoided in whole or in part by the exercise of due diligence, including but not limited to strikes, boycotts, stoppages, lockouts and other labor or employment difficulties, fires, earthquakes, tremor, landslides, avalanches, floods, hurricanes, tornadoes, storms, other natural phenomena or calamities, explosions, epidemics, wars (declared or undeclared), hostilities, guerrilla activities, terrorist acts, riots, insurrections, civil disturbance, acts of sabotage, blockades, embargoes, or acts of state or any governmental body.

26.3 If any Party cannot comply with any obligation stipulated herein because of an Event of Force Majeure, such Party shall notify the other Parties in writing as promptly as possible giving the reason for non-compliance, particulars of the Event of Force Majeure and the obligation or condition affected. Except as provided in Clause 26.1, any obligation of a Party shall be temporarily suspended during the period in which such Party is unable to perform by reason of an Event of Force Majeure, but only to the extent of such inability to perform. The obligations of the Parties to perform as provided by this Agreement through facilities not affected by the Event of Force Majeure shall continue. The Party affected by the Event of Force Majeure shall promptly notify the other Parties as soon as such event has been removed and no longer

                                                                   BOQUERON AREA


         prevents it from complying with its obligation, and shall thereafter resume compliance with the Agreement.

26.4 The Party which has given notice of an Event of Force Majeure shall endeavor to mitigate the effects of such Event of Force Majeure on the performance of its obligations. Where an Event of Force Majeure continues for more than sixty (60) days, the Parties shall meet to review the situation and its implications for operations and to discuss the appropriate course of action in the circumstances.

26.5 If an Event of Force Majeure occurs that substantially impedes development or exploitation activities, the relevant Operation Period will be extended by an amount of time equal to the period during which such event is in effect. In each case, such extension will be only with respect to any affected Field. If the Operation Period is extended pursuant to this Clause 26.5, the Affiliate shall not be entitled to draw on any letter of credit or guarantee delivered by a Contractor pursuant to Clause 4.4 until the end of the period set forth in Clause 4.3, plus a time period equal to the duration of any extension, but only if such Contractor provides a replacement of or amendment to such letter of credit or guarantee, in form and substance satisfactory to the Affiliate, ensuring that the Affiliate's rights at the end of such period will be the same as the rights it would have enjoyed at the end of the original period had no such extension occurred.


                                     XXVII

                         ASSIGNMENT; CHANGE IN CONTROL

27.1 No Contractor may effect a Transfer without the prior consent of the Affiliate. Such consent may be granted or withheld at the Affiliate's discretion (i) before the Minimum Work Obligation is satisfied in full, and (ii) if the proposed Transfer would result in a Person holding a Participation of less than 9% in any Field. In addition, no Transfer can be made that would result in non-compliance with Clause
         10.3. At least 30 days prior to any proposed Transfer, the Contractor shall provide notice to the Affiliate of the Transfer, including the name of the proposed transferee and the Participations in each Field to be transferred. Notwithstanding the foregoing, (i) any Contractor whose obligations are guaranteed pursuant to Clause 3.2 may effect a Transfer to any Associated Entity of the guarantor, upon confirmation by the guarantor in form and substance satisfactory to the Affiliate that the applicable guarantee remains in effect as to the obligations of the transferee, and (ii) any other Contractor may effect a Transfer to any Associated Entity of such Contractor, upon execution by the Contractor of a guarantee substantially in the form of Annex D hereto with respect to the obligations of such Associated Entity.

27.2 For purposes of Clause 27.1, if any Contractor's obligations are guaranteed pursuant to Clause 3.2, any proposed transaction that, if consummated, would result in the guarantor ceasing to be an Associated Entity of such Contractor shall be considered a Transfer, subject to the Affiliate's right of consent pursuant to Clause 27.1

                                                                   BOQUERON AREA


27.3 The Affiliate may not effect a Transfer without the prior consent of the Contractors. Notwithstanding the foregoing, no consent shall be required for the Transfer by the Affiliate in whole or in part of its rights or obligations hereunder to PDVSA or any Associated Entity of PDVSA.

27.4 Upon the consummation of any Transfer by a Contractor, the transferee shall be considered for all purposes a Contractor, with the Participation in each Field specified in the notice delivered to the Affiliate pursuant to Clause 27.1. Upon the consummation of any Transfer by the Affiliate, the transferee shall be considered the "Affiliate" for all purposes hereunder.

27.5 Any purported Transfer by a Contractor or by the Affiliate that does not comply with this Clause XXVII shall be null and void and shall vest no rights in the purported transferee.

27.6 Nothing in this Clause XXVII shall prohibit the Operator from subcontracting all or any portion of the activities involved in the Operating Services in compliance with the terms of this Agreement. The Operator shall be fully responsible for the performance of its obligations hereunder, notwithstanding any such subcontracting arrangement (although the Operator may agree with any subcontractor on indemnity arrangements satisfactory to the Operator and such subcontractor).


                                     XXVIII

                                    NOTICES

28.1 All notices, demands, instructions, waivers, consents or other communications to be provided pursuant to this Agreement shall be in writing in Spanish, shall be effective upon receipt, and shall be sent by personal delivery, courier, facsimile or telex, to the following addresses:

         (i)     If to the Contractors, to:

                 UNION TEXAS VENEZUELA LIMITED

                 1330 Post Oak Blvd

                 Houston, Texas 77056

                 Attn.: Newton W. Wilson, III, President

                 Telephone: (713) 968-2808

                 Facsimile: (713) 968-2815

                                                                   BOQUERON AREA


                 PREUSSAG ENERGIE GmbH

                 Waldstrasse 39

                 D49809 Lingen

                 Germany

                 Attn: Heinz-Georg Feuerborn, General Counsel

                 Telephone: 49-591-612-202

                 Facsimile: 49-591-6127-000


         (ii)    If to the Affiliate, to:

                 LAGOVEN, S.A.

                 Edificio Lagoven

                 Av. Leonardo Da Vinci, Los Chaguaramos

                 Caracas 1010-A, Venezuela

                 Production Department, Piso 8

                 Attn: Roland Glaenztlin

                 Telephone: 58-2-606-4585 / 58-2-606-5502

                 Facsimile: 58-2-606-4426 / 58-2-606-3371

         The addresses and telex and facsimile numbers for notices given pursuant to this Agreement may be changed by means of a notice given to all Parties at least fifteen (15) Business Days prior to the effective date of such change.

                                                                   BOQUERON AREA


                                      XXIX

                                 MISCELLANEOUS


29.1 To be binding, any amendment of this Agreement must be effected by an instrument in writing signed by all of the Parties. No further formalities by the Parties shall be required to amend this Agreement.

29.2 Rights hereunder may not be waived, except pursuant to a writing signed by the Party against which enforcement of the waiver is sought.

29.3 Notwithstanding anything to the contrary contained in this Agreement, in no event shall any Party be liable to any other Party for any consequential damages or lost profits that such other Party may suffer. The Parties acknowledge that this Clause is intended only to limit their liability to each other for consequential loss or damage, and shall not be construed so as to limit their liability to third parties or their right to seek indemnification for third party claims in accordance with any other Clause.

29.4 Nothing contained herein is intended to create, or shall be deemed or construed as creating, any legal entity between the Parties. No Party shall have the authority or right, or hold itself out as having the authority or right, to assume, create or undertake any obligation of any kind whatsoever, express or implied, on behalf of or in the name of any other Party, except as expressly provided herein. Except to the extent that the Contractors are to acquire goods and services from third parties for the account of the Affiliate on a non-recourse basis as provided herein, no provision in this Agreement shall constitute the Contractors or the Operator, or any of their employees, subcontractors, agents or representatives, an employee, contractor, agent or representative of the Affiliate. The Contractors and the Operator shall be independent contractors and shall be responsible for and have control over the performance of the Operating Services hereunder, subject to the standards set forth in this Agreement. Any provision herein giving the Affiliate the right to direct the Contractors or the Operator as to any details of the performance of the Operating Services shall not be construed to limit or release the obligations of the Contractors or the Operator hereunder.

29.5 The obligations of the Contractors and the Operator hereunder shall be several and not joint, except that the Operator shall be jointly and severally liable for the obligations of the Contractors as provided in Clause 10.1.

29.6 This Agreement my be executed in one or more counterparts, each of which shall be considered an original.

29.7 This Agreement is being executed in the Spanish language, and an English language version is being acknowledged as an official translation. The Spanish version shall constitute the only binding version, and the English translation is being acknowledged as a matter of reference only.

                                                                   BOQUERON AREA


                                   SIGNATURES

         In Caracas, Venezuela, on the 29 day of the month of July, 1997.

         ACKNOWLEDGED AS OFFICIAL TRANSLATION

         LAGOVEN S.A


         By:

         /s/ JULIUS TRINKUNAS
         ---------------------------
         Name: Julius Trinkunas            [SEAL]

         Title: President




         UNION TEXAS VENEZUELA LIMITED


         By:     /s/ NEWTON W. WILSON, III
                 ---------------------------
         Name:   Newton W. Wilson, III

         Title: President




         PREUSSAG ENERGIE GmbH


         By:     /s/ RUDOLPH BERENDS
                 ---------------------------
         Name:   Rudolph Berends

         Title: Attorney in Fact

                                     ANNEX A
                               DESCRIPTION OF AREA
                                  BOQUERON AREA

  1.  LOCATION

      The Area is comprised of sixty square kilometers (60 km(2)) and is located four kilometers (4 km) northeast of the city of Maturin, in the Boqueron field.

  2.  MAP

      [See attached map.]

  3.  STRATIGRAPHIC REFERENCE COLUMN

      The following stratigraphic column shall be the official reference for Annexes A and B.

          AGE                        FORMATION              MEMBER
          ---                        ---------              ------

          MIOCENE                    CARAPITA

          OLIGOCENE                  NARICUAL             NARICUAL SUPERIOR
                                                          NARICUAL MEDIO
                                                          NARICUAL INFERIOR
                                     AREO

          CRETACEOUS                 LOS JABILLOS

  4.  AREA BOUNDARY

      Horizontally the Area boundary is represented by a polygon of four (4) vertices, the geographic coordinates of which are indicated in the map included herein.

      Vertically the Area comprises the entire stratigraphic column, without limit of depth.

                                     ANNEX B
                          DESCRIPTION OF INITIAL FIELD
                                  BOQUERON AREA

1.    MAP

      [See attached map.]

2.    FIELD BOUNDARY Of THE INITIAL FIELD

      Aerially the Field Boundary of the Initial Field is comprised of a polygon of eight (8) vertices, the geographic coordinates of which are indicated in the map included herein.

      Vertically the Field Boundary of the Initial Field is comprised of the base of the Carapita Formation of the Miocene Age and the top of the Areo Formation of the Oligocene Age.

  ANNEX C

  [Translation]





                             ACCOUNTING PROCEDURES

                              ACCOUNTING PROCEDURES

I.       GENERAL CONDITIONS

1.1      Purposes

         The purposes of these Accounting Procedures are to establish the accounting procedures that will allow the maintenance of all the necessary records to reflect in a consistent manner the costs of exploiting Hydrocarbons in the Area, to facilitate the payment of Service Fees and to permit the Parties to comply with their other obligations and responsibilities under the Agreement.

1.2      Definitions(1)

         Capitalized terms defined in the Agreement (as defined below), when used in these Accounting Procedures, have the respective meanings assigned to such terms in the Agreement. The following definitions are in addition to and supplement those set forth in the Agreement.

                  "Agreement" means the Operating Agreement of which these Accounting Procedures form a part.

                  "Bolivar Exchange Rate" means, as of any date of determination in any calendar month, the average of the daily closing exchange rates for each day in such calendar month on which the relevant rate is fixed, for the purchase of Bolivars with Dollars, determined for each such day in accordance with Venezuelan laws and regulations for use in a transaction of the type being recorded or booked. If at any time there is more than one legal rate for purchase of Bolivars with Dollars with respect to the relevant type of transaction, the rate to be used shall be the rate that most nearly reflects the free market rate for such conversion. In the event that there is a dispute as to which rate satisfies such requirement, pending the resolution of the dispute, the Bolivar Exchange Rate for any such day shall be equal to the rate at which the Operator actually purchased Bolivars with Dollars, in its most recent bona fide arms' length transaction of at least $10,000, from Persons other than the Operator, a Contractor or an Associated Entity of the Operator or a Contractor.

                  "Calendar Year" means the period of time from and including January 1 in any year through and including December 31 in the same year.

---------------------------
(1) Definitions in this English translation are presented in alphabetical order in English for ease of reference. Accordingly, the order of these definitions does not match the order in the definitive Spanish version.

                  "Capital Expenditures" means those Chargeable Expenditures or proposed Chargeable Expenditures that are or would be classified as capital expenses (including capitalized lease expenses) in accordance with PDVSA Accounting Principles.

                  "Cash Method" means that method of accounting in which all revenue and expenditure items are recorded as of the date on which cash or other consideration is actually paid or received by the relevant party.

                  "Chargeable Expenditures" means expenditures that are eligible for inclusion in the calculation of the Service Fee in accordance with Article IV of these Accounting Procedures. Chargeable Expenditures will not include any Financing Charges.

                  "CPI" means the Consumer Price Index for All Urban Consumers (CPI-U), United States City Average (base period 1982-1984 =
                  100), as published by the United States Bureau of Labor Statistics. In the event that such index is no longer published or is no longer representative of the changes in consumer prices in the United States, the Parties shall select an alternative index that most accurately reflects changes in consumer prices in the United States. In the absence of agreement, either Party may require that the determination be made by an independent expert appointed pursuant to Clause
                  23.3 of the Agreement.

                  "Expenditure Reductions" means any reduction in, or refund or reimbursement of, any Chargeable Expenditures that are received by the Operator or any Contractor after such Chargeable Expenditures have been included in the calculation of the Service Fee, including, without limitation, (i) any refunds, discounts (other than discounts deducted from the original purchase price), rebates; damages or other amounts received following the purchase or leasing of goods or services, (ii) any amounts received as damages from, or in settlement of, a legal proceeding (including an arbitration proceeding), and (iii) any insurance proceeds in respect of loss or damage.

                  "Exploration Expenditures" means all Chargeable Expenditures made or proposed to be made in connection with an approved Exploration Activity, Exploration Expenditures will not be included in the calculation of the Service Fee for any Field, except as provided in Clause 17.3 of the Agreement and Article
                  5.4 of these Accounting Procedures.

                  "Financing Charges" means all interest, fees and other financing expenses for indebtedness (including all obligations for borrowed money, all obligations evidenced by bonds, notes, debentures or similar instruments, all letters of credit or banker's acceptances, all delinquent tax liabilities, and all obligations for the deferred purchase price of goods or services, including any lease accounted for as a capitalized lease, in all cases determined on the basis of international accounting standards), If (i) the documentation for any such indebtedness does not clearly state an interest and financing component or the Affiliate does not believe that the interest and financing component stated in such documentation reflects a bona fide, arms' length and reasonable interest and financing component and
                  (ii) the Affiliate and the Contractors are unable to agree on an appropriate interest and financing component, the Affiliate may at any time prior to the end of the period that may be covered by an additional audit under Article 3.2 of these Accounting Procedures, request that the question of an appropriate interest and financing component be decided by an independent expert in accordance with Clause 23.3. of the Agreement. The decision of the independent expert will be final and binding.

                  "Net Hydrocarbon Value" means, with respect to any Field, for any Quarter, the value of the Incremental Production from such field that is delivered in such Quarter at the applicable Delivery Point(s) (after taking into account any reduction pursuant to Article 5.2.3 of these Accounting Procedures), based on the Price Formula, net of (i) Royalties in respect of such Incremental Production (and in respect of any Production of Liquid Hydrocarbons that is not delivered at a Delivery Point and is used, disposed of or lost in a manner that subjects such Production to exploitation tax (royalty) under Venezuelan laws and regulations), and (ii) the percentage specified in Schedule A to these Accounting Procedures of the gross value of such Incremental Production based on the Price Formula, in respect of the administrative costs incurred by the Affiliate.

                  "Operating Expenditures" means those Chargeable Expenditures or proposed Chargeable Expenditures that are or would be classified as current expenses in accordance with PDVSA Accounting Principles.

                  "PDVSA Accounting Principles" means the body of generally accepted accounting principles used by PDVSA in the preparation of its audited financial statements in Venezuela, applied on a consistent basis, as such principles may be amended from time to time. Promptly following the Effective Date, the Affiliate shall provide the Contractors with information regarding the PDVSA Accounting Principles currently in effect and will thereafter consult with the Contractors as requested regarding the proper classification of Chargeable Expenditures for purposes of the Development Plan and the first Annual Work Program and Budget for the Initial Field. Any amendments to the PDVSA Accounting Principles will be notified to the Contractors in a timely manner. If a subsequent amendment of PDVSA Accounting Principles would affect the classification of Chargeable Expenditures as Operating Expenditures or Capital Expenditures as reflected in the Development Plan, such classification shall be revised (without need for amendment pursuant to Clause IX of the Agreement) so that the classification of Chargeable Expenditures therein remains consistent with the classification of Chargeable Expenditures in the current and future Annual Work Programs and Budgets.

                  "Quarter" means a period extending from January 1 to March 31, April 1 to June 30, July 1 to September 30 or October 1 to December 31 in any Calendar Year.

                  "Uniform Reporting System" shall have the meaning set forth in
                  Article 2.1.

                  "Well Expenditures" means all Chargeable Expenditures directly associated with the drilling, deepening, completion, recompletion, plugging back, reworking, sidetracking, testing, suspension or abandonment of a well, including, without limitation, site preparation, drilling charges, rental or acquisition of drilling equipment, materials used in the course of such activities and activities directly relating thereto, logging costs, testing costs, plugging costs and personnel costs in respect of the foregoing activities.

1.3    Currency

       1.3.1  Dollar Books

              All transactions relating to activities conducted in relation to the Agreement shall be recorded in Dollars in the books of account and other records maintained by the Operator.

       1.3.2  Transactions in Dollars

              The Service Fee paid by the Affiliate, Chargeable Expenditures made by the Operator in Dollars and Expenditure Reductions received by the Operator in Dollars shall be recorded at their actual amounts as of the date of the relevant transaction (as determined pursuant to Article 1.4.3).

       1.3.3  Transactions in Currencies Other Than Dollars

              Chargeable Expenditures made by the Operator in Bolivars and Expenditure Reductions received by the Operator in Bolivars shall be translated into Dollars on the basis of the Bolivar Exchange Rate as of the date of the relevant transaction. The Dollar amount resulting from such determination shall be recorded in the books of the Operator as if the transaction had been originally effected in Dollars.

              Chargeable Expenditures incurred by the Operator in a currency other than Bolivars or Dollars shall be translated into Dollars and recorded in the books of the Operator as if such Chargeable Expenditures had been originally effected in Dollars, on the basis of either:

              (i) if Dollars were actually used by the Operator to purchase such other currency specifically for the relevant transaction from a Person other than the Operator, a Contractor or an Associated Entity of the Operator or a Contractor, the rate at which such purchase was effected (or, if there was more than one such purchase, the average purchase rate, weighted by the respective Dollar amounts of such purchases); or

              (ii) in all other cases, the rate at which the Operator actually purchased such other currency with Dollars in its most recent bona fide arms' length transaction of at least $10,000 from Persons other than the Operator, a Contractor or an Associated Entity of the Operator or a Contractor, or if no such purchase has been made within 30 days prior to the relevant transaction, the rate published in the "Cross Currency Rate" table (or any successor table) in the London edition of the Financial Times most recently prior to the date of the transaction.

  1.4    Accounting Records

         1.4.1 The Operator shall open and maintain such separately identifiable accounting records as may be necessary to record in a full and proper manner the Service Fee paid by the Affiliate, all Chargeable Expenditures incurred by the Operator, all Expenditure Reductions, and all other amounts necessary to permit compliance with these Accounting Procedures and the Agreement. For purposes of these Accounting Procedures, Expenditure Reductions received by a Party other than the Operator shall be considered to be received by the Operator on the date of receipt by such Party (and shall be remitted to the Affiliate by such Party immediately upon receipt).

         1.4.2 All accounts WILL show clearly any luxury and wholesale taxes (or similar Venezuelan sales or value added taxes) paid or collected by the Operator for the account of the Affiliate that are reimbursable to the Contractors pursuant to Article 1.6 of these Accounting Procedures.

         1.4.3 All Service Fees, Chargeable Expenditures and Expenditure Reductions shall be recorded in the Operator's accounting books and records in accordance with the Cash Method. The Operator's books and records shall be maintained in accordance with the Cash Method for all purposes hereunder, except that any Chargeable Expenditures that are prepaid so that they are incurred in cash in a Quarter prior to that in which they are due shall be deemed to have been incurred in the Quarter in which they are due.

         1.4.4 The Operator shall maintain its books and records separately for each Field and for all Exploration Expenditures, and otherwise in order to permit the Operator to make all calculations arid to prepare all reports required to be made or prepared hereunder.

1.5    Inflation

         1.5.1 Except for purposes of the determination of "Deflated Pre-Tax Cash Flow" and "Inflated Pre-Tax Cash Flow" in Article 5.2, and except as provided in Article 1.5.2, amounts recorded in the books and records of the Operator shall not be adjusted for inflation and shall remain in the Operator's books and records on the basis of historical amounts.

         1.5.2 For purposes of determining whether the cost thresholds set forth in Sections 7.3, 7.6(ii) and 9.1 of the Agreement are exceeded, Chargeable Expenditures incurred, and projections made as to Chargeable Expenditures, in a Quarter other than the Quarter in which the relevant determination is being made shall be adjusted for inflation on the basis of the respective values of the CPI most recently published as of the first day of the respective Quarters for which the determination is being made, so as to make such determinations on the basis of constant Dollars.

         1.5.3 In order to improve the comparability of financial information, the Contractors shall, to the extent reasonably practical, present Development Plans and Annual Work Programs and Budgets in constant Dollars.

1.6      Advances to Affiliate; Venezuelan Luxury and Wholesale Taxes

         1.6.1 All assets and services that are purchased or leased by the Contractors from third parties in connection with the Operating Services (including any assets or services purchased or leased from an Associated Entity of any Contractor acting as a supplier) shall be deemed to have been acquired for the account of the Affiliate and funded through non-recourse advances from the Contractors to the Affiliate, as described more fully in
                 Article VI.

         1.6.2 Accordingly, all Venezuelan luxury and wholesale taxes (or similar Venezuelan value added or sales taxes) that are due in connection with the purchase, sale, leasing or other acquisition of any such assets or services relating to the provision of Operating Services shall be deemed to have been incurred and paid for the account of the Affiliate, and shall be reimbursed to the Contractors by the Affiliate in Bolivars monthly, against presentation of written requests for reimbursement in the form specified in the Uniform Reporting System. Such reimbursement shall be made within 30 days following the receipt of the request for reimbursement.

         1.6.3 No Venezuelan taxes that are subject to reimbursement pursuant to Article 1.6.2 may be included in the Chargeable Expenditures submitted to the Affiliate for inclusion in the calculation of the Service Fee, and all Chargeable Expenditures must be charged net of such taxes.

  II.    REPORTS

  2.1    Uniform Reporting System

         The "Uniform Reporting System" shall consist of tile various reports, plans, notices, budgets, AFEs, statements, invoices and other documents that will be used for the collection and presentation of technical, financial and other information whose communication or exchange is contemplated by the Agreement, these Accounting Procedures or applicable Venezuelan Laws and Decisions. The Affiliate shall establish the the Uniform Reporting System no later than 30 days following the Effective Date, after consultation with the Contractors (and the Operator, if it has executed the Agreement), taking into account that an important objective of the Uniform Reporting System is uniformity of reporting under the Agreement and the other operating services agreements entered into in connection with the bidding round pursuant to which this Agreement has been executed. The frequency and detail of reporting under the Uniform Reporting System shall be consistent with the Affiliate's normal business practices (which may change over time), the requirements of applicable Venezuelan Laws and Decisions and the provisions of the Agreement. The Uniform Reporting System may be modified from time to time by the Affiliate, following review and comment by the Contractors and the Operator, The Contractors and Operator will be required to comply in all material respects with the Uniform Reporting System.

2.2      Monthly Reports

         Subject to the requirements of the Uniform Reporting System, the Operator shall provide monthly reports to the Affiliate no later than the 10th day of the immediately following month (or, in the case of the last month of any Quarter, the earlier of the 5th day of the immediately following month or the day on which the relevant invoice is delivered to the Affiliate), The monthly report shall include all relevant information separately for each Field and for Exploration Expenditures, as well as aggregate information for all Fields.

         2.2.1 Chargeable Expenditures. Each monthly report shall specify the aggregate amount of Chargeable Expenditures incurred by the Operator in the relevant month, separately indicating the budget items and AFEs (or groupings of budget items and AFEs) to which the Expenditures relate and the amount of luxury and wholesale taxes (or other similar Venezuelan sales or value added taxes) paid by the Operator and reimbursable to the Contractors pursuant Article 1.6 of these Accounting Procedures.

         2.2.2 Production. Each monthly report shall specify the volume of Production delivered to the Affiliate at each Delivery Point in the relevant month pursuant to Clause 15.4 of the Agreement.

         2.2.3 Expenditure Reduction. Each monthly report shall specify the aggregate amount of any Expenditure Reductions in the relevant month, separately indicating the types of such Expenditure Reductions.

         2.2.4 Service Fee. The monthly report for any month other than the last month of any Quarter shall include an estimate of the Service Fee that the Operator expects will be payable in respect of the Quarter during which such month occurs, based on actual activities conducted through the end of such month and the Operator's expectations as to activities to be conducted during the remainder of such Quarter, The monthly report for the last month for any Quarter shall include a copy of the invoice showing the Service Fee payable for such Quarter (or, if such invoice has not yet been finalized, shall include a statement as to the amount of the Service Fee expected to be payable for such Quarter).

         2.2.5 Other Information. The monthly report shall include such other information as is specified in these Accounting Procedures or the Uniform Reporting System or as may be reasonably requested by the Affiliate.

2.3      Annual Reports

         Subject to the requirements of the Uniform Reporting System, the Operator shall provide an annual report to the Affiliate, setting forth the information required to be contained in the relevant monthly reports on an aggregate basis for the relevant year. An annual report relating to activities conducted by the Operator in any Calendar Year shall be provided to the Affiliate no later than February 15 of the immediately following Calendar Year. If the audit of such annual report is not yet complete by such date, a preliminary, unaudited annual report may be provided, provided that the audited annual report must be provided no later than March 31.

III.     AUDITS

3.1      Annual Audit

         In accordance with Clause 18.3 of the Agreement, an annual audit will be performed by a firm of independent auditors designated by the Contractors and approved by the Affiliate. A report of such external auditors shall accompany each audited annual report provided by the Operator pursuant to Article 2.3 of these Accounting Procedures, and shall confirm the calculation of the amounts specified therein, or shall note any exceptions of such external auditors with respect to the amounts specified therein.


3.2      Additional Audit

         The Affiliate may require that one additional audit be performed in any year. Such additional audit shall be performed by a firm of independent auditors of recognized international standing with expertise in Venezuelan accounting principles appointed by the Affiliate or by duly qualified auditors that are employees of the Affiliate or an Associated Entity of the Affiliate. Such additional audit may cover any or all annual reports, monthly reports or invoices prepared in the then current Calendar Year and the two preceding Calendar Years. Any annual report, monthly report or invoice not eligible for coverage in such an additional audit in accordance with the preceding sentence shall be deemed final and binding, except to the extent of any exceptions previously noted in an annual audit or additional audit or any items previously protested by a Party, which in either case have not yet been resolved. The Affiliate shall give at least 30 days' notice to the Operator of its intention to conduct such an additional audit.

3.3      Resolution Of Exceptions

         In the event that an audit performed pursuant to Article 3.1 or 3.2 indicates any exceptions, or in the event that the Affiliate protests any item contained in an annual report, monthly report or invoice that is the subject of an audit conducted pursuant to Article 3.1 or 3.2, the Affiliate and the Operator shall attempt to reconcile the exception or the protested item. In the event that they are not able to achieve such a reconciliation within 180 days of the date of the audit report or the date of the protest, as the case may be, the matter shall be resolved by arbitration in accordance with Clause XXIII of the Agreement. The resolution of any such item shall include a mechanism for adjusting the resolved item (either by adjustment to a subsequent invoice or by payment from one party to the other party). Pending the resolution of any such item, the original position shall be maintained without adjustment.

3.4      Audit Expenses

         Expenses of any audit or confirmation provided pursuant to Article 3.1 shall be paid by the Operator and shall be Chargeable Expenditures. Expenses of any audit conducted pursuant to Article 3.2 shall be paid by the Affiliate, except that they shall be payable by the Operator (and shall not be included as Chargeable Expenditures) if, as part of the resolution of any exception or protest based on such audit, the aggregate amount of the Service Fee payable by the Affiliate is reduced by at least $250,000 below the aggregate amount set forth in the annual reports, monthly reports and/or invoices being examined.

3.5      Conduct Of Audits

         Audits shall be conducted in a manner so as to minimize disruptions to the Operator's activities. The Operator shall cooperate with the auditors, including providing access to all relevant facilities during regular business hours and appropriate assistance to the auditors.

3.6      Cost Plus Contracts

         The Operator shall endeavor to obtain audit rights for all contracts of a "cost-plus" nature entered into in connection with the Operating Services.

IV.      CHARGEABLE EXPENDITURES

         Subject to the limitations set forth in these Accounting Procedures and the Agreement, the Operator may include in the calculation of the Service Fee the items of expenditure listed in this Article IV insofar as they are (i) paid on or after the Effective Date, and (ii) are reasonable and necessary for the conduct of the operations conducted in accordance with the Agreement (it being understood that items of expenditure falling under more than one heading set forth in this
         Article IV may be charged only once).

         Subject to the limitations provided in this Article IV, in Article 5.4 and elsewhere in these Accounting Procedures and the Agreement, expenses incurred in the preparation of the

         Development Plan for a Field prior to the approval of such Development Plan may subsequently be included as Chargeable Expenditures in the calculation of the Service Fee for such Field.

         Expenses relating to more than one Field or related to a Field and to other activities of the Operator or Contractors shall be allocated as provided in Article 5.4.

4.1      Personnel Costs

         Actual costs of salary and related benefits of all personnel who work on the Operating Services directly for the Operator (including, without limitation, as a result of reasonable secondment from a Contractor or an Associated Entity of the Operator or a Contractor to the extent that such secondment is identified in an approved Annual Work Program and Budget) shall be chargeable, in accordance with the customary personnel policies of the Operator or the Contractor, as the case may be (or of any group of Associated Entities that includes the Operator or the Contractor). In the event that the Operator or Contractor (or their respective groups of Associated Entities) has no such policies, the Operator shall propose personnel policies to the Affiliate for approval, and personnel costs shall only be chargeable to the extent incurred in accordance with such approved policies. Costs of personnel that work an both the Operating Services and other operations shall be allocated on the basis of the proportion of time spent in the relevant activities.

4.2      Administrative Overhead Costs

         4.2.1 The Operator shall be entitled to charge in each Calendar Year an amount in respect of administrative overhead equal to 1% of the Chargeable Expenditures charged pursuant to Article 1.4.3 for such Calendar Year (other than Chargeable Expenditures calculated pursuant to this Article 4.2). The Operator shall be entitled to charge the Affiliate for administrative overhead Quarterly, on the basis of the other Chargeable Expenditures incurred in the relevant Quarter.

         4.2.2 Administrative overhead charges shall be allocated among Fields, and as Exploration Expenditures, in proportion to the respective amounts of other Chargeable Expenditures allocated to such Fields or as Exploration Expenditures.

4.3      Expenses Incurred by Personnel

         All direct expenses reasonably and necessarily incurred by personnel who work under the direct control of the Operator on the Operating Services shall be chargeable, including reasonable travel, accommodations and communications expenses for personnel working directly for the Operator away from their permanent residence in connection with such Operating Services, and reasonable relocation expenses for such personnel and their immediate families. All expenses charged pursuant to this Article 4.3 shall be in accordance with the customary personnel policies established by the Operator (or any group of Associated Entities that includes the Operator), except as otherwise provided by the Agreement. Relocation expenses at the termination of a period of work on the Operating Services will be charged on the basis of the lower of the cost of a return to point of origin or actual, and shall be apportioned between the departure location and the receiving location on an equitable basis, in accordance with the customary personnel policies described above.

4.4      Transport

         4.4.1 The cost of transport to move personnel and material reasonably and necessarily incurred by the Operator in connection with the Operating Services shall be chargeable, whether such transportation is provided directly by the Operator or by a third party under a contract awarded by the Operator.

         4.4.2 The cost of Transportation and Handling of Hydrocarbons produced from any Field to the relevant Delivery Point or Delivery Points shall be chargeable, and shall include:

                 (a) tariffs paid for the use of Transportation and Handling facilities (other than facilities constructed or acquired by the Operator for the account of the Affiliate as part of the Operating Services); and

                 (b) costs associated with the construction, acquisition and operation of any Transportation and Handling facilities by the Operator for the account of the Affiliate as part of the Operating Services.

4.5      Material

         4.5.1 Costs of material, equipment or other personal property ("Material") purchased or leased by the Operator for use in connection with the Operating Services shall be chargeable, including Material purchased or transferred from warehouse stock. Material purchased or leased for use in the Operating Services shall be charged at cost, which shall mean net invoice price (after deducting all trade and cash discounts actually received that are deductible from the relevant price when paid) together with any transport costs, forwarding and documentation fees, insurance on transportation, packing costs, duties, license fees, taxes (other than Venezuelan luxury and wholesale taxes) and like items chargeable in respect of such goods. Material transferred from warehouse stock of the Operator or its Associated Entities shall be chargeable in accordance with policies to be adopted by the Operator and approved by the Affiliate, and shall not be chargeable in the absence of the adoption and approval of such policies.

         4.5.2 So far as is consistent with efficient and economical operation and provision for emergencies, only such Material shall be purchased or leased as may be required for immediate use, and the accumulation of surplus stocks shall be avoided.

4.6      Services

         The cost of services and facilities provided to the Operator for the Operating Services by subcontractors, consultants, Associated Entities or other Persons with whom contracts are concluded by the Operator in accordance with the contracting policies established in accordance with Clause XI of the Agreement shall be chargeable.

4.7      Litigation and Legal Services

         All costs and expenses of litigation, arbitration and other legal services necessary or expedient in connection with the Operating Services (including reasonable attorneys' fees) shall be chargeable, including amounts paid in settlement of claims and amounts paid pursuant to Clause 11.10 of the Agreement, other than costs and expenses incurred (i) in relation to claims made by one or more Parties against one or more other Parties in relation to the Agreement or the transactions contemplated therein, or (ii) as a result of or arising from the gross negligence or willful misconduct of the Operator or any Contractor.

4.8      Auditing Services

         All fees and expenses payable or reimbursable to the independent auditors that perform the annual audit specified in Article 3.1 of these Accounting Procedures shall be chargeable.

4.9      Taxes

         All taxes, duties and other governmental levies of every kind and nature assessed or levied upon or in connection with the Operating Services that have been paid by the Operator or the Contractors shall be chargeable, other than (i) corporate income taxes, (ii) luxury and wholesale or similar Venezuelan taxes that are eligible to be reimbursed to the Contractors pursuant to Article 1.6 of these Accounting Procedures, and (iii) as provided in the next sentence. Municipal and State taxes payable by the Contractors shall only be Chargeable Expenditures to the extent that (i) they are calculated based on the portion of the Service Fee corresponding to the Contractors' compensation as determined in accordance with Article VI of these Accounting Procedures, (ii) they are levied at a rate greater than 4%, and (iii) the Contractors take such measures as the Affiliate may reasonably request to challenge the imposition of such taxes over 4% as excessive (such taxes in excess of 4% being chargeable as paid so long as the Contractors continue to take such measures). The cost of measures taken at the request of the Affiliate to challenge such taxes will constitute litigation expenses under Article 4.7. Subject to the above conditions, if such Contractors' compensation is subject to Municipal and State taxes in more than one taxing jurisdiction and the aggregate of the Municipal and State taxes in all such jurisdictions exceeds 4% of total compensation, the excess shall be Chargeable Expenditures; provided that, for purposes of calculating such Chargeable Expenditures, such total compensation will be deemed to have been subject to such tax only once (and not subject to double taxation by two or more such jurisdictions).

4.10     Damages and Losses

         All costs and expenses necessary for the repair or replacement of property acquired by the Operator for the account of the Affiliate with Chargeable Expenditures, or for loss of life or injury, due to fire, flood, storm, theft, accident or any other cause, or for remedying any environmental condition in the Area in accordance with Clause XXII of the Agreement, or in respect of any facilities used in connection with the Operating Services, shall be chargeable, other than (i) costs or expenses incurred as a result of or arising from the gross negligence or willful misconduct of the Operator or any Contractor, and (ii) any such costs and expenses, to the extent of any amounts recovered under any insurance policy and applied to the repair or replacement of the relevant property or the compensation of the relevant Persons in accordance with Clause 11.10 of the Agreement.

4.11     Insurance

         Insurance premiums shall be chargeable to the extent provided in Clause 11.10(a) of the Agreement.

4.12     Real Property

         Payments made for the purchase or acquisition of real property used in connection with the Operating Services, including the acquisition or extension of rights-of-way and similar property rights, shall be chargeable. Costs relating to real property used in both the Operating Services and other operations shall be allocated in an equitable manner in accordance with formulas or guidelines to be proposed by the Contractor and approved by the Affiliate, and shall not be chargeable in the absence of the adoption and approval of such policies.

4.13     Royalties and License Fees

         Royalties and license fees payable in respect of any technological processes or other intellectual property licensed for use in connection with the Operating Services shall be chargeable.

4.14     Miscellaneous Expenditures

         Any cost or expense incurred by the Operator that is not covered in Articles 4.1 to 4.13 of these Accounting Procedures and that is reasonable and necessary for the provision of the Operating Services shall be chargeable, so long as such cost or expense (or the relevant type of cost or expenses) is approved by the Affiliate. Expenses specifically included in an Annual Work Plan and Budget will be deemed to have been approved.

V.       SERVICE FEE CALCULATION AND FINANCIAL MATTERS

5.1      General

         The Service Fee will be payable on a quarterly basis, beginning with the Quarter in which the Operation Period for the Field concerned begins, against presentation of invoices, in accordance with Clauses XVII and XVIII of the Agreement. A single Service Fee will be calculated for each Quarter for each Field in accordance with the provisions set forth in this Article V. The Contractors may submit the invoice for any Quarter to the Affiliate at any time following the conclusion of such Quarter, and the Affiliate shall pay the applicable Service Fee to the Contractors at the time set forth in Clause 18.1 of the

         Agreement. The Affiliate shall pay the Service Fee for all of the Contractors to a single Dollar account inside or outside Venezuela designated in writing by the Operator. The Operator shall be responsible for allocating each such payment among the Contractors. The Affiliate shall be fully discharged from its obligations in respect of the Service Fee by making payment to the account specified pursuant to this Article 5.1, and shall have no responsibility in the event that the Operator fails to allocate any such payment properly.

5.2      Service Fee Formula

5.2.1 The Service Fee for any Field for any Quarter (q) shall be calculated in accordance with the following formula:

                                                  *


* Confidential portions on pages 14, 15, 16 and 17 have been omitted pursuant to a request for confidential treatment and filed separately with the Commission.

*

* Confidential portion has been omitted pursuant to a request for confidential treatment and filed separately with the Commission.

*

  5.2.2 For purposes of determining the Service Fee for any Quarter in which MIRR(q) becomes positive after having been negative in the immediately preceding Quarter, the Quarter in respect of which the calculation is being made shall be divided into two periods. One such period shall be of sufficient duration so that MIRR(q) as of the end of such period shall be zero, and the other such period shall reflect the remainder of the Operating Services conducted during such Quarter. A separate Service Fee shall be calculated for each such period (as if each were a Quarter), and the Service Fee for such Quarter shall be equal to the sum of the Service Fees calculated for such periods.

  5.2.3 For purposes of calculating the Service Fee, in the event that the Production from the Initial Field for any Quarter is less than the Baseline Production (or, during the first 12 months after the Takeover Date, more than 10% below the Baseline Production for such Quarter), the shortfall (which, in such first 12 months, shall be the excess of the shortfall over 10%) shall be applied in the following Quarter (and, if necessary, in subsequent Quarters) to reduce the Incremental Production and to increase the Baseline Production until the entire shortfall has been so applied. This Article 5.2.3 shall not apply to the extent that a shortfall in Baseline Production results from a reduction or curtailment of Production pursuant to Clauses 11.1(b), XIV, 15.4(b), 22.5 or XXVI of the Agreement or as a result of extraordinary maintenance to surface facilities.

  5.3    Baseline Production

         The portion of the Service Fee consisting of a payment for Baseline Production for any Quarter ("A(q)" in the formula set forth in Article 5.2) shall be calculated for each Quarter in accordance with the following formula:
                                *

* Confidential portion has been omitted pursuant to a request for confidential treatment and filed separately with the Commission.

*

         The payment for Baseline Production shall only be made in respect of the Initial Field. No other Field has Baseline Production.

  5.4    Ringfencing and Allocation

  5.4.1 Except as otherwise approved by the Affiliate, the Service Fee shall be calculated separately for each Field. Production and Chargeable Expenditures allocable to one Field in accordance with this Article 5.4 shall not be included in the calculation of the Service Fee for any other Field.

  5.4.2 All Chargeable Expenditures and Production shall be allocated among Fields in accordance with the procedures set forth in this Article 5.4.

  5.4.3 Chargeable Expenditures that relate exclusively to Operating Services within, or in respect of, the interior of the Field Boundary of a single Field shall be allocated in full to such Field.

  5.4.4 Chargeable Expenditures associated with the Transportation and Handling of Production from the wellhead or other point of extraction to the relevant Delivery Point shall be allocated in full to the Field from which such Production is realized. To the extent that such Production is blended with other Hydrocarbons prior to its delivery at the Delivery Point, such Chargeable Expenditures shall be allocated to the relevant Fields in the manner set forth in Article 5.4.6.

  5.4.5  (a)  Exploration Expenditures shall not be included in the calculation of the Service Fee for any Field, except as follows:

         (i) Well Expenditures for wells with a target zone within the Field Boundary of a subsequently established Field (or, in the case of wells with multiple target zones, a portion of such Well Expenditures, calculated in the manner set forth in paragraph (b) below) shall be included in the calculation of the Service Fee for such Field, as of the first Quarter following the approval of the applicable Development Plan by the Affiliate; provided that such wells are completed as producing wells or injection wells for such Field in accordance with International Oil Industry


* Confidential portion has been omitted pursuant to a request for confidential treatment and filed separately with the Commission.

              Standards and are included as such in the applicable Development Plan for such Field; and

         (ii) Exploration Expenditures other than Well Expenditures shall be included in the calculation of the Service Fee for the Field, if any, for which the immediately following Development Plan is approved by the Affiliate, except that no Exploration Expenditures shall under any circumstances be included in the calculation of the Service Fee for the Initial Field (unless the Exploration Activities concerned lead to the discovery of a Hydrocarbon formation outside the Initial Field that is found to be Connected with the Initial Field and subsequently included within amended Field Boundaries for the Initial Field pursuant to Clause 8.8 of the Agreement).

         (b) In the event that any well is drilled with multiple target zones in the Area, except as otherwise approved by the Affiliate, the related Well Expenditures shall be allocated among such target zones such that
         (x) Well Expenditures incurred in connection with reaching the first target zone in the Area and any completion or recompletion in respect of such target zone shall be allocated in full to such target zone, and
         (y) Well Expenditures incurred in connection with drilling from any target zone to any other target zone, and any completion or recompletion in respect of the latter target zone, shall be allocated in full to the latter target zone.

  5.4.6  In the event that:

         (a) The Operator incurs or proposes to incur Chargeable Expenditures relating to more than one Field; or

         (b) Production from a Field is combined with other Hydrocarbons (whether or not constituting Production hereunder) prior to its delivery at an applicable Delivery Point,

         such Chargeable Expenditures or Production (and the Chargeable Expenditures associated with Transportation and Handling of such Production) shall be allocated by the Operator on the basis of formulas or guidelines approved by the Affiliate and included in the relevant Development Plans or Annual Work Programs and Budgets, based on such equitable mechanisms as are customary in similar circumstances in the international oil industry or as may be approved by the Affiliate. If the Operator believes that any decision by the Affiliate to withhold its approval of any such mechanism is not consistent with the foregoing standard, the Operator may at any time until the expiration of 30 days following the date of rejection require that the final determination be made by an independent expert appointed in accordance with Clause 23.3 of the Agreement. The decision of the expert shall be final and binding.

  5.5    Royalties

         The Royalties that are to be deducted from the value of the Incremental Production from a Field in calculating Net Hydrocarbon Value for any Quarter shall be equal to the product of (i) the applicable Royalty Rate, (ii) the volume of the Incremental Production in any Quarter for which the Royalty is to be deducted pursuant to these Accounting Procedures, and (iii) the wellhead value of such Production, all determined in accordance with Venezuelan law. The Royalty Rate shall be the rate at which the exploitation tax is actually assessed by the Ministry of Energy and Mines in accordance with applicable Venezuelan laws and regulations. As of the date of the Effective Date, the Royalty Rate is *.

  5.6    Abandonment Costs

         Chargeable Expenditures incurred in the last five years of the Operation Period for any Field (without regard to any extension of the Operation Period, unless such extension is granted before the relevant Chargeable Expenditures are incurred) and associated with plugging and abandoning wells or removing facilities in accordance with Clause XXI or with the final environmental audit and any Post-Takeover Date Environmental Claim and Cleanup Liability in accordance with Clause XXII of the Agreement ("Abandonment Costs") shall be included in the calculation of the Service Fee in the manner set forth in this Article
         5.6 in the circumstances described in this Article 5.6.

         (i) Whenever CF(q) (as determined in accordance with Article 5.2) for the Quarter in which Abandonment Costs are incurred is negative, an amount (the "Shortfall Amount") equal to the lesser of (i) the total amount of such Abandonment Costs, and (ii) the absolute value of CF(q) for such Quarter shall be calculated.

         (ii) The Operator may charge and include the Shortfall Amount in the succeeding Quarter as if the Shortfall Amount were a Chargeable Expenditure incurred in such succeeding Quarter. If after applying the Shortfall Amount in such manner, CF(q) for such succeeding Quarter is negative, then the excess portion of the Shortfall Amount shall be calculated and applied to the calculation of the Service Fee for the next succeeding Quarter, as if the excess Shortfall Amount so applied were a Chargeable Expenditure incurred in such Quarter. This process shall continue until a Quarter is reached in respect of which CF(q), determined after applying any remaining Shortfall Amount, is positive.

         (iii) Periodically, the Operator shall make an assessment as to whether the aggregate of CF(q) for all remaining Quarters in the Operation Period will be greater than the total of all remaining Shortfall Amounts, based on forecast Production and Chargeable Expenditures in the Development Plan and the Price Formula. If so, then no further calculations shall be made. If not, then the Operator shall calculate an amount equal to the excess of the Shortfall Amount over the sum of the projected CF(q) amounts for all such remaining Quarters (such excess, the "Carryback Amount"). As of the end of each Quarter remaining in the Operation Period, the Operator shall periodically reassess any Carryback Amount that has not yet been recovered as provided below and shall, if necessary, adjust the remaining Carryback Amount accordingly.


* Confidential portion has been omitted pursuant to a request for confidential treatment and filed separately with the Commission.

         (iv) The Operator shall redetermine the Service Fee (without recalculation of MIRR(q) for the immediately preceding Quarter as if the Carryback Amount had been a Chargeable Expenditure incurred in such prior Quarter.

          (v) If after applying the Carryback Amount in such manner, CF(q) for such preceding Quarter is negative, then the excess portion of the Carryback Amount shall be calculated and applied to the recalculation of the Service Fee for the next preceding Quarter, as if the excess Carryback Amount so applied were a Chargeable Expenditure incurred in such Quarter. This process shall continue until a Quarter is reached in respect of which CF(q), determined after applying any remaining Carryback Amount, is positive.

         (vi) The Operator shall determine, for each Quarter in respect of which the Service Fee is recalculated as provided above, the difference between (x) the Service Fee as so recalculated, and
               (y) the Service Fee originally charged for such Quarter.

         (vii) The sum of the differences determined pursuant to clause (vi) shall be chargeable to the Affiliate as an addition to the Service Fee for the Quarter in which the Abandonment Costs are incurred or for a subsequent Quarter as determined by the Operator, and shall be reflected separately on the relevant invoice.

  VI.    AMORTIZATION OF ADVANCES AND ALLOCATION OF THE SERVICE FEE

  6.1    General

         All goods and services that are purchased or leased by the Contractors from third parties in connection with the Operating Services (including any goods or services purchased or leased from an Associated Entity of any Contractor acting as a supplier) shall be deemed to have been acquired for the account of the Affiliate and funded through non-recourse advances from the Contractors to the Affiliate. Such advances shall be repayable to the Contractors only to the extent that a portion of the Service Fee is applied to amortize such advances in accordance with this Article VI. Any such advances that are not so amortized at the time of termination of the Agreement with respect to any Field, and any such advances in respect of Exploration Expenditures that are not allocated to a Field prior to the termination of this Agreement, shall be deemed canceled at the time of such termination.

         No interest shall be separately calculated or paid with respect to any such advances. Financing charges associated with such advances shall be deemed to be included and entirely paid as part of the portion of the Service Fee representing the Contractors' compensation for the Operating Services.

         For purposes of calculating the amount of any Municipal and State taxes that may be Chargeable Expenditures pursuant to Article 4.9, the Contractors shall include as revenues subject to such taxes only that part of the Service Fee that corresponds to the Contractors' compensation for the Operating Services and not the portion corresponding to the reimbursement of such advances made by the Contractors to the Affiliate.

  6.2    Principles of Amortization

         Advances made by the Contractors to the Affiliate as provided in
         Article 6.1 shall be amortized on the basis of PDVSA Accounting Principles in effect from time to time, which currently provide as follows:

         (i) advances in respect of items that would be treated as expenses in the Quarter in which they are incurred for Venezuelan tax purposes shall be amortized in the year in which they are incurred;

         (ii) advances in respect of fixed assets and capitalized expenses upstream of the first tank farm shall be amortized on a unit of production basis according to the proved developed reserves for the Field concerned (or the Fields concerned, if such advances are in respect of Chargeable Expenditures allocated to more than one Field), on the basis of the reserves estimates and production profiles specified in the relevant Development Plan; and

         (iii) advances in respect of fixed assets and capitalized expenses at the first tank farm or downstream of the first tank farm shall be amortized using the straight-line method, based on the useful life of such assets;

         in each case, to the extent the Service Fee is sufficient for such purpose or otherwise in subsequent Quarters until the Service Fee for such subsequent Quarters is sufficient for such purpose (amortizing in each Quarter the advances with the shortest remaining amortization period first).

  6.3    Allocation of the Service Fee

         The Service Fee for any Field and for any Quarter shall be allocated first to the reimbursement of advances calculated as provided above and then to compensation of the Contractors for providing the Operating Services hereunder. For each Quarter, the Operator shall provide the Affiliate with a separate statement for the reimbursement amount and an invoice for the compensation amount, in each case in the forms provided in the URS. If the Service Fee is insufficient to cover all reimbursements deemed due in a Quarter as provided in Article 6.2, then the shortfall will be carried over to the next Quarter and the Contractors will not receive any compensation component of the Service Fee for such Quarter.

  6.4    No Effect on Service Fee Calculation or Payment

         The rate of amortization of advances pursuant to this Article VI shall not affect in any manner whatsoever the calculation of the Service Fee for any Field or the total amount payable as the Service Fee by the Affiliate in respect of any Field and any Quarter.

                  SCHEDULE A

     Area                          Percentage
     ----                          ----------
  Acema                               *
  Ambrosio                            *
  Bachaquero S. 0.                    *
  Boqueron                            *
  B2X-68/79                           *
  B2X-70/80                           *
  Cabimas                             *
  Caracoles                           *
  Casma-Anaco                         *
  Cretacico Sur                       *
  Dacion                              *
  Intercampo N.                       *
  Kaki                                *
  La Concepcion                       *
  La Vela Costa Afuera                *
  LL-652                              *
  Mata                                *
  Maulpa                              *
  Mene Grande                         *
  Onado                               *


* Confidential portion has been omitted pursuant to a request for confidential treatment and filed separately with the Commission.

<ST,2,,0>Expenses<TA>0.20<et>%



                                   SCHEDULE B

 Quarter         T(q)                    Quarter        T(q)
   (q)                                     (q)
 ------------------------                ------------------------
   1             *                          42           *
   2             *                          43           *
   3             *                          44           *
   4             *                          45           *
   5             *                          46           *
   6             *                          47           *
   7             *                          48           *
   8             *                          49           *
   9             *                          50           *
   10            *                          51           *
   11            *                          52           *
   12            *                          53           *
   13            *                          54           *
   14            *                          55           *
   15            *                          56           *
   16            *                          57           *
   17            *                          58           *
   18            *                          59           *
   19            *                          60           *
   20            *                          61           *
   21            *                          62           *
   22            *                          63           *
   23            *                          64           *
   24            *                          65           *
   25            *                          66           *
   26            *                          67           *
   27            *                          68           *
   28            *                          69           *
   29            *                          70           *
   30            *                          71           *
   31            *                          72           *
   32            *                          73           *
   33            *                          74           *
   34            *                          75           *
   35            *                          76           *
   36            *                          77           *
   37            *                          78           *
   38            *                          79           *
   39            *                          80           *
   40            *
   41            *


* Confidential portion has been omitted pursuant to a request for confidential treatment and filed separately with the Commission.

ANNEX D

(Translation]

                         [FORM OF CONTRACTOR GUARANTEE]

                         GUARANTEE OF PROPER PERFORMANCE

     Reference is made to the Operating Agreement (the "Agreement") of even date herewith among _____________. (together with its successors and assigns, the "Affiliate") a sociedad anonima organized under the laws of the Republic of Venezuela, _________________ (the "Guaranteed Entity") a ________________
organized under the laws of __________________, and ________________, a
_________________ organized under the laws of ___________________.

     With regard to the obligations assumed by the Guaranteed Entity under the Agreement or that may be imposed upon the Guaranteed Entity under or in connection with the Agreement, ____________________ (the "Guarantor"), a ________________ organized under the laws of __________________, an Associated Entity of the Guaranteed Entity, agrees as follows:

1. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Agreement.

2. The Guarantor hereby expressly represents and warrants to the Affiliate that: (i) it is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, (ii) it has all requisite corporate power and authority to execute, deliver and perform this Guarantee, (iii) the execution, delivery and performance of this Guarantee have been duly authorized by all necessary corporate action, (iv) this Guarantee constitutes the legal, valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms,
     (v) no governmental approvals are required in connection with the execution, delivery and performance of this Guarantee, except as have been obtained and are in force, and (vi) the execution, delivery and performance of this Guarantee by the Guarantor will not violate any provision of any existing law or regulation to which the Guarantor is subject or any provision of the Guarantor's constitutive documents or of any material agreements to which it may be a party.

3. The Guarantor hereby unconditionally and irrevocably guarantees to the Affiliate, as a primary obligor, the due and punctual performance of all of the obligations of the Guaranteed Entity under or in connection with the Agreement. If the Guaranteed Entity fails to perform any such obligation in the manner and at the time required, the Guarantor shall perform or procure the performance of such obligation upon demand by the Affiliate.


--------------------

(1) Add or delete spaces as appropriate to reflect the number of Contractors.

4. This Guarantee is irrevocable and unconditional and shall remain in full force and effect until all obligations of the Guaranteed Entity under or in connection with the Agreement are fully and irrevocably satisfied and discharged, notwithstanding (a) any amendment or termination of the Agreement, (b) any extension of time or other indulgence or concession granted by the Affiliate, or (c) any delay or failure by the Affiliate in pursuing any remedies available against the Guaranteed Entity. Notwithstanding the foregoing, this Guarantee shall terminate with respect to liabilities arising from improper abandonment of wells or facilities in any area outside a Field or in any Field on the fifth anniversary of the termination of the Agreement with respect to such area or Field.

5. The provisions contained in Article 547 of the Commercial Code of Venezuela will be fully applicable to this Guarantee. Accordingly, the Affiliate shall have no obligation to pursue any remedy or take any action against or in respect of the Guaranteed Entity prior to enforcing its rights under this Guarantee directly against the Guarantor. In addition, the Guarantor may not claim that the Affiliate could have avoided or mitigated, in any manner or through any action, the damages resulting from a default of the Guaranteed Entity under the Agreement or resort to any other guarantee held at any time in its favor, before proceeding against the Guarantor in connection with its obligations under this Guarantee. The Guarantor's obligations under this Guarantee shall be independent and absolute, and the Guarantor shall have no right of setoff or counterclaim with respect to any other claims it may have against the Affiliate or any other Person.

6. All of the obligations of the Guarantor set forth herein shall bind the Guarantor and its successors. The Guarantor may not assign or delegate its duties or obligations hereunder without the prior written consent of the Affiliate, and any purported assignment or delegation without such consent shall be null and void. The Guarantor confirms that this Guarantee shall remain in effect with respect to any assignee of the Guaranteed Entity under the Agreement that is an Associated Entity of the Guaranteed Entity. Upon any such assignment the assignee shall be considered the Guaranteed Entity for all purposes hereunder to the extent of the assigned obligations. The Guarantor additionally confirms that any assignee of the Affiliate under the Agreement permitted in accordance with Clause 27.3 of the Agreement may exercise all rights and remedies of the Affiliate under this Guarantee. No other person or entity shall be a beneficiary of this Guarantee or have or acquire any rights by reason of this Guarantee.

7. This Guarantee shall be governed by and construed in accordance with the laws of the Republic of Venezuela.

8. Any failure or delay by the Affiliate to exercise any right, in whole or in part, hereunder shall not be construed as a waiver of the right to exercise the same or any other right.

9. No amendment or modification of this Guarantee shall be effective unless in writing and signed by the Guarantor and the Affiliate.

10. Any dispute concerning the legal interpretation or construction of this Guarantee shall be settled exclusively and finally by arbitration conducted in accordance with the Rules of the

     International Chamber of Commerce ("ICC"). The Affiliate shall select an arbitrator and the Guarantor shall select an arbitrator in accordance with the ICC Rules. The arbitrators so nominated shall then agree within 30 days on a third arbitrator to serve as Chairman. The arbitration shall be conducted in New York City (United States of America). Notwithstanding the foregoing, in the event that a dispute involves both the Guarantor and the Guaranteed Entity, arbitration shall be conducted in accordance with Clause
     23.2 of the Agreement, as a single proceeding, and Guarantor and the Guaranteed Entity shall jointly have the rights of the Guaranteed Entity under such Clause 23.2.

11. The Guarantor shall pay upon demand and presentation of invoices all reasonable and actual costs and expenses incurred by the Affiliate in connection with the successful enforcement of this Guarantee, including, without limitation, reasonable fees and expenses of counsel.

12. All notices, demands, instructions, waivers or other communications to be provided pursuant to this Guarantee. and any consents contemplated in this Guarantee, shall be in writing in Spanish or English, shall be effective upon receipt, and shall be sent by personal delivery, courier, first class mail, facsimile or telex, to the following addresses:

     i)  If to the Guarantor, to:

     ii) If to the Affiliate, to:

     The addresses and telex and facsimile numbers of either party for notices given pursuant to this Guarantee may be changed by means of a written notice given to the other party at least 15 Business Days prior to the effective date of such change.

13. This Guarantee is being executed in both the Spanish language and the English language. The Spanish version shall constitute the binding version, and the English version is being executed as a matter of reference only.

14. This Guarantee may be executed in any number of counterparts, each of which shall be deemed to be an original.

This Guarantee has been duly executed by the Guarantor and the Affiliate by their respective officers thereunto duly authorized as of the ___ day of ______________,1997.


                                             NAME OF GUARANTOR)


                                             By:
                                                ------------------------------
                                             Name:
                                                  ----------------------------
                                             Title:
                                                   ---------------------------


ACKNOWLEDGED AND ACCEPTED:

[NAME OF AFFILIATE]

By:
   ------------------------------
Name:
     ----------------------------
Title:
      ---------------------------

ANNEX E


(Translation]


                           DEVELOPMENT PLAN GUIDELINES


     This Annex sets forth the topics required to be covered in a Development Plan submitted to the Affiliate for approval, to the extent applicable to the relevant Field. While this Annex describes the general requirements of the Development Plan and incorporates those set forth in Clauses 6.2 and 8.4 of the Agreement, there is no detailed prescription of the format or the level of detail to be presented, other than coverage of the key topics identified herein. Additional information may be presented in a Development Plan to the extent appropriate to the relevant activities.

1.   Description of Field.

     (a) Description of the Field to be developed.

     (b) Field Boundaries of the Field to be developed.

     (c) Description of the Hydrocarbon-bearing formations to constitute the Field.

2.   Reserves and Production.

     (a) An estimate of proved, probable and possible reserves in the Field for each reservoir (in each case, determined on a life-of-field basis, without regard to the duration of the Operation Period), separated by Liquid Hydrocarbons (separately for crude oil, condensate and natural gas liquids) and Natural Gas.

     (b) An estimate of the production profile for each reservoir of the Hydrocarbons that the Contractors expect to deliver to the Affiliate in each year during the Operation Period for the proved and proved plus probable reserves cases (separately indicating the amount of projected Incremental Production), and an explanation of how the production profile in the proved reserve case achieves the Maximum Economic Rate of Production (unless Production is constrained by the Delivery Point Capacity)

3.   Description of Proposed Activities.

     (a) Description of the proposed rehabilitation, reactivation, enhancement or development scheme, as applicable, including the following:

         (i) General description of expected activities for the relevant Operation Period.

         (ii) Description of planned facilities, both inside and outside of Field Boundaries.

         (iii) Description of drive mechanism and reservoir management policy.

         (iv) The designation of additional Delivery Points that the Contractors plan to use in accordance with Clause 15.3 of the Agreement and Hydrocarbon Transportation and Handling arrangements, including routing to Delivery Points, type of Transportation and Handling facilities and expected use of Affiliate or third party facilities.

         (v) Expected arrangements for abandonment of facilities to be utilized in the course of the work program.

     (b) Plan for the periodic inspection of all inactive wells in the Initial Field at least twice per year and, unless otherwise agreed by the Affiliate in its discretion, a plan for the periodic surveillance of subsidence in around the Area that may be affected by Production.

     (c) Principal contingent features of proposed activities, and likely additional activities to be undertaken depending on results of specified initial activities.

     (d) Alterative approaches considered and reasons for choice of approach selected.

     (e) Schedule of activities, including expected schedule for construction or acquisition of major facilities and timetable for achieving commercial production rates (for Fields not currently in production) and Maximum Economic Rate (or Delivery Point Capacity).

     (f) Plan for the transfer of operations in accordance with Clause 11.8 of the Agreement.

4.   Budget and Economics.

     (Note: All financial information should be expressed in constant dollars, with no adjustment for inflation.)

     (a) Projected & capital and operating expenditures for the Operation Period for proved and proved plus probable reserves cases, prepared in accordance with the Uniform Reporting System, including (for the Initial Field) confirmation that the Minimum Work Obligation will be met.

     (b) Sharing and allocation arrangements, including:

         (i) Arrangements for Fields extending outside the Area, adopted or expected to be adopted pursuant to Clause XIII of the Agreement.

         (ii) Any arrangements for sharing of facilities or other costs, or for commingling and reallocation of Production, whether in respect of other Fields or otherwise, and guidelines for effecting allocations under Article 5.4 of the Accounting Procedures.

     (c) Contractor Participations in Field.

     (d) Expected Field returns and discounted cash flow analysis, in each case based on assumptions to be set forth in the Development Plan (including such reasonable assumptions as may be required by the Affiliate by notice to the Operator from time to time).

     (e) An estimate of the Service Fees that the Contractors expect to be payable by the Affiliate during each year of the Operation Period for each reserves case.

     (f) Expected duration of pre-operative phase, if any.

5.   Safety and Environmental Considerations.

     (a) Description of environmental program and contingency plans to be established pursuant to Clause 22.1 of the Agreement.

     (b) Description of program for protection of safety of personnel and other safety related programs.

6.   Additional Information for Amendments and Updates.

     (a) Reasons for proposed amendment or update.

     (b) Discussion of activities conducted since original Development Plan or previous amendment or update, as the case may be.

     (c) Revised presentation of all information described in clauses 1 through 4 above (or, to the extent appropriate, only such information as is being amended or updated).

                                                                   BOQUERON AREA

ANNEX F



                        Initial Contractor Participations


             Union Texas Venezuela Ltd.               66.67%
             Preussag Energie GmbH                    33.33%

ANNEX G

[Translation]


                      FORM OF OPERATOR ACCESSION AGREEMENT

(Date]

[Affiliate]
[Address]

[Contractor 1]
[Contractor 2]
c/o [Contractor 1]
[Address]

       Re:    Accession to Operating, Agreement

Ladies and Gentlemen:

     We address you on this opportunity in order to refer to the Operating Agreement (the "Agreement"), dated ____________ 1997, between [Affiliate], [Contractor I] and [Contractor 2].

     [Name of Operator) (the "0perator") agrees to perform fully all of the obligations and responsibilities attributed to it under the Agreement, to the extent and in the manner in which they are set forth.

     In addition, the Operator acknowledges all the rights to which it has become entitled under the Agreement, which it hereby assumes and may fully exercise.

     This accession agreement shall be governed by, and construed in accordance with, the laws of the Republic of Venezuela.


                                           Very truly yours,

                                           [NAME OF OPERATOR]

                                           By:
                                              ------------------------------
                                           Name:
                                           Title:


--------------------

(1) Add or delete as appropriate to reflect the number of Contractors.

                                    ANNEX H
                            DELIVERY OF HYDROCARBONS
                                 BOQUERON AREA


1.    DELIVERY POINT OF LIQUID HYDROCARBONS

      La Toscana manifold inlet (gross production).

2.    QUALITY OF LIQUID HYDROCARBONS AT THE DELIVERY POINT

      Liquid Hydrocarbons must meet the following conditions:

      Gravity:                         > 22 degrees API
                                       -
      Sand content:                    < 0.05%
                                       -
      Sulfur:                          < 1.5% in weight
                                       -
      Wax, paraffins and asphaltines:  Contractors must prevent precipitation upstream of Delivery Point and cooperate with the Affiliate for such prevention downstream of Delivery Point.

3.    DELIVERY POINT CAPACITY OF LIQUID HYDROCARBONS

      20 MBD gross (with a maximum of 1% of water content).

4.    DELIVERY POINT OF ASSOCIATED GAS

      La Toscana manifold inlet.

5.    QUALITY OF DELIVERED ASSOCIATED GAS

      Delivered Associated Gas must meet the following conditions:

      C0(2) Content:                    < 5% molar
                                        -
      Water Content:                    < 7 Pounds/MSCF
                                        -
      H(2)S Content:                    < 15 ppmv
                                        -



BOQUERON AREA                         H-1

                                     ANNEX I
                               BASELINE PRODUCTION
                                  BOQUERON AREA


Baseline Production
Decline Factor:            0.10 annually

Deemed Cost
of Baseline Production:    1.25 $/NB



BOQUERON AREA                          I-1

ANNEX J

[Translation]

                          [FORM OF OPERATOR GUARANTEE]

                         GUARANTEE OF PROPER PERFORMANCE
                         -------------------------------

     Reference is made to the Operating Agreement dated ____________ among ____________ (together with its successors and assigns, the "Affiliate"), a sociedad anonima organized under the laws of the Republic of Venezuela; ___________________, a ____________________ organized under the laws of
____________________; and _________________, a __________________ organized under the laws of _________________; (1) and to which __________________ (the
"Operator"), a __________________ organized under the laws of ______________, has become a party pursuant to an Accession Agreement of even date herewith.

     With regard to the obligations assumed by the Operator under the Operating Agreement, or that may be imposed upon the Operator under or in connection with the Operating Agreement, ___________________ (the "Guarantor"), a
_______________ organized under the laws of __________________, an Associated Entity of the Operator, agrees as follows:

1. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Operating Agreement.

2. The Guarantor hereby expressly represents and warrants to the Affiliate that, (i) it is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, (ii) it has all requisite corporate power and authority to execute, deliver and perform this Guarantee, (iii) the execution, delivery and performance of this Guarantee have been duly authorized by all necessary corporate action, (iv) this Guarantee constitutes the legal, valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms,
     (v) no governmental approvals are required in connection with the execution, delivery and performance of this Guarantee, except as have been obtained and are in force, and (vi) the execution, delivery and performance of this Guarantee by the Guarantor will not violate any provision of any existing law or regulation to which the Guarantor is subject or any provision of the Guarantor's constitutive documents or of any material agreements to which it may be a party.

3. The Guarantor hereby unconditionally and irrevocably guarantees to the Affiliate, as a primary obligor, the due and punctual performance of all of the obligations of the Operator under or in connection with the Operating Agreement. If the Operator fails to perform any such obligation in the manner and at the time required, the Guarantor shall perform or procure the performance of such obligation upon demand by the Affiliate.


----------------------

(1) Add or delete spaces as appropriate to reflect the number of Contractors.

4. This Guarantee is irrevocable and unconditional and shall remain in full force and effect until all obligations of the Operator under or in connection with the Operating Agreement are fully and irrevocably satisfied and discharged, notwithstanding (a) any amendment or termination of the Operating Agreement, (b) any extension of time or other indulgence or concession granted by the Affiliate, or (c) any delay or failure by the Affiliate in pursuing any remedies available against the Operator. Notwithstanding the foregoing, this Guarantee shall terminate with respect to liabilities arising from improper abandonment of wells or facilities in any area outside a Field or in any Field on the fifth anniversary of the termination of the Operating Agreement with respect to such area or Field.

5. The provisions contained in Article 547 of the Commercial Code of Venezuela will be fully applicable to this Guarantee. Accordingly, the Affiliate shall have no obligation to pursue any remedy or take any action against or in respect of the Operator prior to enforcing its rights under this Guarantee directly against the Guarantor. In addition, the Guarantor may not claim that the Affiliate could have avoided or mitigated, in any manner or through any action, the damages resulting from a default of the Operator under the Operating Agreement or resort to any other guarantee held at any time in its favor, before proceeding against the Guarantor in connection with its obligations under this Guarantee. The Guarantor's obligations under this Guarantee shall be independent and absolute, and the Guarantor shall have no right of set-off or counterclaim with respect to any other claims it may have against the Affiliate or any other Person,

6. All of the obligations of the Guarantor set forth herein shall bind the Guarantor and its successors. The Guarantor may not assign or delegate its duties or obligations hereunder without the prior written consent of the Affiliate, and any purported assignment or delegation without such consent shall be null and void. The Guarantor confirms that this Guarantee shall remain in effect with respect to any assignee of the Operator under the Operating Agreement that is an Associated Entity of the Operator. Upon any such assignment the assignee shall be considered the Operator for all purposes hereunder to the extent of the assigned obligations. The Guarantor additionally confirms that any assignee of the Affiliate under the Operating Agreement permitted in accordance with Clause 27.3 of the Operating Agreement may exercise all rights and remedies of the Affiliate under this Guarantee. No other person or entity shall be a beneficiary of this Guarantee or have or acquire any rights by reason of this Guarantee.

7. This Guarantee shall be governed by and construed in accordance with the laws of the Republic of Venezuela.

8. Any failure or delay by the Affiliate to exercise any right, in whole or in part, hereunder shall not be construed as a waiver of the right to exercise the same or any other right.

9. No amendment or modification of this Guarantee shall be effective unless in writing and signed by the Affiliate and the Guarantor.

10. Any dispute concerning the legal interpretation or construction of this Guarantee shall be settled exclusively and finally by arbitration conducted in accordance with the Rules of the

     International Chamber of Commerce ("ICC"). The Affiliate shall select an arbitrator and the Guarantor shall select an arbitrator in accordance with the ICC Rules. The arbitrators so nominated shall then agree within 30 days on a third arbitrator to serve as Chairman. The arbitration shall be conducted in New York City (United States of America). Notwithstanding the foregoing, in the event that a dispute involves both the Guarantor and the Operator, arbitration shall be conducted in accordance with Clause 23.2 of the Operating Agreement, and the Guarantor and the Operator shall jointly have the rights of the Operator under such Clause 23.2.

11. The Guarantor shall pay upon demand and presentation of invoices all reasonable and actual costs and expenses incurred by the Affiliate in connection with the successful enforcement of this Guarantee, including, without limitation, reasonable fees and expenses of counsel.

12. All notices, demands, instructions, waivers or other communications to be provided pursuant to this Guarantee, and any consents contemplated in this Guarantee, shall be in writing in Spanish or English, shall be effective upon receipt, and shall be sent by personal delivery, courier, first class mail, facsimile or telex, to the following addresses:

     i)  If to the Guarantor, to:



     ii) If to the Affiliate, to:



     The addresses and telex and facsimile numbers of either party for notices given pursuant to this Guarantee may be changed by means of a written notice given to the other party at least 15 Business Days prior to the effective date of such change.

13. This Guarantee is being executed in both the Spanish language and the English language. The Spanish version shall constitute the binding version, and the English version is being executed as a matter of reference only.

14. This Guarantee may be executed in any number of counterparts, each of which shall be deemed to be an original.

This Guarantee has been duly executed by the Guarantor and the Affiliate by their respective officers thereunto duly authorized as of the ___ day of _______________, 1997.


                                         [NAME OF GUARANTOR]

                                         By:
                                            ------------------------------
                                         Name:
                                              ----------------------------
                                         Title:
                                               ---------------------------

ACKNOWLEDGED AND ACCEPTED:

[NAME OF AFFILIATE]

By:
   -----------------------------
Name:
     ---------------------------
Title:
      --------------------------

ANNEX K

[TRANSLATION]


                      MODEL JOINT OPERATING TERMS FOR EPIC

                                       I

                                   DEFINITIONS(1)


     Capitalized terms defined in the Agreement (as defined below) or the Accounting Procedures (as defined in the Agreement) have the respective meanings assigned to such terms therein. The following definitions are in addition to and supplement those set forth in the Agreement and the Accounting Procedures.

     "Agreement" shall mean the Operating Agreement to which these Model Terms are an Annex.

     "Advances" shall mean each payment of cash made or required to be made pursuant to a valid Cash Call.

     "Cash Call" shall mean any request for payment made by the Operator in accordance with Article IV of these Model Terms.

     "Contractor Agreement" shall mean any agreement or contract, whether oral or written, among some or all of the Other Contractors or between the Other Contractors and the Operator (in its capacity as such) with respect to their respective rights or obligations under the Agreement, as such agreement or contract may be amended or supplemented from time to time.

     "Joint Bank Account" shall have the meaning set forth in Article 4.1.

     "Management Committee" shall have the meaning set forth in Article 6.1.

     "Model Terms" shall mean these Model Joint Operating Terms for EPIC, as they may be amended or supplemented from time to time.

----------------------

(1) Definitions in this English translation are presented in alphabetical order in English for ease of reference. Accordingly, the order of these definitions does not match the order in the definitive Spanish version.

     "Permitted Expenditures" shall mean:

          (i)  Chargeable Expenditures;

          (ii) other expenditures that (a) relate to and are necessary for the provision of Operating Services or other activities under the Agreement, (b) are also paid by the Other Contractor(s), and (c) are of a kind and in amounts that are customarily charged to contractors under international joint operating agreements; and

         (iii) other expenditures that EPIC agrees to pay.

                                       II

                                      SCOPE

     Absent express written agreement to the contrary by EPIC, these Model Terms shall govern relations between EPIC and the Operator and EPIC and the Other Contractors and shall create a binding contractual relationship, enforceable against each of them in accordance with its terms.

     Except as the Other Contractors and/or the Operator may agree, these Model Terms will not affect any Contractor Agreement or any other aspect of relations between or among the Other Contractors and/or the Operator.

                                      III

                               NON-DISCRIMINATION

     As a general matter, in all matters relating to the Agreement and the Contractors' rights and obligations thereunder, the Operator and the Other Contractors shall not discriminate against EPIC, shall afford EPIC the same rights, access to information and other benefits as are enjoyed by Other Contractors under any Contractor Agreement or otherwise (taking into account the level of EPIC's Participation) and shall treat EPIC no less favorably than any Other Contractor with the same Participation is or would be treated by the Operator and/or Other Contractors under a Contractor Agreement or otherwise; provided that, unless it expressly agrees to the contrary in writing, EPIC shall at all times be entitled to the minimum rights, benefits and treatment provided in these Model Terms.

                                       IV

                       BANK ACCOUNTS; CASH CALLS; DEFAULT

4.1 (a) If it has not already done so, the Operator shall establish and maintain one or more bank accounts (the "Joint Bank Accounts") in Dollars (and in Bolivars, if there are Cash

     Calls in Bolivars), into which Advances and the Service Fee will be deposited and from which Permitted Expenditures will be paid by or reimbursed to the Operator. Payments of the Service Fee shall be held in a Joint Bank Account in Dollars and distributions of net amounts to EPIC shall be made in Dollars.

     (b) The Operator shall distribute cash from a Joint Bank Account to EPIC in proportion to EPIC's Participation in the Field (or, in the case of any reimbursement of unused Advances, Exploration Activity) concerned, at the same time as it distributes any cash from such Joint Bank Account to any Other Contractor (including the Operator itself in its capacity as a Contractor).

     (c) The Joint Bank Accounts shall be managed and Cash Calls made with a goal of minimizing the amount of idle cash in the Joint Bank Accounts, to the extent consistent with the needs of the Operator to perform the Operating Services contemplated in the Agreement.

4.2 The Operator shall make Cash Calls to EPIC in accordance with the procedures set forth herein to provide for the orderly funding by EPIC of its Participation in Permitted Expenditures. Cash Calls may be made by the Operator to fund any Permitted Expenditures. Cash Calls in respect of each Field or Exploration Activity may be made to EPIC in proportion to its respective Participation in the Field or Exploration Activity concerned only at the same time and in the same manner that Cash Calls with respect to the Permitted Expenditures concerned are made to all Other Contractors having a Participation in such Field or Exploration Activity. In addition, all Cash Calls to EPIC will be subject to the following conditions:

          (i) No later than fourteen calendar days prior to the beginning of each calendar month, the Operator shall furnish EPIC with a notice of
          (a) the Cash Call(s) being made for such calendar month and (b) an estimate of the Cash Calls that will be made for the three following calendar months. The amount requested in the Cash Call notice for any month shall be the Operator's estimate of the amount and currencies that will be payable in such calendar month in respect of the relevant Permitted Expenditures, taking into account cash already on hand and net of any Service Fee that the Operator expects to receive in such calendar month (to the extent that the Operator nets the Service Fee with respect to the Other Contractors), plus a reserve for contingencies in amounts consistent with normal industry practice. Each Cash Call notice sent to EPIC shall specify the amount applicable to each Field and to each Exploration Activity relevant to EPIC. Each Cash Call notice shall identify the budget items or AFE's (or main groupings of budget items or AFE'S) for which the funds are required and the amounts attributable to each such budget item or AFE (or grouping thereof).

          (ii) Cash Call(s) made in such notice for the coming calendar month shall be paid by EPIC no later than the first Business Day of such calendar month or such later Business Day as may be specified in the notice. Where Cash Calls are for more than $1.0 million (or the equivalent in another currency), EPIC will have the right to pay the Cash Calls in two or more installments during the course of the month in implementation of the principle stated in Article 4.1(c); provided that the timing of payment is consistent with the Operator's needs for funding.

          (iii) With respect to any Cash Calls made to the Other Contractors
          (or in the case of a single Other Contractor, any Permitted Expenditures actually made by such Other Contractor) prior to the date of execution and delivery of the Agreement by EPIC, EPIC shall pay the Operator its Participation in such Cash Calls (or such Permitted Expenditures) on the first Business Day that is or follows the latest of: (a) 30 calendar days following the date EPIC executes and delivers the Agreement, (b) five Business Days following receipt of an appropriate Cash Call notice from the Operator, and (c) the date on which such Cash Call is to be paid by the Other Contractors.

          Where the Other Contractors have paid a Cash Call (or a single Other Contractor has made a Permitted Expenditure) prior to the date on which EPIC pays its Participation in such Cash Call (or Permitted Expenditure), EPIC shall also pay interest on the amount of such Participation from and including the date of payment by the Other Contractor(s) to but excluding the date of payment by EPIC, at a rate for each day equal to *.

          (iv) Cash Calls to EPIC may be made only in Bolivars or Dollars. Each Cash Call shall specify, in respect of each Advance, the currency required and the Joint Bank Account to which payment is to be made. Payments of all Cash Calls shall be made to such Joint Bank Account, in funds available for withdrawal by the Operator on the date on which the payments are due. Whenever a Cash Call is made in Bolivars or Dollars for a funding need in another currency, the Operator shall purchase the appropriate amount of the required currency with Bolivars or Dollars, as the case may be, in an arms' length transaction from a bank of international reputation.

4.3 In the event that amounts are payable in respect of Permitted Expenditures for which a Cash Call may be made by the Operator, and there is not sufficient cash on hand Advanced by the relevant Contractors to meet such Permitted Expenditures, the Operator shall give notice to each of EPIC and the relevant Other Contractors requesting that it fund its Participation in a special Cash Call. If EPIC elects not to provide such funding or does not respond in a timely manner, the Operator may advance EPIC's Participation in such amounts, if the Operator could; if necessary, simultaneously advance the respective Participations of the relevant Other Contractors. Amounts so advanced on behalf of EPIC shall be included in the Cash Call to EPIC for the next month (or for the following month, if the latest date for the notification of a Cash Call for the next month has passed before the date of such advance). The Operator shall receive interest on each such advance from and including the date of the advance, to but excluding the date of reimbursement, at a rate for each day in such period equal to the lower of (i) the lowest rate charged any Other

* Confidential portion has been omitted pursuant to a request for confidential treatment and filed separately with the Commission.

          Contractor with respect to advances made at the same time and (ii) LIBOR for such day. The related Cash Call shall include an amount sufficient to pay such interest.

4.4 (a) All Cash Calls made by the Operator shall be paid by EPIC, regardless of whether it disputes the correctness of such Cash Calls. If the Operator makes an improper Cash Call in bad faith or repeatedly makes improper Cash Calls, such error or errors shall constitute a breach by the Operator of its obligations under these Model Terms, Payment of any Advance will not prejudice EPIC's right to protest or question the correctness of the related Cash Call.

          (b) EPIC shall have the right to require that one audit of Permitted Expenditures, Cash Calls, Advances, Joint Bank Accounts and related matters be performed in any Calendar Year, at its own expense, by a firm of independent auditors of recognized international standing with expertise in Venezuelan accounting principles. Such audit may cover any or all such matters relating to the current Calendar Year or the two preceding Calendar Years. EPIC shall give at least 30 days' notice to the Operator of its intention to conduct such an audit. Audits shall be conducted in a manner so as to minimize disruptions to the Operator's activities. The Operator shall cooperate with the auditors, including providing access to all relevant facilities during regular business hours and providing appropriate assistance to the auditors.

          Notwithstanding the previous paragraph, if the items as to which EPIC requests an audit have already been audited once as part of the annual audit required by Clause 18.3 of the Agreement and Article 3.1 of the Accounting Procedures and a second time as part of an additional audit requested either by the Affiliate pursuant to Article 3.2 of the Accounting Procedures or by one or more Other Contractors pursuant to a Contractor Agreement or otherwise, EPIC will not have the right to require a third audit.

4.5 (a) If EPIC fails to pay any Cash Call when due, the Operator or any Other Contractor may give EPIC a notice of default. EPIC will have five Business Days from the giving of such notice in which to make up the Cash Call without penalty. If it fails to make up the Cash Call within such five Business Days, (i) EPIC will lose the right to receive distributions of the Service Fee and the Operator will be entitled to apply any Service Fees payable to EPIC to the amount of the unpaid Cash Calls, and (ii) the net amount of such unpaid Cash Calls (after application of the Service Fee) will subsequently bear interest, at a rate for each day equal to *, from and including the date such amount was originally due to but excluding the earlier of
          (1) the date of payment of such amount, (2) the date of transfer of EPIC's Participation as provided in Article 4.5(b), and (3) the date of withdrawal by EPIC with respect to the Field concerned pursuant to Clause 20.4 of the Agreement. If any portion of a Cash Call remains unpaid 30 calendar days after such notice of default, EPIC will lose the right to vote on any Management Committee (but will not lose its right to receive information pursuant to Article V). Upon payment in full of all unpaid Cash Calls and interest thereon, EPIC's rights to receive the Service Fee and to vote will be immediately reinstated.

* Confidential portion has been omitted pursuant to a request for confidential treatment and filed separately with the Commission.

          (b) At any time that the amount of such missed Cash Call plus interest thereon remains unpaid following 120 calendar days after the end of the five-Business Day period referred to in the previous paragraph, the Operator shall have the right, but not the obligation, to give notice to EPIC requiring EPIC to transfer its Participation in the Field(s) or Exploration Activity to which the missed Cash Call relates to the Other Contractors in such proportions as the Operator shall indicate in the notice, without payment of any compensation or consideration of any kind to EPIC. To this end, upon receipt of such notice, EPIC shall be deemed to have transferred all of its right, title and beneficial interest in and under the Agreement to such Other Contractors and to have empowered the Operator to execute on EPIC's behalf any documents required to effect such transfer. If requested, EPIC will execute a power of attorney in this regard and will do any and all acts required by applicable law or regulation in order to complete such transfer. In the event that any necessary governmental or other approvals are not timely obtained, EPIC shall hold its Participation concerned in trust for the Other Contractors designated in the Operator's notice of transfer. Upon the effectiveness of the transfer of EPIC's Participation as provided above, EPIC will cease to be a Contractor under the Agreement with respect to the Field or Exploration Activity concerned,

          For purposes of Clause XXVII of the Agreement, the Affiliate will be deemed to have approved the Transfers provided above in advance and no further approval by the Affiliate will be required.

          (c) Transfer of EPIC's Participation in the Field(s) or Exploration Activity concerned pursuant to Article 4.5(b) will not relieve EPIC of the obligation to pay the Operator the amount of the missed Cash Call together with interest thereon or of liability for any other obligations, financial or otherwise, that have vested, matured or accrued under the Agreement prior to such transfer.

4.6 Unless it otherwise agrees, EPIC shall have no liability in respect of late or missed Cash Calls to Other Contractors.

                                       V

                              ACCESS TO INFORMATION

5.1 Subject to Article 7.2(c)(2), the Operator and the Other Contractors shall promptly provide EPIC with copies of all documents, communications, reports, notices and other information that are provided to,or received from, the Affiliate, any Other Contractor or any ministry or agency of the Venezuelan government in connection with the Agreement, including without limitation the following:

               (i) preliminary and final versions of any Development Plan, Annual Work Program and Budget, AFE, proposal for an Exploration Activity or Final Well Report, and of any significant amendments thereto; and

               (ii) any significant commentary disagreement, dispute, approval, response or other communications with regard to any of such documents;

     provided that magnetic tapes may be stored by the Operator and made available for inspection and/or copying at the expense of EPIC.

5.2 In addition, to the extent not already included under Article 5.1, the Operator shall promptly provide EPIC with copies of

               (i) all data and reports that are produced or compiled under the Uniform Reporting System;

               (ii) all monthly and annual reports produced pursuant to Article II of the Accounting Procedures;

               (iii) all audits and related information done or produced pursuant to Article III of the Accounting Procedures; and

               (iv) such additional information as EPIC may reasonably request, provided that it pays the costs of preparation of such additional information.

5.3 In general, the Operator shall afford EPIC access at all reasonable times to all facilities and installations used in connection with the Operating Services and to other data, information and documents acquired or produced in the conduct of the Operating Services and permit EPIC to make copies thereof at its own expense.

5.4 Notwithstanding the other provisions of this Article V, neither the Operator nor any Other Contractor shall be required to divulge proprietary technology to EPIC; provided that where the cost of development of proprietary technology has been included as a Permitted Expenditure to which EPIC has contributed, such proprietary technology shall be disclosed to EPIC and may be used by EPIC in other operations.

                                       VI

                           PARTICIPATION IN COMMITTEES

6.1 EPIC shall have the right to nominate one representative and one alternate representative to each operating committee, technical committee or similar body (each a "Management Committee") that is composed of representatives of the Contractors and has powers and duties with regard to authorizing and supervising Operating Services and other activities relating to the Agreement. EPIC shall have the right to change its representative and alternate at any time by giving notice to such effect to the Operator and the Other Contractors. EPIC shall be entitled to receive all notices and information (including, without limitation, proposed authorizations for expenditure) and to participate in meetings on the same basis as the Other Contractors, and to a vote on each Management Committee equal to its Participation from time to time.

6.2 If an operating committee and a technical committee have not already been formed pursuant to a Contractor Agreement or otherwise, the Other Contractor(s), the Operator and EPIC shall create an operating committee and technical committee, which shall each meet at least twice per year and shall have such powers and duties and operate according to such procedures as are customary in the international oil industry. The Operator shall provide EPIC with such notices, information and proposed authorizations for expenditure as are customary in the international oil industry.

6.3 If the requirements of Articles 6.1 or 6.2 are satisfied, decisions of the Management Committee concerned shall be conclusive and binding on EPIC to the extent that such decisions are also conclusive and binding on all Other Contractors; provided that (i) EPIC shall have no liability with respect to any activity or matter as to which it gives notice nonconsent under Articles 7.2(a), 7.3(a) or 7.4, and (ii) a Management Committee may not amend the Agreement or these Model Terms or modify EPIC's rights thereunder or hereunder without EPIC's written consent.

                                       VII

                PARTICIPATION IN FIELD DEVELOPMENTS; EXPLORATION
                     ACTIVITIES AND CERTAIN OTHER ACTIVITIES

7.1 Subject to its right to withdraw pursuant to Clause 20.4 of the Agreement and its right to transfer its Participation in a Field pursuant to Clause XXVII of the Agreement, EPIC shall be liable for its share of all Chargeable Expenditures relating to the Initial Field and for all other Permitted Expenditures reasonably related to such Field, and shall be entitled to its share of the Service Fee with respect to such Initial Field, for the entire Operation Period of such Initial Field. It shall otherwise have no right to withhold consent or otherwise to opt out of Operating Services performed with respect to the Initial Field.

7.2 (a) Subject to Article 7.2(c), EPIC shall have the right to participate in any Exploration Activity that is proposed to the Affiliate pursuant to Clause VIII of the Agreement. The Operator shall promptly give EPIC notice of any such proposal. At any time within the 10 calendar days following such notice (or within 48 hours if the proposed Exploration Activity involves use of a drilling rig that is standing by) EPIC may notify the Operator that it does not wish to participate in such Exploration Activity. Absent such notification of non-consent, EPIC will be deemed to have approved such Exploration Activity and will be liable for its Participation in all Permitted Expenditures in connection with such Exploration Activity,

     (b) In the event that EPIC notifies the Operator that it does not wish to participate in such an Exploration Activity, it will have no liability for any Permitted Expenditures or any other liabilities incurred in connection with such Exploration Activity. Thereafter, each of the Other Contractors participating in such Exploration Activity will indemnify EPIC from, and hold it harmless against, any costs, expenses (including without limitation reasonable legal costs, expenses and attorneys' fees) and liabilities incident to claims, demands or causes of action of every kind and character brought by or on behalf of any Person, for damage to or loss of property or the environment, or for injury to, illness or death of any Person, in each case to the extent such costs, expenses and liabilities arise from or are related to such Exploration Activity,

     (c) In the event that EPIC elects not to participate in an Exploration Activity as provided above, it will be deemed to have conclusively relinquished to the Other Contractors (1) all rights to participate in such Exploration Activity and in any additional exploration, appraisal or drilling activity that results directly therefrom, (2) all rights under these Model Terms to receive data or information relating to or resulting from such Exploration Activity or additional activities, and (3) all rights under the Agreement to have a Participation in the development of any Hydrocarbons discovered or appraised as a result of such Exploration Activity or additional activities,

     (d) Notwithstanding the provisions of Article 7.2(c), if any non-consenting Other Contractor has the option under a Contractor Agreement or otherwise to reinstate any of the rights described in Article 7.2(c), EPIC shall have the same option on the same terms and subject to the same conditions as such Other Contractor.

     (e) Further notwithstanding the provisions of Article 7.2(c), if an Exploration Activity in which EPIC does not participate leads either (1) to the development of a new Field whose development also results from Exploration Activities in which EPIC does participate or (2) to the extension of an existing Field in which EPIC has a Participation, EPIC shall have the option to have a Participation in the development of such new Field equal to its Participation in the Exploration Activities in which it did participate or to maintain its Participation in the existing Field. Such option shall be exercisable by giving notice to the Operator at any time during the 30 calendar days following the approval by the Affiliate of a Development Plan for such new Field or an amendment of the Development Plan for the existing Field.

     If EPIC gives such notice, it will be required to pay the Operator the full amount of its Participation in each Cash Call for Exploration Expenditures and other Permitted Expenditures related to the Exploration Activities in which EPIC did not participate, that was addressed to the Other Contractors prior to the date of such notice and has not already been paid by EPIC.
     The amount of each such Cash Call shall be paid to the Operator on the first Business Day that is or follows the latest of: (a) 30 calendar days following the date of such notice, (b) five Business Days following receipt of an appropriate Cash Call notice from the Operator, and (c) the date on which any such Cash Call is to be paid by the Other Contractors.

     If Other Contractors have paid such a Cash Call prior to the date on which EPIC pays its Participation in such Cash Call, EPIC shall also pay interest on the amount of such Participation from and including the date of payment by the Other Contractors to but excluding the date of payment by EPIC, at a rate for each day equal to LIBOR plus 1%.

7.3 (a) Subject to Article 7.2(c), EPIC shall have a Participation in any development proposed pursuant to Clause 8.4 of the Agreement, that corresponds to its Participation in the Exploration Activities that lead to such development, unless it notifies the Affiliate and the Operator at any time prior to approval of the related Development Plan by the Affiliate that it does not wish to participate in such development. Absent such notification, and subject to its right to withdraw pursuant to Clause 20.4 of the Agreement and its right to transfer its Participation in a Field pursuant to Clause XXVII of the Agreement, EPIC shall be liable for its share of all Chargeable Expenditures, and be entitled to its share of the Service Fee, with respect to the Field concerned for the entire Operation Period of such Field. It shall Otherwise have no right to withhold consent or otherwise to opt out of Operating Services performed with respect to such Field.

     (b) In the event that EPIC notifies the Operator that it does not wish to participate in such Development Plan, it will have no liability for any Chargeable Expenditures or any other liabilities incurred in connection with such Development Plan or such Field after the giving of such notice. Thereafter, each of the Other Contractors participating in such Development Plan will indemnify EPIC from, and hold it harmless against, any costs, expenses (including without limitation reasonable legal costs, expenses and attorneys' fees) and liabilities incident to claims, demands or causes of action of every kind and character brought by or on behalf of any Person, for damage to or loss of property or the environment, or for injury to, illness or death of any Person, in each case to the extent such costs, expenses and liabilities arise from or are related to such Development Plan or the conduct of any activities with respect to such Field.

7.4 EPIC shall have the right to participate on the same terms and conditions as any Other Contractors (including the right to receive its pro rata share of any revenues realized in addition to the Service Fee), with a Participation equal to the largest Participation it then has with respect to a Field under the Agreement, in:

          (i) any infrastructure projects proposed pursuant to Clause 15.3 of the Agreement;

          (ii) any Natural Gas development negotiated pursuant to Clause XVI of the Agreement; and

          (iii) any acquisition, construction or operation of any other facilities, installations or other assets which are to be used partly in connection with the Operating Services and partly in connection with other operations or to provide services to third parties.

                                      VIII

                           TRANSFER OF PARTICIPATIONS

8.1 Absent express written agreement to the contrary with one or more Other Contractors, EPIC will not be subject to, or have the benefit of, any restrictions on Transfers of Participations existing with respect to some or all of the Other Contractors under any Contractor Agreement (such as rights of first refusal, rights of first negotiation, "piggyback" rights, and other similar rights).

8.2 In any event, EPIC will be subject to the provisions of Clause XXVII of the Agreement, except as specifically provided to the contrary in Clause 3.3 of the Agreement.

                                       IX

                                 MISCELLANEOUS

9.1 These Model Terms shall be governed by and construed in accordance with the laws of the Republic of Venezuela. Disputes between EPIC and the Operator or any Other Contractor shall be resolved as provided in Clause 23.2 of the Agreement.

9.2 All notices, demands, instructions, waivers, consents or other communications to be provided pursuant to these Model Terms shall be given as provided in Clause XXVII of the Agreement,

9.3 To be binding, any amendment of these Model Terms must be effected by an instrument in writing signed by EPIC, the Operator and the Other Contractors. No further formalities shall be required to amend these Model Terms.

9.4 Rights hereunder may not be waived, except pursuant to a writing signed by the Party against which enforcement of the waiver is sought.

9.5 Notwithstanding anything to the contrary contained in these Model Terms, in no event shall any Party be liable to any other Party for any consequential damages or lost profits that such other Party might suffer. The Parties acknowledge that this provision is intended only to limit their liability to each other for consequential loss or damage and lost profits, and shall not be construed to so as to limit their liability to third parties or their right to seek indemnification for third party claims in accordance with any other Clause.

     The Operator and each Other Contractor shall indemnify EPIC from, and hold it harmless against, any loss, damage, cost or expense (including without limitation reasonable legal costs, expenses and attorneys' fees) incurred as a result of or arising from the gross negligence or willful misconduct respectively of the Operator or such Other Contractor in connection with activities relating to the Agreement,

     EPIC shall indemnify the Operator and each Other Contractor from, and hold it harmless against, any loss, damage, cost or expense (including without limitation reasonable legal costs, expenses and attorneys' fees) incurred as a result of or arising from the gross negligence or willful misconduct of EPIC in connection with activities relating to the Agreement.

     In the event that EPIC pays, or is held liable for, any cost, loss, damage or expense (other than EPIC's own costs of litigation) arising out of or in relation to any of the Operating Services or any other activity under the Agreement (including, without limitation, as a result of settlement of third party claims), that is in excess of EPIC's Participation in the Operating Services or activity giving rise to such cost, loss, damage or expense, each Other Contractor that pays, or is held liable for, a part of the total cost, loss, damage or expense that is less than its Participation in such Operating Services or activity shall promptly upon notice from EPIC pay to EPIC the amount of the shortfall. Similarly, EPIC shall be liable for contribution to some or all of the Other Contractors if it pays, or is held liable for, less than its Participation in any such cost, loss, damage or expense.

9.6 Nothing contained in these Model Terms or in the Agreement is intended to create, or shall be deemed or construed as creating, any legal entity between the Parties. No Party shall have the authority or right, or hold itself out as having the authority or right, to assume, create or undertake any obligation of any kind whatsoever, express or implied, on behalf of or in the name of any other Party, except as expressly provided herein.

ANNEX L

[TRANSLATION]


                                 PRICE FORMULA


     For purpose of Clause 17.4 of the Agreement, the value of Hydrocarbons other than Associated Gas for each calendar day in any given Quarter will be determined in accordance with the appropriate formula set forth below.

     The average price for purposes of Clause 17.4 will be the arithmetic mean of the prices for each calendar day in the Quarter, except Saturdays, Sundays, and legal holidays in the place where price quotation referred to below is taken, carried to three decimal places with fractions of 0.0005 or more being rounded up. If a quotation used in the applicable formula is unavailable for any particular day, the most recent available quotation will be used.

A. Liquid Hydrocarbons

1. For Liquid Hydrocarbons having an API gravity of 28 degrees or greater,

         *

2. For Liquid Hydrocarbons having an API gravity of 22 degrees to 27.9 degrees,

         *

3. For Liquid Hydrocarbons having an API gravity of 15 degrees to 21.9 degrees,

         *

4. For Liquid Hydrocarbons having an API gravity of 10 degrees to 14.9 degrees,

         *

* Confidential portions of this page and pages 2, 3, 4, 5 and Exhibit 1 on this Annex L have been omitted pursuant to a request for confidential treatment and filed separately with the Commission.

*

* Confidential portion has been omitted pursuant to a request for confidential treatment and filed separately with the Commission.

     In the event that Platt's Oilgram Price Report at any time ceases to be published or is otherwise unavailable, the Affiliate and the Contractors shall agree on an alternative source of price information for the index crudes concerned. If any such index is unavailable from any source or if the composition of such index changes so that it is no longer substantially equivalent to the index as of the Effective Date, the Affiliate and the Contractors shall agree on a new index or indexes, and on corresponding modifications of the appropriate Price Formula as set forth above, so that such new index(es) and modified Price Formula yield substantially the same historical results as the initial index(es) and Price Formula.

     If the Affiliate and the Contractors are unable to agree on either (i) whether one of the circumstances described in the preceding paragraph has occurred, or (ii) the appropriate solution to such circumstance, within 60 days following notification by one side to the other that agreement on such a matter is required, either the Affiliate or the Contractors will have the right to refer such matter to an independent expert for decision pursuant to Clause 23.3 of the Agreement. The decision of the independent expert will be final and binding. Unless otherwise agreed by the Parties, the independent expert's decision will be strictly limited to the matters described in the preceding paragraph and no other issue relating to the Price Formula may be submitted for independent expert review.


B. Natural Gas (except Associated Gas)

1. For Natural Gas from Cretacico Sur,

     *

2. For Natural Gas from La Concepcion,

     *

3. For Natural Gas from La Vela Costa Afuera,

     *

* Confidential portion has been omitted pursuant to a request for confidential treatment and filed separately with the Commission.

*































* Confidential portion has been omitted pursuant to a request for confidential treatment and filed separately with the Commission.

     *

     In the event that an official price for Natural Gas or high sulfur fuel oil is no longer established for the relevant Venezuelan market pursuant to government regulation, then for purposes of determining P(001) or FOP, as the case may be, for the above formulae, the Affiliate and the Contractors shall agree on an index or other source of price information that most accurately indicates the actual, average daily selling price for Natural Gas or high sulfur fuel oil, as the case may be, for industrial uses, that is charged by the Affiliate or other major suppliers on the open market in the relevant location, under term contracts.

     If the Affiliate and the Contractors are unable to agree on either (i) whether one of the circumstances described in the preceding paragraph has occurred, or (ii) the appropriate solution to such circumstance, within 60 days following notification by one side to the other that agreement on such a matter is required, either the Affiliate or the Contractors will have the right to refer such matter to an independent expert for decision pursuant to Clause 23.3 of the Agreement. The decision of the independent expert will be final and binding. Unless otherwise agreed by the Parties, the independent expert's decision will be strictly limited to the matters described in the preceding paragraph and no other issue relating to the Price Formula may be submitted for independent expert review.

* Confidential portion has been omitted pursuant to a request for confidential treatment and filed separately with the Commission.

Exhibit 1

               VALUES OF K(LCH) FOR PURPOSES OF THE PRICE FORMULAS

------------------------------------------------
                     K(LCH) IN $/BARREL FOR
AREAS                INITIAL DELIVERY POINTS
------------------------------------------------
Acema                          *
------------------------------------------------
Ambrosio                       *
------------------------------------------------
Bachaquero S. O.               *
------------------------------------------------
Boqueron                       *
------------------------------------------------
B2X-68/79                      *
------------------------------------------------
B2X-70/80                      *
------------------------------------------------
Cabimas                        *
------------------------------------------------
Caracoles                      *
------------------------------------------------
Casma-Anaco                    *
------------------------------------------------
Cretacico Sur                  *
------------------------------------------------
Dacion                         *
------------------------------------------------
Intercampo N.                  *
------------------------------------------------
Kaki                           *
------------------------------------------------
La Concepcion                  *
------------------------------------------------
La Vela Costa Afuera           *
------------------------------------------------
LL-652                         *
------------------------------------------------
Mata                           *
------------------------------------------------
Maulpa                         *
------------------------------------------------
Mene Grande                    *
------------------------------------------------
Onado                          *
------------------------------------------------

* Confidential portion has been omitted pursuant to a request for confidential treatment and filed separately with the Commission.

ANNEX M

[Translation]

               [FORM OF GUARANTEE FOR MINIMUM WORK OBLIGATION](1)

         Reference is made to the Operating Agreement (the "Agreement") of even date herewith among [name of Affiliate] (together with its successors and assigns, the "Affiliate"), a sociedad anonima organized under the laws of the Republic of Venezuela, ____________________ (the "Guaranteed Entity"), a ___________________ organized under the laws of ____________________ and
___________________ a ____________________ organized under the laws of
___________________, and ____________________, a ____________________ organized under the laws of ____________________.

         ____________________ (the "Guarantor"), a ___________________ organized under the laws of ____________________, and an Associated Entity of the Guaranteed Entity, hereby agrees as follows:

1. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Agreement.

2. The Guarantor hereby expressly represents and warrants to the Affiliate that:(i) it is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, (ii) it has all requisite corporate power and authority to execute, deliver and perform this Guarantee, (iii) the execution, delivery and performance of this Guarantee have been duly authorized by all necessary corporate action, (iv) this Guarantee constitutes the legal, valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms, (v) no governmental approvals are required in connection with the execution, delivery and performance of this Guarantee, except as have been obtained and are in force, and (vi) the execution, delivery and performance of this Guarantee by the Guarantor will not violate any provision of any existing law or regulation to which the Guarantor is subject or any provision of the Guarantor's constitutive documents or of any material agreements to which it may be a party.

3. The Guarantor hereby unconditionally and irrevocably guarantees to the Affiliate, as primary debtor and obligor, the payment of the Guaranteed Amount (as defined below) if the Minimum Work Obligation is not completed by the earlier of (i) the date of termination of the Agreement and (ii) the date that is [ ](2) years following the Takeover Date (in either case, the

-------------
(1) This Guarantee may be provided in lieu of the letter of credit by bidders whose direct or indirect parent companies qualified in Category "A" or "B" in the Third Operating Agreement Round.

(2) Insert the number of years specified in the Final Tender Protocol for the completion of the Minimum Work Obligation.

         "Completion Date"). The "Guaranteed Amount" shall initially be equal to U.S.$ _______.(3) The Guaranteed Amount shall be reduced no earlier than three months after the date of this Guarantee, and no more frequently than every three months thereafter, by the amount specified in a certificate duly executed by the Affiliate in the form attached hereto as Exhibit 1. The Guaranteed Amount shall be reduced to zero upon the execution by the Affiliate of a Certificate in the form attached hereto as Exhibit 2.

4. In the event that the Minimum Work Obligation is not completed by the Completion Date, no later than three Business Days after written demand by the Affiliate, the Guarantor shall pay the Guaranteed Amount as of the Completion Date, in U.S. dollars, by wire transfer of immediately available funds to the account specified by the Affiliate. In the event that the Guarantor disputes any such demand, the Guarantor shall nonetheless pay the amount demanded, and, in the event that the dispute is resolved in the Guarantor's favor, the Affiliate shall repay the excess amount paid by the Guarantor, together with interest at a reasonable rate to be determined by mutual agreement by the Affiliate and the Guarantor or, if such agreement is not reached by the time an arbitral tribunal appointed pursuant to Clause 12 of this Guarantee makes an award, to be determined by the arbitral tribunal.

5. This Guarantee shall expire and shall be of no further force or effect if no demand for payment is made hereunder pursuant to Clause 4 within six months following the Completion Date, except that this Guarantee shall be reinstated and be in full force and effect if, and to the extent that, the Guaranteed Entity makes any payment to the Affiliate in respect of an amount guaranteed hereunder and such payment, or any portion thereof, is required to be returned to the Guaranteed Entity in accordance with any applicable bankruptcy, insolvency or similar law.

6. This Guarantee is irrevocable and unconditional and shall remain in full force and effect to the extent of the Guaranteed Amount at any given time, notwithstanding (a) any amendment or termination of the Agreement, (b) any extension of time or other concession granted by the Affiliate, or (c) any delay or failure by the Affiliate in pursuing any actions or remedies available against the Guarantor hereunder (except as provided in Clause 5) or against the Guaranteed Entity for failure to complete the Minimum Work Obligation or otherwise.

7. The provisions contained in Article 547 of the Commercial Code of Venezuela will be fully applicable to this Guarantee. Accordingly, the Affiliate shall have no obligation to pursue any remedy or take any action against or in respect of the Guaranteed Entity prior to enforcing its rights under this Guarantee directly against the Guarantor. In addition, the Guarantor may not claim that the Affiliate could have avoided or mitigated, in any manner or through any action,


--------------

(3) The amount to be included will be equal to the product of the Guaranteed Entity's Participation, and the value of the Minimum Work Obligation set forth in Section 4.4 of the Agreement. The value of the Minimum Work Obligation for each Area is set forth in the Final Tender Protocol.

         the damages resulting from the Guaranteed Entity's failure to complete the Minimum Work Obligation, or resort to any other guarantee held at any time in its favor, before proceeding against the Guarantor in connection with its obligations under this Guarantee. The Guarantor's obligations under this Guarantee shall be independent and absolute, and the Guarantor shall have no right of set-off or counterclaim with respect to any other claims it may have against the Affiliate or any other Person.

8. All of the obligations of the Guarantor set forth herein shall bind the Guarantor and its successors and permitted assigns. The Guarantor may not assign or delegate its duties or obligations hereunder without the prior written consent of the Affiliate, and any purported assignment or delegation without such consent shall be null and void. The Guarantor confirms that this Guarantee shall remain in effect with respect to any assignee of the Guaranteed Entity under the Agreement that is an Associated Entity of the Guaranteed Entity, and upon any such assignment the assignee shall be considered the Guaranteed Entity for all purposes hereunder to the extent of the assigned obligations. The Guarantor additionally confirms that any permitted assignee of all of the Affiliate's rights and obligations under Clause 27.3 of the Agreement may exercise all rights and remedies of the Affiliate under this Guarantee. No other person or entity shall be a beneficiary of this Guarantee or have or acquire any rights by reason of this Guarantee.

9. This Guarantee shall be governed by and construed in accordance with the laws of the Republic of Venezuela.

10. Any failure or delay by the Affiliate to exercise any right, in whole or in part, hereunder shall not be construed as a waiver of the right to exercise the same or any other right.

11. No amendment or modification of this Guarantee shall be effective unless in writing and signed by the Guarantor and the Affiliate.

12. Any dispute concerning the legal interpretation or construction of this Guarantee shall be settled exclusively and finally by arbitration. The arbitration shall be conducted in accordance with the Rules of the International Chamber of Commerce ("ICC"). The Affiliate shall select an arbitrator and the Guarantor shall select an arbitrator in accordance with the ICC Rules. The arbitrators so nominated shall then agree within 30 days on a third arbitrator to serve as Chairman. The arbitration shall be conducted in New York City (United States of America). Notwithstanding the foregoing, in the event that a dispute involves both the Guarantor and the Guaranteed Entity, arbitration shall be conducted in accordance with Clause 23.2 of the Agreement, as a single proceeding, and the Guarantor and the Guaranteed Entity shall jointly have the rights of the Guaranteed Entity under such Clause 23.2.

13. The Guarantor shall pay upon demand and presentation of invoices all reasonable and actual costs and expenses (including, without limitation, reasonable fees and expenses of counsel) incurred by the Affiliate in connection with the successful enforcement of this Guarantee.

14. All notices, demands, instructions, waivers or other communications to be provided pursuant to this Guarantee, and any consents contemplated in this Guarantee, shall be in writing in Spanish or English, shall be effective upon receipt, and shall be sent by personal delivery, courier, first class mail, facsimile or telex, to the following addresses:

         i)  If to the Guarantor, to:

         ii) If to the Affiliate, to:

                 [Affiliate name]
                 [Affiliate address]

         The addresses and telex and facsimile numbers for notices given pursuant to this Guarantee may be changed by means of a written notice given by the Affiliate or the Guarantor, as applicable, to the other at least 15 Business Days prior to the effective date of such change.

15. This Guarantee is being executed in both the Spanish language and the English language. The Spanish version shall constitute the binding version, and the English version is being executed as a matter of reference only.

16. This Guarantee may be executed in any number of counterparts, each of which shall be deemed to be an original.

This Guarantee has been duly executed by the Guarantor and the Affiliate by their respective officers thereunto duly authorized as of the ___ day of ___, 1997.

                                              [NAME OF GUARANTOR]

                                              By:
                                                 -----------------------------
                                              Name:
                                                   ---------------------------
                                              Title:
                                                    --------------------------
ACKNOWLEDGED AND ACCEPTED:

[NAME OF AFFILIATE]

By:
   -----------------------------
Name:
     ---------------------------
Title:
      --------------------------

                                                                       EXHIBIT 1


              [FORM OF AFFILIATE CERTIFICATE REDUCING GUARANTEED AMOUNT]

        Reference is made to the Guarantee (the "Guarantee"), dated as of _____, 1997, issued by __________, a __________, organized under the laws of _________, relating to the Operating Agreement (the "Agreement"), dated as of _____, 1997, among [name of Affiliate] ("the Affiliate") a sociedad anonima organized under the laws of the Republic of Venezuela, __________, a __________ organized under the laws of ______, and ________, a ____________ organized under the laws of _________. Capitalized terms used herein and not defined have the respective meanings set forth in the Guarantee or, to the extent not defined therein, in the Agreement.

        The undersigned, being duly authorized to execute this certificate on behalf of the Affiliate, hereby certifies that:

         (i) The amount in U.S. dollars specified in (a) below is either (1) the share allocable to the Guaranteed Entity of the amount that has been spent by the Contractors on the Minimum Work Obligation through the date of this certificate, or (2) a 10% reduction in the existing Guaranteed Amount due to Exploracion y Produccion EPIC, S.A. becoming a Party to the Agreement; and

         (ii) The Guaranteed Amount is to be reduced to the amount specified in (b) below, effective upon the execution of this certificate.

(a) Share or Dollar Amount Spent on                $_______________
Minimum Work Obligation or Reduction due to EPIC

(b) Remaining Guaranteed Amount                    $_______________

      This certificate has been duly executed by the undersigned as of the ___ day of ________ , 199__.

                                        [NAME OF AFFILIATE]



                                        By:
                                           -------------------------
                                        Name:
                                        Title:

                                                                      EXHIBIT 2

               [FORM OF AFFILIATE CERTIFICATE AS TO COMPLETION]

       Reference is made to the Guarantee (the "Guarantee"), dated as of __________, 1997, issued by __________, a __________, organized under the laws of _________, relating to the Operating Agreement (the "Agreement"), dated as of_________, 1997, among [name of Affiliate] ("the Affiliate"), a sociedad anonima organized under the laws of the Republic of Venezuela, _________, a ___________ organized under the laws of __________, and ____________, a
__________ organized under the laws of __________. Capitalized terms used herein and not defined have the respective meanings set forth in the Guarantee or, to the extent not defined therein, in the Agreement.

       The undersigned, being duly authorized to execute this certificate on behalf of the Affiliate, hereby certifies that:

         (i) The Minimum Work Obligation has been completed by the Contractors; and

         (ii) The Guaranteed Amount is to be reduced to zero, effective upon the execution of this certificate.

                 This certificate has been duly executed by the undersigned as of the __________ day of 199__.

                                                [NAME OF AFFILIATE]


                                                By:
                                                   -------------------------
                                                Name:
                                                Title:

ANNEX M-2


[Translation]

          [FORM OF FINANCIAL UNDERTAKING FOR MINIMUM WORK OBLIGATION]

         Reference is made to the Operating Agreement (the "Agreement") of even date herewith among [name of Affiliate] (together with its successors and assigns, the "Affiliate"), a sociedad anonima organized under the laws of the Republic of Venezuela, __________ (the "Undertaking Contractor"), a __________ organized under the laws of __________, and __________, a __________ organized under the laws of __________.

         With respect to the obligations assumed by the Undertaking Contractor under the Agreement, the Undertaking Contractor hereby agrees as follows:

1. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Agreement.

2. The Undertaking Contractor hereby unconditionally and irrevocably undertakes the payment of the Face Amount (as defined below) to the Affiliate if the Minimum Work Obligation is not completed by the earlier of
    (i) the date of termination of the Agreement and (ii) the date that is [ ](2) years following the Takeover Date (in either case, the "Completion Date"). The "Face Amount" shall initially be equal to U.S. $_______(3). The Face Amount shall be reduced no earlier than three months after the date of this Financial Undertaking, and no more frequently than every three months thereafter, by the amount specified in a certificate duly executed by the Affiliate in the form attached hereto as Exhibit 1. The Face Amount shall be reduced to zero upon the execution by the Affiliate of a Certificate in the form attached hereto as Exhibit 2.


------------------

(1) This Financial Undertaking may be provided in lieu of the letter of credit by pre-qualified companies who qualified financially under Categories "A" or "B" in the Third Operating Agreement Round and who will be signing the Operating Agreement directly (and not through an Associated Entity or Jointly Held Company).

(2) Insert period for completion of the Minimum Work Obligation from the Final Tender Protocol.

(3) The amount to be included will be equal to the product of the Undertaking Contractor's Participation, and the value of the Minimum Work Obligation set forth in Section 4.4 of the Agreement. The value of the Minimum Work Obligation for each Area is set forth in the Final Tender Protocol.

3. In the event that the Minimum Work Obligation is not completed by the Completion Date, no later than three Business Days after written demand by the Affiliate, the Undertaking Contractor shall pay the Face Amount as of the Completion Date, in U.S. dollars, by wire transfer of immediately available funds to the account specified by the Affiliate. In the event that the Undertaking Contractor disputes any such demand, it shall nonetheless pay the amount demanded, and, in the event that the dispute is resolved in the Undertaking Contractor's favor, the Affiliate shall repay the excess amount paid by the Undertaking Contractor, together with interest at a reasonable rate to be determined by mutual agreement by the Affiliate and the Undertaking Contractor or, if such agreement is not reached by the time an arbitral tribunal appointed pursuant to Clause 11 of this Financial Undertaking makes an award, to be determined by the arbitral tribunal.

4. This Financial Undertaking shall expire and shall be of no further force or effect if no demand for payment is made hereunder pursuant to Clause 3 within six months following the Completion Date.

5. The Financial Undertaking is irrevocable and unconditional and shall remain in full force and effect to the extent of the Face Amount at any given time, notwithstanding (a) any amendment or termination of the Agreement, (b) any extension of time or other concession granted by the Affiliate, or (c) any delay or failure by the Affiliate in pursuing any actions or remedies available against the Undertaking Contractor hereunder (except as provided in Clause 4) or under the Agreement for failure to complete the Minimum Work Obligation or otherwise.

6. The Undertaking Contractor may not claim that the Affiliate could have avoided or mitigated, in any manner or through any action, the damages resulting from the Undertaking Contractor's failure to complete the Minimum Work Obligation, or resort to any guarantee held at any time in its favor, before proceeding against the Undertaking Contractor in connection with its obligations under this Financial Undertaking. The Undertaking Contractor's obligations under this Financial Undertaking shall be independent and absolute, and the Undertaking Contractor shall have no right of set-off or counterclaim with respect to any other claims it may have against the Affiliate or any other Person.

7. All of the obligations of the Undertaking Contractor set forth herein shall bind the Undertaking Contractor and its successors and permitted assigns. The Undertaking Contractor may not assign or delegate its duties or obligations hereunder without the prior written consent of the Affiliate, and any purported assignment or delegation without such consent shall be null and void. The Undertaking Contractor agrees that in the event of any assignment under the Agreement to an Associated Entity of the Undertaking Contractor, it shall replace this Financial Undertaking with a guarantee in the form of Annex M-1 to the Agreement. The Undertaking Contractor additionally confirms that any permitted assignee of all of the Affiliate's rights and obligations under Clause 27.3 of the Agreement may exercise all rights and remedies of the Affiliate under this Financial Undertaking. No other person or entity shall be a beneficiary of this Financial Undertaking or have or acquire any rights by reason of this Financial Undertaking.

8. The Financial Undertaking shall be governed by and construed in accordance with the laws of the Republic of Venezuela.

9. Any failure or delay by the Affiliate to exercise any right, in whole or in part, hereunder shall not be construed as a waiver of the right to exercise the same or any other right.

10. No amendment or modification of this Financial Undertaking shall be effective unless in writing and signed by the Undertaking Contractor and the Affiliate.

11. Any dispute concerning the legal interpretation or construction of this Financial Undertaking shall be settled exclusively and finally by arbitration. The arbitration shall be conducted in accordance with the ICC Rules. The Affiliate shall select an arbitrator and the Undertaking Contractor shall select an arbitrator in accordance with the ICC Rules. The arbitrators so nominated shall then agree within 30 days on a third arbitrator to serve as Chairman. The arbitration shall be conducted in New York City (United States of America).

12. The Undertaking Contractor shall pay upon demand and presentation of invoices all reasonable and actual costs and expenses (including, without limitation, reasonable fees and expenses of counsel) incurred by the Affiliate in connection with the successful enforcement of this Financial Undertaking.

13. All notices, demands, instructions, waivers or other communications to be provided pursuant to this Financial Undertaking, and any consents contemplated in this Financial Undertaking, shall be in writing in Spanish or English, shall be effective upon receipt, and shall be sent by personal delivery, courier, first class mail, facsimile or telex, to the following addresses:

         i)  If to the Undertaking Contractor, to:

         ii) If to the Affiliate, to:

                 [Affiliate name]
                 [Affiliate address]

         The addresses and telex and facsimile numbers for notices given pursuant to this Financial Undertaking may be changed by means of a written notice given by the Affiliate or the Undertaking Contractor, as applicable, to the other at least 15 Business Days prior to the effective date of such change.

14. This Financial Undertaking is being executed in both the Spanish language and the English language. The Spanish version shall constitute the binding version, and the English version is being executed as a matter of reference only.

15. This Financial Undertaking may be executed in any number of counterparts, each of which shall be deemed to be an original.

This Financial Undertaking has been duly executed by the Undertaking Contractor and the Affiliate by their respective officers thereunto duly authorized as of the ___ day __________________,of 1997.

                                         [NAME OF UNDERTAKING CONTRACTOR]

                                         By:
                                            --------------------------
                                         Name:
                                              ------------------------
                                         Title:
                                               -----------------------


ACKNOWLEDGED AND ACCEPTED:

[NAME OF AFFILIATE]

By:
   --------------------------
Name:
     ------------------------
Title:
      -----------------------

                                                                       EXHIBIT 1

            [FORM OF AFFILIATE CERTIFICATE REDUCING FACE AMOUNT]

         Reference is made to the Financial Undertaking (the "Financial Undertaking"), dated as of ________________, 1997, issued by _______________, a ______________, organized under the laws of ________________, relating to the Operating Agreement (the "Agreement"), dated as of __________________, 1997, among [name of Affiliate] ("the Affiliate"), a sociedad anonima organized under the laws of the Republic of Venezuela, __________________, a __________________
organized under the laws of ___________________, and ___________________, a
________________ organized under the laws of ________________. Capitalized terms used herein and not defined have the respective meanings set forth in the Financial Undertaking or, to the extent not defined therein, in the Agreement.

         The undersigned, being duly authorized to execute this certificate on behalf of the Affiliate, hereby certifies that:

         (i)     The amount in U.S. dollars specified in (a) below is either
                 (1) the share allocable to the Undertaking Contractor of the amount that has been spent by the Contractors on the Minimum Work Obligation through the date of this certificate, or (2) a 10% reduction in the existing Face Amount due to Exploracion y Produccion EPIC, S.A. becoming a Party to the Agreement; and

         (ii)    The Face Amount is to be reduced to the amount specified in
                 (b) below, effective upon the execution of this certificate.

(a) Share of Dollar Amount Spent on             $ _______________
Minimum Work Obligation or Reduction due to EPIC

(b) Remaining Face Amount                       $ _______________

                 This certificate has been duly executed by the undersigned as of the ___ day of _______________ 199__.


                                        [NAME OF AFFILIATE]


                                         By:
                                            --------------------------
                                         Name:
                                         Title:

                                                                       EXHIBIT 2

              [FORM OF AFFILIATE CERTIFICATE AS TO COMPLETION]

             Reference is made to the Financial Undertaking (the "Financial Undertaking"), dated as of _________________, 1997, issued by ________________
a __________________, organized under the laws of _______________, relating to the Operating Agreement (the "Agreement"), dated as of __________________, 1997, among [name of Affiliate] ("the Affiliate"), a sociedad anonima organized under the laws of the Republic of Venezuela, _________________, a ________________
organized under the laws of __________________, and ___________________, a
___________________ organized under the laws of ________________. Capitalized terms used herein and not defined have the respective meanings set forth in the Financial Undertaking or, to the extent not defined therein, in the Agreement.

             The undersigned, being duly authorized to execute this certificate on behalf of the Affiliate, hereby certifies that:

        (i) The Minimum Work Obligation has been completed by the Contractors; and

        (ii) The Face Amount is to be reduced to zero, effective upon the execution of this certificate.

                This certificate has been duly executed by the undersigned as of the ____ day of ______________, 199__.



                                         [NAME OF AFFILIATE]



                                         By:
                                            --------------------------
                                         Name:
                                         Title:

                                    ANNEX N
                                AVAILABLE ASSETS
                                 BOQUERON AREA

         ASSETS TO BE OPERATED BY THE OPERATOR

         1.      BOQ-1 I flow station.

         2.      La Toscana manifold inlet.

ANNEX 0

[Translation]


            [FORM OF LETTER OF CREDIT FOR MINIMUM WORK OBLIGATION)

                    IRREVOCABLE STAND-BY LETTER OF CREDIT

                           Issued by [Name of Bank]


Date:___________
No.:____________


[Name of Affiliate]
[Affiliate Address)


Dear Sirs:

         1. [Name of Bank], a __________ organized under the laws of _________ (the "Issuer"), hereby establishes in favor of (name of Affiliate] (the "Affiliate"), a sociedad anonima organized under the laws of the Republic of Venezuela, its Irrevocable Standby Letter of Credit No. ______________ (this "Letter of Credit"), whereby the Issuer authorizes the Affiliate to draw hereunder, in a single drawing, the Face Amount of this Letter of Credit as of the date of drawing (determined in the manner set forth in Clause 3 of this Letter of Credit) by presentation of a Draft and a Drawing Certificate (each as defined below) at the Issuer's office specified in Clause 5 of this Letter of Credit, during the Drawing Period (as defined below).

         2. This Letter of Credit is being established in accordance with the Operating Agreement (the "Agreement "), dated ______, 1997, between the Affiliate, [Contractor #1], a ____________ organized under the laws of __________, and [Contractor #2], a _____________ organized under the laws of
__________.(1) Capitalized terms used herein (including in the Exhibits hereto) and not defined have the respective meanings set forth in the Agreement.

         3. The Face Amount of this Letter of Credit shall initially be U.S. $__________. The Face Amount shall be reduced upon presentation by the Affiliate to the Issuer of a certificate

---------------

(1)  Add or delete spaces as appropriate to reflect the number of Contractors.

(a "Reduction Certificate"), in the form set forth in Exhibit 1 hereto, specifying a new, lower Face Amount. A Reduction Certificate may be presented to the Issuer, and the Face Amount may be reduced, no more frequently than once every three months, beginning three months after the date of this Letter of Credit.

         4. The Face Amount of this Letter of Credit may be drawn by the Affiliate in the manner specified in Clause 5 of this Letter of Credit on any Banking Day during the period (the "Drawing Period") beginning at 9:00 a.m., New York City time, on __________, 19 ____,(2) and ending at 5:00 p.m., New York City time, on __________, ____.(3) A "Banking Day" is any day other than a Saturday, a Sunday or day on which commercial banks in New York City are authorized or required by law, regulation or executive order to close.

         5. A drawing may be made hereunder only by the presentation by the Affiliate to the Issuer of a sight draft of the Affiliate drawn on the Issuer in the form attached hereto as Exhibit 2 (a "Draft"), and a certificate executed by the Affiliate in the form attached hereto as Exhibit 3 (a "Drawing Certificate"). Presentation of a Draft and Drawing Certificate must be made at the Issuer's office in New York City located at __________, or at such other address in New York City as the Issuer may designate to the Affiliate by notice given in accordance with Clause 10 of this Letter of Credit.

         6. Upon the presentation by the Affiliate to the Issuer during the Drawing Period of the Draft and Drawing Certificate at the office of the Issuer designated pursuant to such Clause 5, the Issuer shall pay the Face Amount as of the date of presentation, by wire transfer of immediately available funds to the Affiliate's account with a financial institution in New York City designated in the Drawing Certificate. If presentation is duly made at or prior to 11:00 a.m., New York City time, on any Banking Day, payment shall be made by the Issuer at or prior to 5:00 p.m., New York City time, on the same Banking Day. If presentation is duly made after 11:00 a.m., New York City time, on any Banking Day, payment shall be made by the Issuer at or prior to 1:00 p.m., New York City time, on the immediately following Banking Day.

         7. This Letter of Credit shall expire upon the earliest of (i) _______,(4) (ii) the reduction of the Face Amount of this Letter of Credit to zero, (iii) the date on which the Affiliate presents to the Issuer a certificate executed by the Affiliate in the form attached hereto as Exhibit 4 (a "Completion Certificate"), and (iv) the indefeasible payment by the Issuer to the Affiliate in the manner set forth in Clause 6 of this Letter of Credit of the Face Amount upon a drawing properly made hereunder. Notwithstanding the foregoing, any drawing properly made

--------------


(2)  Insert the date of the Effective Date.

(3) Insert the date that is six months after the last day of the period set forth in Clause 4.3 of the Agreement.

(4)  Insert the date of the expiration of the Drawing Period.

hereunder prior to the expiration of this Letter of Credit shall be honored by the Issuer. Notwithstanding anything contained in Article 17 of the Uniform Customs (defined below) or herein, in the event that the Issuer's office designated in Clause 5 of this Letter of Credit is closed on the date set forth in (i) of this Clause 7, the expiration date of this Letter of Credit and the Drawing Period shall be extended to the next Banking Day on which such office is open.

         8. This Letter of Credit may only be drawn by, and other rights hereunder may only be exercised by, the Affiliate, unless and until the Issuer receives a certificate in the form attached hereto as Exhibit 5 (a "Transfer Certificate") from the Affiliate designating a Person that is an assignee of the rights and obligations of the Affiliate under Clause 27.3 of the Agreement. Upon the delivery of a Transfer Certificate by the Affiliate to the Issuer, the assignee named in the Transfer Certificate (and only such assignee) shall be considered "the Affiliate" for all purposes hereunder (including for purposes of this Clause 8). This Letter of Credit is a "transferable credit" within the meaning of Article 48(a) of the Uniform Customs, and may be transferred in accordance with this Clause 8, notwithstanding anything to the contrary contained in Article 48(g) of the Uniform Customs.

         9. This Letter of Credit is subject to the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500 (the "Uniform Customs"). As to matters not covered by the Uniform Customs, this Letter of Credit shall be governed by, and construed in accordance with, the laws of the State of New York, including without limitation
Article 5 of the Uniform Commercial Code as in effect in the State of New York.

         10. All notices, demands, instructions, waivers or other communications to be provided pursuant to this Letter of Credit shall be in writing in English, shall be effective upon receipt, and shall be sent by personal delivery, courier, first class mail, facsimile or telex, to the following addresses:

         i)  If to the Issuer, to:

         ii) If to the Affiliate, to:

                         [Affiliate name]
                         [Affiliate address]

The addresses and telex and facsimile numbers for notices given pursuant to this Letter of Credit may be changed by the Issuer or the Affiliate by means of a written notice given to the other at least 15 Banking Days prior to the effective date of such change.

         11. This Letter of Credit sets forth in full the Issuer's undertaking, and such undertaking shall not in any way be modified or amended by reference to any document, instrument or agreement referred to herein, except the Draft, the Drawing Certificate, any Transfer Certificate, any Completion Certificate and any Reduction Certificate.

                                         Very truly yours,

                                         [NAME OF BANK]

                                         By:
                                            ----------------------------
                                         Name:
                                         Title:

                                                                       EXHIBIT 1


                        (FORM OF REDUCTION CERTIFICATE)

                          Reference is made to the Irrevocable Standby Letter of
Credit (the "Letter of Credit"), No.             dated            , issued by
             in favor of the Affiliate. Capitalized terms used herein and not defined have the respective meanings set forth or incorporated by reference in the Letter of Credit.

                 The undersigned, being duly authorized to execute this certificate on behalf of the Affiliate, hereby certifies that:

         (i)     The amount in U.S. dollars specified in (a) below is either
                 (1) the share allocable to the Face Amount of the Letter of Credit of the amount that has been spent by the Contractors on the Minimum Work Obligation through the date of this certificate, or (2) a 10% reduction in the existing Face Amount of the Letter of Credit due to Exploracion y Produccion EPIC, S.A. becoming a Party to the Agreement; and

         (ii) The Face Amount of the Letter of Credit is to be reduced to an amount equal to the Remaining Face Agreement specified in (b) below, effective as of the date of this certificate set forth below.

(a) Share of Dollar Amount Spent on                $_______________
Minimum Work Obligation or Reduction
due to EPIC

(b) Remaining Face Amount                          $________________

         This certificate has been duly executed by the undersigned as of the __________ day of________, 199_.

                                        [NAME OF AFFILIATE]

                                        By:
                                           ------------------------
                                        Name:
                                        Title:

                                                                       EXHIBIT 2

                                [FORM OF DRAFT]

                          Letter of Credit No._______
                              [New York, New York]
                                [Date of Draft]

At sight

PAY TO THE ORDER OF [NAME OF Affiliate](1) the sum of U.S. $__________ (_______________ U.S. Dollars), FOR VALUE RECEIVED. DRAWN UNDER [NAME
OF ISSUER] IRREVOCABLE STANDBY LETTER OF CREDIT NO.                 .

                                        [NAME OF AFFILIATE](1)

                                        By:
                                           ---------------------------
                                        Name:
                                        Title:

To: [Name of Issuer].
    [Address of Issuer]



----------------

(1) If the Letter of Credit is assigned pursuant to Clause 8 of the Letter of Credit, substitute the name of the assignee.

                                                                       EXHIBIT 3



                         [FORM OF DRAWING CERTIFICATE]

                Reference is made to the Irrevocable Standby Letter of Credit (the "Letter of Credit"), No. ____________ dated _____________, issued by ________ in favor of [name of Affiliate]. Capitalized terms used herein and not defined have the respective meanings set forth or incorporated by reference in the Letter of Credit.

                 The undersigned, being duly authorized to execute this certificate on behalf of the Affiliate, hereby certifies that:

         (i) the Agreement has terminated without completion of the Minimum Work Obligation;

         (ii) the period specified for the completion of the Minimum Work Obligation under Clause 4.3 of the Agreement has expired without completion of the Minimum Work Obligation; or

         (iii) the Minimum Work Obligation has not been completed by the Contractors as of 15 days prior to [date](5) (the "Renewal Date") and the Letter of Credit has not been either:

                 (a) amended to extend the last day of the Drawing Period to the last day of the period specified for the completion of the Minimum Work Obligation in the first sentence of Clause 4.3 of the Agreement (or, if such date is not known, a date at least two years following the Renewal Date); or

                 (b) replaced by a new irrevocable stand-by letter of credit
                 that is (i) issue by [       ](6) or another bank or financial
                 institution having a branch in New York City, the long-term unsecured senior debt obligations of which are rated at least "A" by Standard & Poor's Ratings Group or by Moody's Investors Services, Inc., (ii) payable at a branch of such bank or financial institution in New York City, (iii) in the form of the Letter of Credit (except for relevant dates), (iv) provides for a Drawing Period that ends on the last day of the period specified for the completion of the Minimum Work Obligation in the first sentence of Clause 4.3 of the Agreement (or, if such date is not known, a date at least two years following the Renewal Date), and (v) in an amount equal to the Face Amount of the Letter of Credit as of the Renewal Date.

---------------

(5)Insert the last day of the Drawing Period set forth in Clause 4 of the Letter of Credit.

(6)Insert name of the Issuer of the Letter of Credit.

         Payment of the current Face Amount of the Letter of Credit is to be made by the Issuer to the following account:


                 [insert details for account in New York City]


         This certificate has been duly executed by the undersigned as of the _____ day of _________ 199__.

                                            [NAME OF AFFILIATE]

                                            By:
                                               ------------------------------
                                            Name:
                                            Title:

                                                                       EXHIBIT 4

                        [FORM OF COMPLETION CERTIFICATE]

        Reference is made to the Irrevocable Standby Letter of Credit (the "Letter of Credit") No. ________, dated ________, issued by in favor of [name of Affiliate]. Capitalized terms used herein and not defined have the respective meanings set forth or incorporated by reference in the Letter of Credit.

        The undersigned, being duly authorized to execute this certificate on behalf of the Affiliate, hereby certifies that:

         (i) The Minimum Work Obligation has been completed by the Contractors or the Letter of Credit has been replaced by an irrevocable stand-by letter of credit as described in paragraph (iii) (b) of the Drawing Certificate; and

         (ii) The Letter of Credit shall expire as of the date of this Certificate.

                 This certificate has been duly executed by the undersigned as of the day of________ 199__.

                                        [NAME OF AFFILIATE]

                                        By:
                                           --------------------------
                                        Name:
                                        Title:

                                                                       EXHIBIT 5

                         [FORM OF TRANSFER CERTIFICATE]


         Reference is made to the Irrevocable Standby Letter of Credit (the "Letter of Credit"), No. _________, dated ________, issued by ____________ in favor of [name of Affiliate]. Capitalized terms used herein and not defined have the respective meanings set forth or incorporated by reference in the Letter of Credit.

        The undersigned, being duly authorized to execute this certificate on behalf of the Affiliate, hereby certifies that:

             (i) The Affiliate has transferred its rights and obligations under the Agreement to __________ (the "Transferee"), a ________ organized under the laws of __________; and

             (ii) The Affiliate has transferred all of its rights (including without limitation the rights described in Article 48(d) of the Uniform Customs) under the Letter of Credit to the Transferee.

        All notices, demands, instructions, waivers or other communications to be provided to the Transferee pursuant to Clause 10 of the Letter of Credit shall be sent to the following address:

                           [insert notice address]

        This certificate has been duly executed by the undersigned as of the ________ day of_______, 199__.

                                             [NAME OF AFFILIATE]

                                             By:
                                                ----------------------
                                             Name:
                                             Title:

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